Filed pursuant to Rule 424(b)(2)

Registration Statement No. 333-180020
333-180020-01
333-180020-02

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 9, 2012)

Prudential Financial

Retail Medium-Term Notes

Prudential Financial, Inc.

We may offer to sell, from time to time, our Prudential Financial Retail Medium-Term Notes, which may include Prudential Financial InterNotes®, and which we refer to together as the “notes”. The specific terms of the notes will be set prior to the time of sale and described in a pricing supplement. You should read this prospectus supplement, the accompanying prospectus, the applicable pricing supplement and any other offering material carefully.

We may offer the notes to or through agents for resale. The applicable pricing supplement will specify the purchase price, agent discounts and commissions and net proceeds for any particular offering of notes. We also may offer the notes directly. We have not set a date for termination of our offering.

The agents have advised us that from time to time they may purchase and sell notes in the secondary market, but they are not obligated to make a market in the notes and may suspend or completely stop that activity without any notice at any time. Unless otherwise specified in connection with a particular offering, we will not list the notes on any securities exchange or make them available for quotation on any quotation system.

Investing in the notes involves certain risks, including those described in the “Risk Factors” section beginning on page S-7 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the notes or passed upon the accuracy or adequacy of this prospectus supplement, the accompanying prospectus, any pricing supplement or any other offering material. Any representation to the contrary is a criminal offense.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of any note. In addition, we or any of our affiliates may use this prospectus supplement in a remarketing or other resale transaction involving any note after its initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale or at other prices.

Retail Medium-Term Notes Lead Manager and Lead Agent

BofA Merrill Lynch

Retail Medium-Term Notes Agents

Barclays Capital	Citigroup	Credit Suisse	Deutsche Bank
Fidelity Capital Markets, a division of National Financial Services LLC	Incapital LLC	J.P. Morgan	Morgan Stanley
Muriel Siebert & Co., Inc. Wells Fargo Advisors, LLC	Ramirez & Co., Inc.	RBC Capital Markets	UBS Investment Bank

InterNotes® Joint Lead Managers and Lead Agents

BofA Merrill Lynch	Incapital LLC
InterNotes® Agents

Barclays Capital	Citigroup	Credit Suisse	Deutsche Bank
Fidelity Capital Markets, a division of National Financial Services LLC	J.P. Morgan	Morgan Stanley	Muriel Siebert & Co., Inc.
Ramirez & Co., Inc.	RBC Capital Markets	UBS Investment Bank	Wells Fargo Advisors, LLC

Prospectus Supplement dated March 9, 2012.

InterNotes® is a registered servicemark of Incapital Holdings LLC

We are responsible only for the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, any pricing supplement and in any related free-writing prospectus we prepare or authorize. We and the agents have not authorized anyone to provide you with different or additional information. Neither we nor the agents take responsibility for any other information or representations that others may give you. This prospectus supplement, the accompanying prospectus, any pricing supplement and any related free-writing prospectus are an offer to sell only the securities they describe, but only under circumstances and in jurisdictions where it is lawful to do so. The information provided by or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement or other offering material may only be accurate on the date of the document containing the information. Our business, financial condition, results of operations and prospects may have changed since their respective dates.

Any investor purchasing the notes in this offering is solely responsible for ensuring that any offer or resale of the notes it purchased in this offering occurs in compliance with applicable laws and regulations.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE PRICING SUPPLEMENTS

Except as the context otherwise requires or as otherwise specified in this prospectus supplement or the accompanying prospectus, as used in this prospectus supplement, dated March 9, 2012, and the prospectus, dated March 9, 2012, the terms the “Company,” “Prudential Financial, Inc.,” “Prudential,” “we,” “us” and “our” refer to Prudential Financial, Inc. only and not to any of its consolidated subsidiaries. References in this prospectus supplement to “U.S. dollars” or “U.S. $” or “$” are to the currency of the United States of America.

We may use this prospectus supplement, together with the accompanying prospectus, a pricing supplement or any other offering material, to offer notes from time to time.

This prospectus supplement sets forth certain terms of the notes that we may offer. It supplements the description of the notes contained in the accompanying prospectus, where the notes are included in the defined term “debt securities.” If information in this prospectus supplement is inconsistent with that in the accompanying prospectus, this prospectus supplement will apply and you should not rely on the information in the prospectus.

Each time we issue notes, we will attach a pricing supplement to this prospectus supplement. We and the agents may also provide you with other material relating to an offering of notes. For each offering, we will provide to you the specific description of the notes being offered and the terms of the offering. In connection with each offering, we may also add, update or change information in this prospectus supplement or the accompanying prospectus. Information in the pricing supplement or any other offering material that you have been provided will replace any inconsistent information in this prospectus supplement, including any changes in the method of calculating interest on any note. In those circumstances, you should not rely on the information in this prospectus supplement or the accompanying prospectus.

When we refer to the prospectus, we mean the prospectus that accompanies this prospectus supplement. When we refer to a pricing supplement, we mean the pricing supplement we file with respect to a particular note.

Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or pricing supplement, that information may also be supplemented in other offering material provided to you.

You should read and consider all information contained in this prospectus supplement, the accompanying prospectus, the applicable pricing supplement or any other offering material.

INCORPORATION BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the “SEC”. Our SEC filings are available to the public over the Internet on the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is traded on the New York Stock Exchange under the symbol “PRU”. You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows us to incorporate by reference the information in the documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. Information furnished under Item 2.02 and Item 7.01 of our Current Reports on Form 8-K is not incorporated by reference in this prospectus supplement and accompanying prospectus. In addition to the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as listed in the accompanying prospectus, we incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act:

•	Annual Report on Form 10-K for the year ended December 31, 2011;

•	Definitive proxy statement filed on March 22, 2011, pursuant to Section 14 of the Exchange Act;

•	Definitive additional materials filed on April 29, 2011, pursuant to Section 14 of the Exchange Act; and

•	Current Reports on Form 8-K filed on May 11, 2011, October 12, 2011, January 13, 2012 and February 15, 2012.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary

Prudential Financial, Inc.

751 Broad Street

Newark, New Jersey 07102

(973) 802-6000.

All references to websites in this prospectus supplement, the accompanying prospectus, any applicable pricing supplement or any offering material are inserted as inactive textual references to the “uniform resource locator”, or “URL”, and are for your informational reference only. Information on those referenced websites is not incorporated by reference in this prospectus supplement, the accompanying prospectus, any applicable pricing supplement or any other offering material.

SUMMARY DESCRIPTION OF NOTES

This section summarizes the legal and financial terms of the Prudential Financial Retail Medium-Term Notes and Prudential Financial InterNotes® that are described in more detail in “Description of Retail Medium-Term Notes” and “Description of InterNotes®.” Final terms of any particular notes will be determined at the time of sale and will be contained in the pricing supplement relating to those notes. The terms of the notes appearing in that pricing supplement may vary from, and if they do vary, will supersede, the terms contained in this summary and in “Description of Retail Medium-Term Notes” and “Description of InterNotes®.” In addition, you should read the more detailed information appearing elsewhere in this prospectus supplement, the prospectus and in that pricing supplement.

Issuer	Prudential Financial, Inc., 751 Broad Street, Newark, New Jersey 07102; phone (973) 802-6000

Retail Medium-Term Notes Purchasing Agent	As specified in the applicable pricing supplement.

Retail Medium-Term Notes Lead Manager and Lead Agent	Merrill Lynch, Pierce, Fenner & Smith Incorporated

Retail Medium-Term Notes Agents	Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Fidelity Capital Markets Services, a division of National Financial Services LLC, Member NYSE, SIPC, Incapital LLC, J.P. Morgan Securities LLC., Morgan Stanley & Co. LLC, Muriel Siebert & Co. Inc., RBC Capital Markets LLC, Samuel A. Ramirez & Co., Inc., UBS Securities LLC and Wells Fargo Advisors, LLC

InterNotes® Purchasing Agent	Incapital LLC. Incapital LLC and the Retail Medium-Term Notes Purchasing Agent are referred to together herein as the “Purchasing Agents.”

InterNotes® Joint Lead Managers and Lead Agents	Merrill Lynch, Pierce, Fenner & Smith Incorporated and Incapital LLC

InterNotes® Agents	Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Fidelity Capital Markets Services, a division of National Financial Services LLC, Member NYSE, SIPC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Muriel Siebert & Co. Inc., RBC Capital Markets LLC, Samuel A. Ramirez & Co., Inc., UBS Securities LLC and Wells Fargo Advisors, LLC

Titles of Notes	Prudential Financial Retail Medium-Term Notes and Prudential Financial InterNotes®

Denominations	The notes will be issued and sold in denominations of $1,000 and multiples of $1,000 in excess thereof.

Status	The notes will be our direct, unsecured, senior obligations and will rank equally with all of our other unsecured, senior indebtedness from time to time outstanding. The notes will be junior to any existing and future indebtedness of any of our subsidiaries unless the terms of that indebtedness provide otherwise.

Maturities	Each note will mature one year or more from its date of original issuance.

Interest	Except for zero coupon notes, each note will bear interest from its date of original issuance at a fixed or floating rate that may be determined by reference to one or more base interest rates or one or more indices, which in turn may be adjusted by a spread and/or a spread multiplier and may be subject to a maximum interest rate and/or a minimum interest rate, in each case as specified in the applicable pricing supplement. The base rates include:

•	the CD rate,

•	the commercial paper rate,

•	the constant maturity swap rate,

•	the CMT rate,

•	LIBOR,

•	the prime rate,

•	the treasury rate,

•	the eleventh district cost of funds rate,

•	the federal funds rate and

•	any other domestic or foreign interest rate as we may describe in the note and applicable pricing supplement.

Any indexed notes may bear interest that is determined by reference to one or more commodities, securities, interest rates or any other financial, economic or other measures or instruments or indices or baskets of any of these items as may be described in the note and applicable pricing supplement.

Interest on each note will be payable either monthly, quarterly, semi-annually or annually on each interest payment date and on the stated maturity date. Interest also will be paid on the date of redemption or repayment if a note is redeemed or repurchased prior to its stated maturity in accordance with its terms. We may also issue amortizing notes from time to time.

Principal	The principal amount of each note will be payable on its stated maturity date or upon earlier redemption or repayment at the corporate trust office of the paying agent, which is initially the trustee, or at any other place we may designate.

The amount of principal of indexed notes payable at maturity may be determined by reference to one or more commodities, securities, interest rates or any other financial, economic or other measures or instruments or indices or baskets of any of these items as may be described in the note and applicable pricing supplement.

Redemption and Repayment	Unless otherwise stated in the applicable pricing supplement, a note will not be redeemable at our option or be repayable at the option of the holder prior to its stated maturity date. The notes will not be subject to any sinking fund.

Survivor’s Option	Some notes may contain a provision permitting the optional repayment of those notes prior to stated maturity, if requested by the authorized representative of the beneficial owner of those notes, following the death of the beneficial owner of the notes, so long as the notes were owned by the beneficial owner or his or her estate at least six months prior to the request. This feature is referred to as a “Survivor’s Option.” Your notes will not be repaid in this manner unless the pricing supplement for your notes provides for the Survivor’s Option. The right to exercise the Survivor’s Option is subject to limits set by us on (1) the permitted dollar amount of total exercises by all holders of notes in any calendar year, and (2) the permitted dollar amount of an individual exercise by a holder of a note in any calendar year. Additional details on the Survivor’s Option are described in the sections entitled “Description of Retail Medium-Term Notes—Survivor’s Option” and “Description of InterNotes®—Survivor’s Option”.

Additional Issuances	The notes will not contain any limitations on our ability to issue additional Retail Medium-Term Notes, InterNotes® or any other indebtedness.

Sale and Clearance	Notes will be issued in book-entry only form and will clear through The Depository Trust Company, unless otherwise specified in the applicable pricing supplement. We do not intend to issue notes in certificated form except in the limited circumstances described in this prospectus supplement or the applicable pricing supplement.

Trustee and Paying Agent	The trustee for the notes is The Bank of New York Mellon, as successor to JPMorgan Chase Bank N.A., under an indenture, dated as of April 25, 2003 between us and the trustee, as amended and supplemented. Citibank, N.A. will act as paying agent.

Selling Group	The Retail Medium-Term Notes and the InterNotes® agents and dealers comprising the selling groups are broker-dealers and securities firms. The agents, including the Purchasing Agents, of each respective selling group have entered into Selling Agent Agreements with us, each dated March 9, 2012, which we refer to together as the “Selling Agent Agreements”. Dealers who are members of the respective selling groups have executed a master selected dealer agreement with their respective Purchasing Agents.

The agents and dealers have agreed to market and sell the notes in accordance with the terms of those respective agreements and all other applicable laws and regulations. You may contact the Retail Notes Purchasing Agent at the e-mail address specified in the applicable pricing supplement, and the InterNotes® Purchasing Agent at info@incapital.com for a list of the respective selling group members.

Use of Proceeds	Unless otherwise specified in the applicable pricing supplement, we intend to use the net proceeds from the sales of notes for the purpose of purchasing funding agreements from one of our subsidiaries, The Prudential Insurance Company of America, or for general corporate purposes, including making loans and capital contributions to our affiliates.

RISK FACTORS

You should carefully consider the risks described in this section of this prospectus supplement, in the accompanying prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2011 and other periodic reports that are incorporated by reference herein. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes, about our financial condition, operations and business or about financial matters in general. You should not purchase the notes unless you understand, and know that you can bear, these risks. Although we discuss key risks in our risk factor descriptions, new risks may emerge in the future, which may prove to be important. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

An investment in the notes involves risks related to the fact that we are a holding company. We summarize these risks under “Description of Debt Securities We May Offer—We Are a Holding Company” in the accompanying prospectus.

Our credit ratings may not reflect all risks of an investment in the notes.

Our credit ratings are an assessment of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. Our credit ratings, however, may not reflect the potential impact of risks related to market or other factors discussed in this prospectus supplement on the value of the notes.

An investment in indexed notes entails significant risks not associated with a similar investment in fixed or conventional floating rate debt securities.

An investment in notes that are indexed, as to interest and/or principal, to commodities, securities, baskets of securities or securities indices, interest rates, financial, economic or other measures or other indices, either directly or inversely, entails significant risks that are not associated with similar investments in a fixed rate or conventional floating rate debt security.

These risks include the possibility that an index or indices may be subject to significant changes and that the resulting interest rate will be less than that payable on a fixed or conventional floating rate debt security issued by us at the same time. These risks depend on a number of interrelated factors, including economic, financial and political events, over which we have no control.

Additionally, if the formula used to determine the amount of interest payable with respect to such notes contains a multiplier or leverage factor, the effect of any change in the applicable index or indices will be magnified. In recent years, values of certain indices have been highly volatile, and such volatility may be expected to continue in the future. Fluctuations in the value of any particular index that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur in the future.

The secondary market, if any, for indexed notes will be affected by a number of factors independent of our creditworthiness and the value of the applicable index or indices, including the complexity and volatility of the index or indices, the method of calculating the interest in respect of indexed notes, the time remaining to the maturity of such notes, the outstanding amount of such notes, any redemption features of such notes, the amount of other debt securities linked to such index or indices and the level, direction and volatility of market interest rates generally. Such factors also will affect the market value of indexed notes.

In addition, certain notes may be designed for specific investment objectives or strategies and, therefore, may have a more limited secondary market and experience more price volatility than conventional debt securities. Investors may not be able to sell such notes readily or at prices that will enable them to realize their anticipated yield. You should not purchase such notes unless you understand and are able to bear the risks that such notes may not be readily saleable, that the value of such notes will fluctuate over time and that such fluctuations may be significant.

Finally, our credit ratings may not reflect the potential impact of all risks related to structure and other factors on the market value of the notes. Accordingly, prospective investors should consult their own financial and legal advisors as to the risks an investment in the notes may entail and the suitability of the notes in light of their particular circumstances.

We may choose to redeem notes when prevailing interest rates are relatively low.

If your notes will be redeemable at our option, we may choose to redeem your notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. Our redemption right also may adversely impact your ability to sell your notes as the optional redemption date or period approaches.

Any Survivor’s Option may be limited in amount.

We will have a discretionary right to limit the aggregate principal amount of notes subject to any Survivor’s Option that may be exercised in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the principal amount of all notes outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of notes subject to the Survivor’s Option that may be exercised in such calendar year on behalf of any individual deceased beneficial owner of notes. Accordingly, no assurance can be given that exercise of the Survivor’s Option for a desired amount will be permitted in any single calendar year.

The notes may have limited or no liquidity.

There is currently no secondary market for the notes, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will continue or that it will be sufficiently liquid to allow you to resell your notes when you want or at a price that you wish to receive for your notes.

Risks Related to an Investment in Inflation-Linked Notes

Historical changes in the CPI are not necessarily indicative of future changes.

Movements in the U.S. Consumer Price Index, or “CPI,” that have occurred in the past are not necessarily indicative of changes that may occur in the future, which may be wider or more confined than those that have occurred historically. As reported by the Bureau of Labor Statistics of the U.S. Department of Labor, the CPI is a measure of the average change in consumer prices over time in a fixed market basket of goods and services. In calculating the CPI, price changes for the various items are averaged together with weights that represent their relative importance in the spending of urban households in the United States. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically to take into account changes in consumer expenditure patterns. Changes in the level of the CPI are a function of the changes in specified consumer prices over time, which result from the interaction of many factors that we, the agents and their affiliates do not control and cannot foresee. In addition, changes in the way the CPI is calculated could reduce the level of the CPI and lower the interest payments with respect to inflation-linked notes. Investors should not rely on any historical changes or trends in the CPI as an indicator of future changes in the CPI. Changes in the CPI will impact the rate of interest payable on inflation-linked notes but it is impossible to predict whether the level of the CPI will rise or fall.

During periods of reduced inflation or deflation, the interest rate applicable to the inflation-linked notes for any interest payment period could be as low as zero.

During periods of reduced inflation, the amount of interest payable on inflation-linked notes will decrease, and during periods in which year-over-year inflation is negative, which we refer to as deflation, the applicable interest rate on the notes for such interest periods will be less than the applicable spread and as low as zero. Therefore, for example, if the applicable spread over the inflation index adjustment were 2.00% and the inflation index adjustment were to decrease to 1.00% based on the observed change in the CPI, the interest rate in that period would be 2.00% above the inflation index adjustment, or 3.00%. In a period of deflation, the inflation index adjustment would be negative, which then could result in an interest rate below the applicable spread and as low as zero. For example, if the applicable spread over the inflation index adjustment were 2.00% and the inflation index adjustment were -1.00%, the interest rate in that period would be 1.00%, and if the inflation index adjustment were -2.00%, the interest rate in that period would be zero. The calculation of the inflation index adjustment in respect of the CPI incorporates an approximate three-month lag, as described under “Description of Retail Medium-Term Notes—Indexed Retail Medium-Term Notes—Inflation-Linked Rate” and “Description of InterNotes®—Indexed InterNotes®—Inflation-Linked Rate,” which will affect the amount of interest payable on inflation-linked notes and may have an impact on the trading prices of inflation-linked notes, particularly during periods of significant and rapid changes in the CPI.

The yield on inflation-linked notes may be lower than the yield on a standard debt security of comparable maturity.

The amounts we will pay you on interest payment dates and the maturity date may be less than the return you could have earned on other investments. Because the level of the CPI as of each interest payment date may be less than, equal to or only somewhat greater than its value as of the previous interest payment date, the effective yield to maturity on inflation-linked notes may be less than that which would be payable on a conventional fixed-rate, non-callable debt security of Prudential Financial, Inc. of comparable maturity. In addition, any such return may not fully compensate you for any opportunity cost to you when other factors relating to the time value of money are taken into account.

We are acting as the calculation agent for inflation-linked notes, which could result in a conflict of interest.

Because we are acting as the calculation agent for inflation-linked notes, potential conflicts of interest may exist between us and you, including with respect to certain determinations and judgments that we as calculation agent must make in determining amounts due to you.

USE OF PROCEEDS

Unless otherwise specified in the applicable pricing supplement, we intend to use the net proceeds from the sales of notes for the purpose of purchasing funding agreements from one of our subsidiaries, The Prudential Insurance Company of America, or for general corporate purposes, including making loans and capital contributions to our affiliates.

We will receive the net proceeds only from sales of the notes made in connection with their original issuance. We have not received, and do not expect to receive, any proceeds from resales of the notes by any of the agents named on the cover of this prospectus supplement or any of our affiliates in remarketing or other resale transactions.

DESCRIPTION OF RETAIL MEDIUM-TERM NOTES

Investors should carefully read the description of the terms and provisions of our debt securities and our senior debt securities indenture under “Description of Debt Securities We May Offer” in the accompanying prospectus. That section, together with this prospectus supplement, the applicable pricing supplement and any other offering material, summarizes all the material terms of our senior debt securities indenture and the Prudential Financial Retail Medium-Term Notes. They do not, however, describe every aspect of our senior debt securities indenture and the Retail Medium-Term Notes. For example, in this section entitled “Description of Retail Medium-Term Notes,” the accompanying prospectus and the applicable pricing supplement, we use terms that have been given special meanings in our senior debt securities indenture, but we describe the meanings of only the more important of those terms. Unless otherwise specified in connection with a particular offering, the Retail Medium-Term Notes will have the terms described below. Capitalized terms used but not defined below have the meanings given to them in the prospectus and in the indenture relating to the notes.

The Retail Medium-Term Notes being offered by this prospectus supplement, the prospectus and the applicable pricing supplement will be issued under an indenture, dated as of April 25, 2003, between us and The Bank of New York Mellon, as successor to JPMorgan Chase Bank N.A., as amended and supplemented. The indenture is more fully described in the prospectus. The indenture does not limit the aggregate amount of debt securities that may be issued under it and provides that the debt securities may be issued under it from time to time in one or more series. The following statements are summaries of the material provisions of the indenture and the Retail Medium-Term Notes. These summaries do not purport to be complete and are qualified in their entirety by reference to the indenture, including for the definitions of certain terms. The Retail Medium-Term Notes and the InterNotes® together constitute a single series of debt securities for purposes of the indenture.

Retail Medium-Term Notes issued in accordance with this prospectus supplement, the prospectus and the applicable pricing supplement will have the following general characteristics:

•	the notes will be our direct, unsecured, senior obligations and will rank equally with all of our other unsecured, senior indebtedness from time to time outstanding;

•	the notes will be effectively subordinated to any existing and future indebtedness of any of our subsidiaries unless the terms of that indebtedness provide otherwise;

•	the notes may be offered from time to time by us through the Purchasing Agent and each note will mature on a day that is at least one year from its date of original issuance;

•	each note will bear interest from its date of original issuance at a fixed or floating rate;

•	the notes will not be subject to any sinking fund; and

•	the minimum denomination of the notes will be $1,000, unless otherwise stated in the applicable pricing supplement.

In addition, the pricing supplement relating to each offering of Retail Medium-Term Notes will describe specific terms of the notes, including:

•	the Purchasing Agent;

•	whether the note is a fixed rate note, a floating rate note or an indexed note;

•	whether the note is an amortizing note;

•	whether the note is an original issue discount note and the yield to maturity;

•	the price, which may be expressed as a percentage of the aggregate initial public offering price of the notes, at which the notes will be issued to the public;

•	the date on which the notes will be issued to the public;

•	the stated maturity date of the notes;

•	if the note is a fixed rate note, the rate per year at which the notes will bear interest;

•

if the note is a floating rate note, the interest rate basis, the initial interest rate, the interest determination date, the interest reset dates, the interest payment dates, the index maturity, the maximum interest rate and the minimum interest rate, if any, and the spread and/or spread multiplier, if any, and any other terms relating to the particular method of calculating the interest rate for the note; see “—Floating Rate Retail Medium-Term Notes” for an explanation of the terms relating to floating rate notes;

•	if the note is an indexed note, the amount of interest, if any, we will pay the holder on an interest payment date or the formula used to calculate these amounts, if any;

•	the interest payment frequency;

•	the purchase price, Purchasing Agent’s discount and net proceeds to us;

•	whether the authorized representative of the holder of a beneficial interest in the note will have the right to seek repayment upon the death of the holder as described under “—Survivor’s Option;”

•	if the notes may be redeemed at our option or repaid at the option of the holder prior to its stated maturity date, the provisions relating to any such redemption or repayment;

•	any special U.S. federal income tax consequences of the purchase, ownership and disposition of the notes; and

•	any other significant terms of the notes not inconsistent with the provisions of the indenture.

We may at any time purchase Retail Medium-Term Notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Payment of Principal and Interest

Unless otherwise specified in the applicable pricing supplement, payments of principal of and interest on the Retail Medium-Term Notes will be made in accordance with the arrangements then in place between the paying agent and The Depository Trust Company, or the “DTC”, and its participants as described under “Registration and Settlement—The Depository Trust Company.” Payments in respect of any notes in certificated form will be made as described under “Registration and Settlement—Registration, Transfer and Payment of Certificated Notes.”

Interest on each Retail Medium-Term Note will be payable either monthly, quarterly, semi-annually or annually on each interest payment date and at the note’s stated maturity or on the date of redemption or repayment if a note is redeemed or repaid prior to maturity. Interest is payable to the person in whose name a note is registered at the close of business on the regular record date before each interest payment date. Interest due at a note’s stated maturity or on a date of redemption or repayment will be payable to the person to whom principal is payable.

We will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon any payments on a note, including, without limitation, any withholding tax, is the responsibility of the holders of beneficial interests in the note in respect of which such payments are made.

Interest and Interest Rates

The Retail Medium-Term Notes may bear interest at:

•	a fixed rate; or

•	a floating rate, which may be based on one of the following rates; see “Floating Rate Retail Medium-Term Notes” for further description of each of these floating rates:

•	the CD rate,

•	the commercial paper rate,

•	the constant maturity swap rate,

•	the CMT rate,

•	LIBOR,

•	the prime rate,

•	the treasury rate,

•	the eleventh district cost of funds rate,

•	the federal funds rate or

•	any other domestic or foreign interest rate that we may describe in the note and applicable pricing supplement.

Each Retail Medium-Term Note will accrue interest from its date of original issuance until its stated maturity or earlier redemption or repayment. The applicable pricing supplement will specify a fixed interest rate or a floating rate index or formula. Interest will be payable monthly, quarterly, semi-annually or annually. Interest payments on each note will include the amount of interest accrued from and including the last interest payment date to which interest has been paid, or from and including the date of original issuance if no interest has been paid with respect to the note, to, but excluding, the applicable interest payment date, stated maturity date or date of earlier redemption or repayment, as the case may be.

The interest rate on the Retail Medium-Term Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under current New York law, the maximum rate of interest that may be charged is 25% per annum on a simple interest basis, but that limit does not apply to floating rate notes in which U.S. $2,500,000 or more has been invested.

Interest on a Retail Medium-Term Note will be payable beginning on the first interest payment date after its date of original issuance to holders of record on the corresponding regular record date.

Payment of Interest

Unless otherwise specified in the applicable pricing supplement, interest on the Retail Medium-Term Notes will be paid as follows:

Interest Payment Frequency	Interest Payment Dates
Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the note was issued.

Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the month the note was issued.

Semi-annually	Fifteenth day of every sixth month, beginning in the sixth calendar month following the month the note was issued.

Annually	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the note was issued.

The regular record date for any interest payment date will be the first day of the calendar month in which the interest payment date occurs, except that the regular record date for interest due on the note’s stated maturity date or date of earlier redemption or repayment will be that particular date. If any interest payment date other than the maturity date for any floating rate note falls on a day that is not a business day, such interest payment date will be postponed to the next succeeding business day, except that, in the case of a LIBOR note or a floating rate note for which LIBOR is an applicable base rate, if that business day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. If the maturity date of any floating rate note falls on a day that is not a business day, the related payment of principal, premium, if any, and interest will be made on the next succeeding business day as if it were made on the date that payment was due, and no interest will accrue for the period from that maturity date to the date of payment.

As used herein, “business day” means any day that is (a) neither a Saturday or Sunday, nor a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close and, (b) with respect to any floating rate note for which LIBOR is an applicable Base Rate, a London Business Day. “London Business Day” means a day on which commercial banks are open for business, including for dealings in U.S. dollars, in London.

Fixed Rate Retail Medium-Term Notes

Each fixed rate Retail Medium-Term Note, other than zero-coupon notes, will bear interest from its date of original issuance, or from the last interest payment date to which interest has been paid or duly provided for, at the annual fixed interest rate stated in the applicable pricing supplement.

Unless the applicable pricing supplement specifies otherwise, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed calculated on the basis of a 30-day month.

If the stated maturity date, date of earlier redemption or repayment or interest payment date for any fixed rate note is not a business day, principal and interest for that note will be paid on the next succeeding business day, and no interest will accrue on the amount payable from, and after, the stated maturity date, date of earlier redemption or repayment or interest payment date.

Floating Rate Retail Medium-Term Notes

Interest on floating rate Retail Medium-Term Notes will be determined by reference to one or more base rates specified in the applicable note and related pricing supplement, which will include:

•	the CD rate,

•	the commercial paper rate,

•	the constant maturity swap rate,

•	the CMT rate,

•	LIBOR,

•	the prime rate,

•	the treasury rate,

•	the eleventh district cost of funds rate,

•	the federal funds rate or

•	any other domestic or foreign interest rate that we may describe in the note and applicable pricing supplement.

The related base rate will be based upon the index maturity, as defined below under “—General Features,” if applicable, and adjusted by a spread and/or spread multiplier, if any, as specified in the applicable pricing supplement. In addition, a floating rate note may bear interest that is calculated by reference to two or more base rates determined in the same manner as the base rates are determined for the types of floating rate notes described above. Each floating rate note will specify the base rate or rates applicable to it.

General Features

Base Rates, Spreads and Spread Multipliers. The interest rate on each floating rate Retail Medium-Term Note will be calculated by reference to one or more specified base rates, in either case plus or minus any applicable spread, and/or multiplied by any applicable spread multiplier. The “index maturity” is the period to maturity of the instrument or obligation from which the base rate or rates are calculated, if applicable, as specified in the applicable pricing supplement. The “spread” is the number of basis points to be added to or subtracted from the base rate or rates applicable to a floating rate note, and the “spread multiplier” is the percentage of the base rate or rates applicable to a floating rate note by which the base rate or rates are multiplied to determine the applicable interest rates on the floating rate note, as specified in the applicable pricing supplement. Each floating rate note will bear interest at the initial interest rate set forth, or otherwise described, in the applicable pricing supplement.

Reset of Rates. The interest rate on each floating rate Retail Medium-Term Note will be reset daily, weekly, monthly, quarterly, semi-annually, annually or otherwise. Each such “interest reset period” will be specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the dates on which such an interest rate will be reset will be, in the case of floating rate notes which reset

•	daily, each business day;

•	weekly, the Wednesday of each week, except weekly reset treasury rate notes, which will be reset on the Tuesday of each week, except as provided below;

•	monthly, the third Wednesday of each month, with the exception of eleventh district cost of funds rate notes, which will be reset on the first calendar day of the month;

•	quarterly, the third Wednesday of March, June, September and December of each year;

•	semi-annually, the third Wednesday of the two months of each year as specified in the applicable pricing supplement; and

•	annually, the third Wednesday of the month of each year as specified in the applicable pricing supplement.

If any interest reset date for any floating rate note is not a business day, it will be postponed to the next succeeding business day, except that, in the case of a LIBOR note, or a floating rate note for which LIBOR is an applicable base rate, if that business day is in the next succeeding calendar month, that interest reset date will be the immediately preceding business day.

Maximum and Minimum Rates. A floating rate Retail Medium-Term Note may also have either or both of the following:

•	a maximum limit, or ceiling, called the “maximum interest rate,” on the rate at which interest may accrue during any interest period with respect to that floating rate note from time to time and

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a minimum limit, or floor, called the “minimum interest rate,” on the rate at which interest may accrue during any interest period with respect to that floating rate note from time to time. In addition to any maximum interest rate which may apply to any floating rate note, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by federal law of general applicability. Under current New York law, the maximum rate of interest that may be charged is 25% per annum on a simple interest basis, but that limit does not apply to floating rate notes in which $2,500,000 or more has been invested.

Determination of Reset Interest Rates. The interest rate applicable to each interest reset period commencing on the respective interest reset date will be the rate determined as of the applicable interest determination date defined below, on or prior to the calculation date, as defined below under “—Calculation Agent.”

Unless otherwise specified in the applicable pricing supplement, the “interest determination date” with respect to an interest reset date for

•	CD rate notes, commercial paper rate notes, CMT rate notes, prime rate notes and federal funds rate notes will be the second business day before the interest reset date;

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constant maturity swap rate notes will be the second U.S. government securities business day (as defined under “Constant Maturity Swap Rate” in this prospectus supplement) preceding the related interest reset date; provided, however, that if, after attempting to determine the constant maturity swap rate (as described under “Constant Maturity Swap Rate” in this prospectus supplement), the rate is not determinable for a particular interest determination date (the “original interest determination date”), then the interest determination date shall be the first U.S. government securities business day preceding the original interest determination date for which the constant maturity swap rate can be determined as described under “Constant Maturity Swap Rate” in this prospectus supplement;

•	inflation-linked notes will be the fifth business day before the interest reset date;

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eleventh district cost of funds rate notes will be the last working day of the month before each interest reset date on which the Federal Home Loan Bank of San Francisco, or the “FHLB of San Francisco,” publishes the Index, as defined below under “—Eleventh District Cost of Funds Rate”;

•	LIBOR notes will be the second London banking day before the interest reset date; and

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treasury rate notes will be the day of the week in which that interest reset date falls on which treasury bills, as defined below under “—Treasury Rate”, are normally auctioned; treasury bills are normally sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the immediately succeeding Tuesday, but is sometimes held on the preceding Friday.

If as a result of a legal holiday a treasury bill auction is held on the Friday of the week preceding an interest reset date, the related interest determination date will be the preceding Friday; and if an auction falls on any interest reset date, then the interest reset date instead will be the business day immediately succeeding the auction. The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more base rates will be the first business day which is at least two business days prior to the interest reset date for that floating rate note on which each base rate is determined. Each base rate will be determined on that date and the applicable interest rate will take effect on the related interest reset date.

The interest rate in effect with respect to a floating rate note on each day that is not an interest reset date will be the interest rate determined as of the interest determination date for the immediately preceding interest reset date. The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date for that interest reset date, subject in each case to any applicable law and maximum or minimum interest rate limitations. However, the interest rate in effect with respect to a floating rate note for the period from its original issue date to the first interest reset date, to which we refer as the “initial interest rate,” will be determined as specified in the applicable pricing supplement.

Accrued Interest. With respect to a floating rate note, accrued interest for any interest period will be calculated by multiplying the principal amount of such floating rate note by an accrued interest factor. That accrued interest factor will be computed by adding the interest factor calculated for each day in the applicable interest period. Unless otherwise specified, the interest factor for each day will be computed by dividing the interest rate applicable to that day by 360, or, in the case of CMT rate notes, treasury rate notes or inflation-linked notes or a floating rate note for which the CMT rate, the treasury rate or the CPI is an applicable base rate, by the actual number of days in the year or, for constant maturity swap rate notes, the interest factor for each day will be computed by dividing the number of days in the interest period by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months (unless (i) the last day of the interest period is the 31st day of a month but the first day of the interest period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (ii) the last day of the interest period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)).

Calculation Agent. Unless otherwise specified in the applicable pricing supplement, we will be the calculation agent and will calculate the interest rate applicable to a floating rate note on or before any calculation date. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate as determined for the then most recent interest reset date with respect to that floating rate note. Unless otherwise specified in the applicable pricing supplement, the “calculation date” pertaining to any interest determination date will be the earlier of

•	the tenth calendar day after that interest determination date or, if that day is not a business day, the next succeeding business day, or

•	the business day immediately preceding the applicable interest payment date or maturity date, as the case may be.

Unless otherwise specified, all percentages resulting from any calculation on floating rate notes will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, e.g., 9.876545%, or 0.09876545, will be rounded upward to 9.87655%, or 0.0987655, and all dollar amounts used in or resulting from that calculation on floating rate notes will be rounded to the nearest cent, with one-half cent being rounded upward.

As mentioned above, the initial interest rate in effect with respect to a floating rate note from and including the original issue date to but excluding the first interest reset date will be specified in the applicable note and related pricing supplement. The interest rate for each subsequent interest reset date will be determined by the calculation agent as set forth below, plus or minus any spread and/or multiplied by any spread multiplier, and subject to any maximum interest rate and/or minimum interest rate, as specified in the applicable note and related pricing supplement.

CD Rate

Unless otherwise specified in the applicable pricing supplement, CD rate means, with respect to any interest determination date relating to a CD rate note or any floating rate note for which the CD rate is an applicable base rate, which date we refer to as a “CD rate interest determination date,” the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published in H.15(519), as defined below, under the heading “CDs (Secondary Market).” If the CD rate cannot be determined in this manner, the following procedures will apply.

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If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the CD rate will be the rate on that CD rate interest determination date for negotiable U.S. dollar certificates of deposit having the specified index maturity as published in H.15 Daily Update, as defined below, or other recognized electronic sources used for the purpose of displaying the applicable rate, under the caption “CDs (Secondary Market).”

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If by 3:00 p.m., New York City time, on the applicable calculation date, that rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source, the CD rate for that CD rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD rate interest determination date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of U.S. money center banks of the highest credit standing, in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

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If the dealers selected as described above by the calculation agent are not quoting rates as set forth above, the CD rate for that CD interest rate determination date will be the CD rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, then the rate of interest payable will be the initial interest rate.

“H.15(519)” means the weekly statistical publication designated “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Commercial Paper Rate

Unless otherwise specified in the applicable pricing supplement, “commercial paper rate” means, for any interest determination date relating to a commercial paper rate note or any floating rate note for which the commercial paper rate is an applicable base rate, to which we refer as a “commercial paper rate interest determination date,” the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Commercial Paper—Nonfinancial.” If the commercial paper rate cannot be determined as described above, the following procedures will apply.

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If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the commercial paper rate will be the money market yield of the rate on that commercial paper rate interest determination date for commercial paper of the specified index maturity as published in H.15 Daily Update, or in another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper—Nonfinancial.”

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If by 3:00 p.m., New York City time, on the calculation date, the rate described is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the commercial paper rate for the applicable commercial paper rate interest determination date will be calculated by the calculation agent and will be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that commercial paper rate interest determination date of three leading dealers of United States dollar commercial paper in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement placed for a non-financial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

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If the dealers selected as described above by the calculation agent are not quoting as set forth above, the commercial paper rate with respect to that commercial paper rate interest determination date will be the commercial paper rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Money market yield” means the yield, expressed as a percentage, calculated in accordance with the following formula:

Money market yield =	360 x D	x 100
360 - (D x M)

where “D” is the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” is the actual number of days in the applicable interest period.

Constant Maturity Swap Rate

Unless otherwise specified in the applicable pricing supplement, constant maturity swap rate means, with respect to any interest determination date relating to a constant maturity swap rate note or a floating rate for which the constant maturity swap rate is an applicable base rate, which date we refer to as a “constant maturity swap rate determination date”:

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the rate for U.S. dollar swaps with the designated maturity specified in the applicable pricing supplement, expressed as a percentage, which appears on the Reuters Screen (or any successor service) ISDAFIX1 Page as of 11:00 A.M., New York City time, on the constant maturity swap rate determination date; or

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if the rate referred to in the preceding paragraph does not appear on the Reuters Screen (or any successor service) ISDAFIX1 Page by 2:00 P.M., New York City time, on such constant maturity swap rate determination date, a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by the reference banks (as defined below) as of approximately 11:00 A.M., New York City time, on such constant maturity swap rate determination date, and, for this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the designated maturity specified in the applicable pricing supplement commencing on the interest reset date and in a representative amount (as defined below) with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is equivalent to USD-LIBOR-BBA with a designated maturity specified in the applicable pricing supplement. The calculation agent will request the principal New York City office of each of the reference banks to provide a quotation of its rate. If at least three quotations are provided, the rate for that constant maturity swap rate determination date will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest); or

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if at least three quotations are not received by the calculation agent as mentioned in the preceding paragraph, the constant maturity swap rate in effect on the particular constant maturity swap rate determination date.

“U.S. government securities business day” means any day except for Saturday, Sunday, or a day on which The Bond Market Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Representative amount” means an amount that is representative for a single transaction in the relevant market at the relevant time.

“Reference banks” mean five leading swap dealers in the New York City interbank market, selected by the calculation agent, after consultation with us.

CMT Rate

Unless otherwise specified in the applicable pricing supplement, “CMT rate” means for any interest determination date relating to a CMT rate note or any floating rate note for which the CMT rate is an applicable base rate, to which we refer as a “CMT rate interest determination date,” the following rate displayed on the designated CMT Reuters page, as defined below, under the caption “…Treasury Constant Maturities…Federal Reserve Board Release H.15…Mondays approximately 3:45 p.m.,” under the column for the designated CMT maturity index:

•	if the designated CMT Reuters page is FRBCMT, the rate for the relevant interest determination date; or

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if the designated CMT Reuters page is FEDCMT, the weekly or monthly average, as specified in the applicable pricing supplement, for the week or the month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT rate interest determination date falls.

If the CMT rate cannot be determined in this manner, the following procedures will apply.

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If the applicable rate described above is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate for that CMT rate interest determination date will be the treasury constant maturity rate for the designated CMT maturity index as published in H.15(519).

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If the rate described in the prior paragraph is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate for that CMT rate interest determination date will be the treasury constant maturity rate for the designated CMT maturity index, or other treasury rate for the designated CMT maturity index, for the CMT rate interest determination date with respect to that interest reset date that:

•	is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury; and

•	determined by the calculation agent to be comparable to the rate formerly displayed on the designated CMT Reuters page and published in H.15(519).

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If the rate described in the prior paragraph is not provided by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate for the CMT rate interest determination date will be calculated by the calculation agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the CMT rate interest determination date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York, which may include one or more of the agents or their affiliates, which we refer to as “reference dealers,” selected by the calculation agent, from five such reference dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation, or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, to which we refer as “treasury notes,” with an original maturity of approximately the designated CMT maturity index and a remaining term to maturity of not less than such designated CMT maturity index minus one year.

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If the calculation agent is unable to obtain three treasury note quotations as described above, the CMT rate for that CMT rate interest determination date will be calculated by the calculation agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the CMT rate interest determination date of three reference dealers in The City of New York, from five such reference dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation, or, in the event of equality, one of the lowest, for treasury notes with an original maturity of the number of years that is the next highest to the designated CMT maturity index and a remaining term to maturity closest to the designated CMT maturity index and in an amount of at least $100 million.

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If three or four, and not five, of such reference dealers are quoting as set forth above, then the CMT rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor lowest of such quotes will be eliminated. However, if fewer than three reference dealers selected by the calculation agent are quoting as set forth above, the CMT rate with respect to that CMT rate interest determination date will be the CMT rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate. If two treasury notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the designated CMT maturity index, then the quotes for the treasury note with the shorter remaining term to maturity will be used.

“Designated CMT maturity index” means the original period to maturity of the U.S. treasury securities (1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable pricing supplement with respect to which the CMT rate will be calculated or, if no such maturity is specified in the applicable pricing supplement, two years.

“Designated CMT Reuters page” means the display on Reuters 3000 Xtra Service, or “Reuters”, or any successor service, on the page specified in the applicable pricing supplement, or any successor page on that service, for the purpose of displaying treasury constant maturities as reported in H.15(519), or, if no such page is specified in the applicable pricing supplement, Page FEDCMT.

LIBOR

Unless otherwise specified in the applicable pricing supplement, “LIBOR” means the rate determined by the calculation agent in accordance with the following provisions:

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For an interest determination date relating to a LIBOR note or any floating rate note for which LIBOR is an applicable base rate, to which we refer as a “LIBOR interest determination date,” LIBOR will be the arithmetic mean of the offered rates in U.S. dollars, unless the Designated LIBOR page, as defined below, by its terms provides only for a single rate, in which case that single rate shall be used for deposits in U.S. dollars having the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, that appear, or, if only a single rate is required as aforesaid, appears, on the designated LIBOR page as of 11:00 a.m., London time, on that LIBOR interest determination date.

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For a LIBOR interest determination date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the designated LIBOR page as specified in the previous bullet point, the calculation agent will request the principal London offices of each of four major reference banks, which may include one or more of the agents or their affiliates, in the London interbank market, as selected by the calculation agent, after consultation with us, to provide its offered quotation for deposits in U.S. dollars for the period of the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR interest determination date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time.

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If the reference banks provide at least two such quotations, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York on that LIBOR interest determination date by three major banks, which may include one or more of the agents or their affiliates, in The City of New York, after consultation with us, for loans in U.S. dollars to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time.

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If the banks selected by the calculation agent are not quoting as set forth above, LIBOR with respect to that LIBOR interest determination date will be LIBOR for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Designated LIBOR page” means the display on Reuters, or any successor service, on the page specified in the applicable pricing supplement, or any successor page on that service, for the purpose of displaying the London interbank rates of major banks for U.S. dollars.

Prime Rate

Unless otherwise specified in the applicable pricing supplement, “prime rate” means, with respect to any interest determination date relating to a prime rate note or any floating rate note for which the prime rate is an applicable base rate, to which we refer as a “prime rate interest determination date,” the rate set forth on such date in H.15(519) under the caption “Bank Prime Loan.” If the prime rate cannot be determined as described above, the following procedures will apply.

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If the rate described above is not published by 3:00 p.m., New York City time, on the related calculation date, then the rate on such prime rate interest determination date as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “Bank Prime Loan” will be the prime rate.

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If the rate described above is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the prime rate will be determined by the calculation agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 page, as defined below, as that bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on that prime rate interest determination date.

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If fewer than four of these rates appear on the Reuters Screen US PRIME 1 page for that prime rate interest determination date, then the prime rate will be determined by the calculation agent and will be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that prime rate interest determination date by three major banks in New York City, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with the Company.

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If the banks selected by the calculation agent are not quoting as set forth above, the prime rate with respect to that prime rate interest determination date will remain the prime rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Reuters Screen US PRIME 1 page” means the display on Reuters, or any successor service, on the “US PRIME 1” page, or such other page as may replace the US PRIME 1 page on that service, for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate

Unless otherwise specified in the applicable pricing supplement, “treasury rate” means, with respect to any interest determination date relating to a treasury rate note or any floating rate note for which the treasury rate is an applicable base rate, to which we refer as a “treasury rate interest determination date,” the rate from the auction held on such treasury rate interest determination date of direct obligations of the United States, or “treasury bills,” having the index maturity specified in the applicable pricing supplement under the caption “INVEST RATE” on the display on Reuters, or any successor service, on page USAUCTION10, or any other page as may replace that page on that service, to which we refer as “Reuters Page USAUCTION10,” or page USAUCTION11, or any other page as may replace that page on that service, or “Reuters Page USAUCTION11.” If the treasury rate cannot be determined in this manner, the following procedures will apply.

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If the rate described above is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the rate for those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High,” will be the treasury rate.

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If the rate described in the prior paragraph is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield, as defined below, of the auction rate of such treasury bills as announced by the United States Department of the Treasury.

•

If the auction rate described in the prior paragraph is not so announced by the United States Department of the Treasury, or if no such auction is held, then the treasury rate will be the bond equivalent yield of the rate on that treasury rate interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on that treasury rate interest determination date of those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•

If the rate described in the prior paragraph is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the calculation agent and will be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that treasury rate interest determination date, of three leading primary United States government securities dealers, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

•

If the dealers selected as described above by the calculation agent are not quoting as set forth above, the treasury rate with respect to that treasury rate interest determination date will be the treasury rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Bond equivalent yield” means a yield, expressed as a percentage, calculated in accordance with the following formula:

Bond equivalent yield =	D x N	x 100
360 - (D x M)

where “D” is the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” is the actual number of days in the applicable interest reset period.

Eleventh District Cost of Funds Rate

Unless otherwise specified in the applicable pricing supplement, “eleventh district cost of funds rate” means, with respect to any interest determination date relating to an eleventh district cost of funds rate note or any floating rate note for which the eleventh district cost of funds rate is an applicable base rate, to which we refer as an “eleventh district cost of funds rate interest determination date,” the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which that eleventh district cost of funds rate interest determination date falls as set forth under the caption “11th Dist COFI” on the display on Reuters, or any successor service, on page COFI/ARMS, or any other page as may replace that page on that service, to which we refer as “Reuters Page COFI/ARMS”, as of 11:00 a.m., San Francisco time, on that eleventh district cost of funds rate interest determination date. If the eleventh district cost of funds rate cannot be determined in this manner, the following procedures will apply:

•

If that rate does not appear on Reuters Page COFI/ARMS on that eleventh district cost of funds rate interest determination date, then the eleventh district cost of funds rate for that eleventh district cost of funds rate interest determination date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced, to which we refer as the “index,” by the FHLB of San Francisco as that cost of funds for the calendar month immediately preceding that eleventh district cost of funds rate interest determination date.

•

If the FHLB of San Francisco fails to announce the index on or prior to that eleventh district cost of funds rate interest determination date for the calendar month immediately preceding that eleventh district cost of funds rate interest determination date, the eleventh district cost of funds rate with respect to that eleventh district cost of funds rate interest determination date will be the eleventh district cost of funds rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Federal Funds Rate

Unless otherwise specified in the applicable pricing supplement, “federal funds rate” means, with respect to any interest determination date relating to a federal funds rate note or any floating rate note for which the federal funds rate is an applicable base rate, to which we refer as a “federal funds rate interest determination date,” the rate on that date for United States dollar federal funds as published in H.15(519) under the heading “Federal Funds (Effective)” as that rate is displayed on Reuters, Inc., or any successor service, on page FEDFUNDS1, or any other page as may replace that page on that service, to which we refer as “Reuters Page FEDFUNDS1.” If the federal funds rate cannot be determined in this manner, the following procedures will apply:

•

If the rate described above does not appear on Reuters Page FEDFUNDS1 by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate will be the rate on that federal funds rate interest determination date for United States dollar federal funds as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “Federal Funds (Effective).”

•

If the rate described above does not appear on Reuters Page FEDFUNDS1 or is not yet published in H.15(519), H.15 Daily Update or another electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate for that federal funds rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that federal funds rate interest determination date.

•

If the brokers selected as described above by the calculation agent are not quoting as set forth above, the federal funds rate with respect to that federal funds rate interest determination date will be the federal funds rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Indexed Retail Medium-Term Notes

We may issue indexed Retail Medium-Term Notes that will provide that the amount of interest payable on an interest payment date and/or the amount of principal payable at maturity will be determined by reference to:

•	one or more securities;

•	one or more commodities;

•	any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstances; and/or

•	indices or baskets of any of these items.

The applicable pricing supplement will include information about the relevant index or indices and how amounts that are to become payable will be determined by reference to that index or those indices. See also “Risk Factors—An investment in indexed notes entails significant risks not associated with a similar investment in fixed or conventional floating rate debt securities.”

Inflation-Linked Rate

Inflation Index Adjustment. Unless otherwise specified in the applicable pricing supplement, “inflation-linked rate” means, for any interest determination date relating to a inflation-linked note or any floating rate note for which the CPI (as defined below) is the applicable base rate, the inflation index adjustment plus a specified percentage (also referred to as the “spread”). The inflation index adjustment for each interest payment period will be based on the percentage change in the CPI. The inflation index adjustment may be a positive or negative rate in any interest payment period and will be calculated monthly and reset the interest rate on the notes monthly.

•	The “inflation index adjustment” (expressed as a percentage per year) for an interest payment period will be calculated as follows:

Inflation index adjustment	=	(Ref CPIn – Ref CPIn-12)
Ref CPIn-12

The inflation index adjustment will be expressed as a percentage, rounded to the nearest one-hundredth of one percent. All percentages resulting from any intermediate calculation on the notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with .000005% rounded up to .00001%. All coupon amounts used in or resulting from such calculation on the notes will be rounded to the nearest one-hundredth of a percentage point, with .005% rounded up to .01%.

Ref CPIn = As to any Interest Reset Date, the level of CPI for the third calendar month (the “Reference Month”) preceding the month in which that Interest Reset Date occurs, as reported in the second calendar month prior to such Interest Reset Date.

Ref CPIn-12 = As to any Interest Reset Date, the level of CPI for the 12th calendar month preceding the relevant Reference Month

•

Example. For example, for the Interest Payment Period from and including December 1, 2011 to but excluding January 1, 2012, CPIn was 226.889, the CPI for September 2011 (the Reference Month), and Ref CPIn-12 was 218.439, the CPI for September 2010 (which is the CPI for the 12th calendar month preceding the Reference Month). Assuming a spread of 2.00%, the rate at which interest would have been paid for that period would have been calculated as follows:

Inflation Index Adjustment =
	=	(Ref CPIn – Ref CPIn-12)

		Ref CPIn-12

	=	(226.889 – 218.439)

		218.439

	=	.03868
Spread	=	2.00%
Interest Rate	=	.03868 + .0200 = .05868 = 5.87%

“CPI” means the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, which is published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor, as reported on Bloomberg page CPURNSA or any successor service.

The Consumer Price Index. The consumer price index is the non-seasonally adjusted U.S. City Average All Items Consumer Price Index published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor. The Bureau of Labor Statistics makes available almost all consumer price index data and press releases immediately at the time of release. This material may be accessed electronically by means of the Bureau of Labor Statistics’ home page on the Internet at http://www.bls.gov. We make no representation or warranty as to the accuracy or completeness of the information obtained from the Bureau of Labor Statistics’ home page. No information contained on the Bureau of Labor Statistics’ home page is incorporated by reference in this prospectus supplement or the accompanying prospectus.

According to the publicly available information provided by the Bureau of Labor Statistics, the consumer price index is a measure of the average change in consumer prices over time in a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, drugs and charges for the services of doctors and dentists. User fees (such as water and sewer service) and sales and excise taxes paid by the consumer are also included. Income taxes and investment items such as stocks, bonds and life insurance are not included. The consumer price index includes expenditures by urban wage earners and clerical workers, professional, managerial and technical workers, the self-employed, short-term workers, the unemployed, retirees and others not in the labor force. In calculating the consumer price index, price changes for the various items are averaged together with weights that represent their significance in the spending of urban households in the United States. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically to take into account changes in consumer expenditure patterns. The consumer price index is expressed in relative terms based on a reference period for which the level is set at 100 (currently the base reference period used by the Bureau of Labor Statistics is 1982-1984). For example, because the CPI for the 1982-1984 reference period is 100, an increase of 16.5 percent from that period would be shown as 116.5.

The Bureau of Labor Statistics has made numerous technical and methodological changes to the consumer price index over the last 25 years, and it is likely to continue to do so. Examples of recent methodological changes include:

•	the use of regression models to adjust for the quality improvements in various goods (televisions, personal computers, etc.);

•	the introduction of geometric averages to account for consumer substitution within consumer price index categories; and

•	changing the housing/shelter formula to improve rental equivalence estimation.

These changes and any future changes could reduce the level of the consumer price index and therefore lower the interest payable on the notes.

The Bureau of Labor Statistics occasionally rebases the consumer price index. The current standard reference base period is 1982-1984 = 100. The consumer price index was last rebased in January 1988. Prior to the release of the consumer price index for January 1988, the standard reference base was 1967 = 100. If the Bureau of Labor Statistics rebases the consumer price index during the time the notes are outstanding, the calculation agent will continue to calculate inflation using the existing base year in effect for the consumer price index at the time of issuance of the notes as long as the old consumer price index is still published. The conversion to a new reference base does not affect the measurement of the percent changes in a given index series from one time period to another, except for rounding differences. Thus, rebasing might affect the published “headline” number often quoted in the financial press; however, the inflation calculation for the notes should not be adversely affected by any such rebasing because the old-based consumer price index can be calculated by using the percent changes of the new rebased consumer price index to calculate the levels of the old consumer price index (because the two series should have the same percentage changes).

The notes represent obligations of Prudential Financial, Inc. only. The U.S. government is not involved in any way in this offering and is under no obligation relating to the notes or to the holders of the notes.

CPI Contingencies. If the CPI for a particular month is revised, the previously reported CPI will continue to be used to calculate interest payments on the notes.

In no case will the interest rate for the notes for any monthly interest payment period be less than the minimum interest rate of 0.00% per annum or more than the maximum interest rate of 100% per annum. The amount of interest payable on the notes on each interest payment date will be calculated on an actual/actual day count basis. If the CPI for a particular month is revised, the previously reported CPI will continue to be used to calculate interest payments on the notes.

If by 3:00 p.m. on any interest determination date the CPI is not published on Bloomberg CPURNSA for any relevant month, but has otherwise been published by the Bureau of Labor Statistics, the calculation agent will determine the CPI as reported by the Bureau of Labor Statistics for such month using such other source as on its face appears to accurately set forth the CPI as reported by the Bureau of Labor Statistics.

In calculating CPIn and CPIn-12, the calculation agent will use the most recently available value of the CPI determined as described above on the applicable interest determination date, even if such value has been adjusted from a prior reported value for the relevant month. However, if a value of CPIn and CPI n-12 used by the calculation agent on any interest reset date to determine the interest rate on the notes (an initial CPI) is subsequently revised by the Bureau of Labor Statistics, the calculation agent will continue to use the initial CPI, and the interest rate determined on such interest determination date will not be revised.

If the CPI is rebased to a different year or period and the 1982-1984 CPI is no longer used, the base reference period for the notes will continue to be the 1982-1984 reference period as long as the 1982-1984 CPI continues to be published.

If, while the notes are outstanding, the CPI is discontinued or substantially altered, as determined by the calculation agent in its sole discretion, the calculation agent will determine the interest rate on the notes by reference to the applicable substitute index that is chosen by the Secretary of the Treasury for the Department of The Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997) or, if no such securities are outstanding, the substitute index will be determined by the calculation agent in accordance with general market practice at the time; provided that the procedure for determining the resulting interest rate is administratively acceptable to the calculation agent.

The following table sets forth the CPI from January 2006 to January 2012, as reported by the Bureau of Labor Statistics of the U.S. Department of Labor.

Month	2012	2011	2010	2009	2008	2007	2006
January	226.665	220.223	216.687	211.143	211.080	202.416	198.3
February	—	221.309	216.741	212.193	211.693	203.499	198.7
March	—	223.467	217.631	212.709	213.528	205.352	199.8
April	—	224.906	218.009	213.240	214.823	206.686	201.5
May	—	225.964	218.178	213.856	216.632	207.949	202.5
June	—	225.722	217.965	215.693	218.815	208.352	202.9
July	—	225.922	218.011	215.351	219.964	208.299	203.5
August	—	226.545	218.312	215.834	219.086	207.917	203.9
September	—	226.889	218.439	215.969	218.783	208.490	202.9
October	—	226.421	218.711	216.177	216.573	208.936	201.8
November	—	226.230	218.803	216.330	212.425	210.177	201.5
December	—	225.672	219.179	215.949	210.228	210.036	201.8

As previously stated, movements in the CPI that have occurred in the past are not necessarily indicative of changes that may occur in the future, which may be wider or more confined than those that have occurred historically.

Original Issue Discount Retail Medium-Term Notes

We may issue the Retail Medium-Term Notes as “original issue discount notes.” An original issue discount note is a note, including any note that does not provide for the payment of interest prior to its maturity date, that is issued at a price lower than its principal amount and that provides that upon redemption, repayment or acceleration of its stated maturity an amount less than its principal amount will be payable. If an original issue discount note is redeemed, repaid or accelerated prior to its stated maturity, the amount payable to the holder of such a note will be determined in accordance with the terms of the note, but will be an amount less than the amount payable at the stated maturity of such a note. Original issue discount notes and other notes may be treated as issued with original issue discount for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement.

Amortizing Retail Medium-Term Notes

We may from time to time offer Retail Medium-Term Notes on which we pay principal and interest in installments over the life of the notes. Interest on amortizing notes will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed calculated on the basis of a 30-day month. Unless otherwise specified in the applicable pricing supplement, payments with respect to the amortizing notes will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide a table with repayment information with respect to each amortizing note to its original purchaser and we will make this information available, upon request, to subsequent noteholders.

Redemption and Repayment

Unless we otherwise provide in the applicable pricing supplement, a Retail Medium-Term Note will not be redeemable or repayable prior to its stated maturity date.

If the applicable pricing supplement states that the note will be redeemable at our option prior to its stated maturity date, then on such date or dates specified in the pricing supplement, we may redeem that note at our option either in whole or from time to time in part, upon not less than 30 days’ written notice to the holder of that note.

If the pricing supplement states that your note will be repayable at your option prior to its stated maturity date, we will require receipt of notice of the request for repayment at least 30 but not more than 60 days prior to the date or dates specified in the pricing supplement. We also must receive the completed form entitled “Option to Elect Repayment.” Exercise of the repayment option by the holder of a note is irrevocable.

Since the notes will be represented by a single master global note in fully registered form, DTC or its nominee will be treated as the holder of the notes; therefore, other than the trustee under the indenture, DTC or its nominee will be the only entity that receives notices of redemption of notes from us and will be the only entity that can exercise the right to have the notes repaid, in the case of optional repayment. See “Registration and Settlement.”

To ensure that DTC or its nominee will timely exercise a right to repayment with respect to a particular beneficial interest in a note, the beneficial owner of the interest in that note must instruct the broker or other direct or indirect participant through which it holds the beneficial interest to notify DTC or its nominee of its desire to exercise a right of repayment. Because different firms have different cut-off times for accepting instructions from their customers, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note to determine the cut-off time by which the instruction must be given for timely notice to be delivered to DTC or its nominee. Conveyance of notices and other communications by DTC or its nominee to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners of the notes will be governed by agreements among them and any applicable statutory or regulatory requirements.

The redemption or repayment of a note normally will occur on the interest payment date or dates following receipt of a valid notice. Unless otherwise specified in the pricing supplement, the redemption or repayment price will equal 100% of the principal amount of the note plus unpaid interest accrued to the date or dates of redemption or repayment.

We may at any time purchase notes at any price or prices in the open market or otherwise. We may also purchase notes otherwise tendered for repayment by a holder or tendered by a holder’s duly authorized representative through exercise of the Survivor’s Option described below. If we purchase the notes in this manner, we have the discretion to hold, resell or surrender the notes to the trustee for cancellation.

Survivor’s Option

The “Survivor’s Option” is a provision in a Retail Medium-Term Note pursuant to which we agree to repay that note, if requested by the authorized representative of the beneficial owner of that note, following the death of the beneficial owner of the note, so long as the note was owned by that beneficial owner or the estate of that beneficial owner at least six months prior to the request. The pricing supplement relating to each offering of notes will state whether the Survivor’s Option applies to those notes.

If a note is entitled to a Survivor’s Option, upon the valid exercise of the Survivor’s Option and the proper tender of that note for repayment, we will, at our option, repay that note, in whole or in part, at a price equal to 100% of the amortized principal amount of the deceased beneficial owner’s interest in that note plus unpaid interest accrued to the date of repayment.

To be valid, the Survivor’s Option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the note, including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner, under the laws of the applicable jurisdiction.

The death of a person holding a beneficial ownership interest in a note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, will be deemed the death of a beneficial owner of that note, and the entire principal amount of the note so held will be subject to repayment by us upon request. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than such deceased holder’s spouse will be deemed the death of a beneficial owner only with respect to such deceased person’s interest in the note.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a note will be deemed the death of the beneficial owner of that note for purposes of the Survivor’s Option, regardless of whether that beneficial owner was the registered holder of that note, if entitlement to those interests can be established to the satisfaction of us and the paying agent. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interests in the applicable note during his or her lifetime.

We have the discretionary right to limit the aggregate principal amount of notes as to which exercises of the Survivor’s Option shall be accepted by us from authorized representatives of all deceased beneficial owners in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the principal amount of all notes outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of notes as to which exercises of the Survivor’s Option shall be accepted by us from the authorized representative of any individual deceased beneficial owner of notes in such calendar year. In addition, we will not permit the exercise of the Survivor’s Option except in principal amounts equal to the minimum denomination ($1,000, unless otherwise specified in the applicable pricing supplement) and integral multiples thereof.

An otherwise valid election to exercise the Survivor’s Option may not be withdrawn. Each election to exercise the Survivor’s Option will be accepted in the order that elections are received by the paying agent, except for any note the acceptance of which would contravene any of the limitations described in the preceding paragraph. Notes accepted for repayment through the exercise of the Survivor’s Option normally will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. For example, if the acceptance date of a note tendered through a valid exercise of the Survivor’s Option is April 1, 2012, and interest on that note is paid monthly, we would normally, at our option, repay that note on the interest payment date occurring on May 15, 2012, because the April 15, 2012 interest payment date would occur less than 20 days from the date of acceptance. Each tendered note that is not accepted in any calendar year due to the application of any of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered. If a note tendered through a valid exercise of the Survivor’s Option is not accepted, the paying agent will deliver a notice by first-class mail to the registered holder, at that holder’s last known address as indicated in the note register, that states the reason that note has not been accepted for repayment.

With respect to notes represented by a global note, DTC or its nominee is treated as the holder of the notes and will be the only entity that can exercise the Survivor’s Option for such notes. To obtain repayment pursuant to exercise of the Survivor’s Option for a note, the deceased beneficial owner’s authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the note is held by the deceased beneficial owner:

•	a written instruction to such broker or other entity to notify DTC of the authorized representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option;

•

appropriate evidence satisfactory to us and the paying agent (a) that the deceased was the beneficial owner of the note at the time of death and his or her interest in the note was owned by the deceased beneficial owner or his or her estate at least six months prior to the request for repayment, (b) that the death of the beneficial owner has occurred, (c) of the date of death of the beneficial owner, and (d) that the representative has authority to act on behalf of the beneficial owner;

•

if the interest in the note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to us and the paying agent from the nominee attesting to the deceased’s beneficial ownership of such note;

•

a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., which we refer to as “FINRA”, or a commercial bank or trust company having an office or correspondent in the United States;

•	if applicable, a properly executed assignment or endorsement;

•

tax waivers and any other instruments or documents that we or the paying agent reasonably require in order to establish the validity of the beneficial ownership of the note and the claimant’s entitlement to payment; and

•

any additional information we or the paying agent reasonably require to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of the note.

In turn, the broker or other entity will deliver each of these items to the paying agent, together with evidence satisfactory to us and the paying agent from the broker or other entity stating that it represents the deceased beneficial owner.

All questions regarding the eligibility or validity of any exercise of the Survivor’s Option will be determined by us, in our sole discretion, which determination will be final and binding on all parties.

The broker or other entity will be responsible for disbursing payments received from the paying agent to the authorized representative. See “Registration and Settlement.”

Forms for the exercise of the Survivor’s Option may be obtained from the paying agent, Citibank, N.A., at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Agency & Trust Group.

If applicable, we will comply with the requirements of Section 14(e) of the Exchange Act, and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders or beneficial owners thereof.

Replacement of Retail Medium-Term Notes

If any mutilated Retail Medium-Term Note is surrendered to the trustee, we will execute and the trustee will authenticate and deliver in exchange for such mutilated note a new note of the same series and principal amount. If the trustee and we receive evidence to our satisfaction of the destruction, loss or theft of any note and such security or indemnity as may be required by them, then we shall execute and the trustee shall authenticate and deliver, in lieu of such destroyed, lost or stolen note, a new note of the same series and principal amount. All expenses, including counsel fees and expenses, associated with issuing the new note shall be borne by the owner of the mutilated, destroyed, lost or stolen note.

Reopening of Issue

We may, from time to time, without the consent of existing noteholders, reopen an issue of Retail Medium-Term Notes and issue additional Retail Medium-Term Notes with the same terms, including maturity and interest payment terms, as Retail Medium-Term Notes issued on an earlier date, except for the issue date, issue price and the first payment date of interest. After such additional note are issued, they will be fungible with the previously issued note to the extent specified in the applicable pricing supplement.

DESCRIPTION OF INTERNOTES®

Investors should carefully read the description of the terms and provisions of our debt securities and our senior debt securities indenture under “Description of Debt Securities We May Offer” in the accompanying prospectus. That section, together with this prospectus supplement, the applicable pricing supplement and any other offering material, summarizes all the material terms of our senior debt securities indenture and the Prudential Financial InterNotes®. They do not, however, describe every aspect of our senior debt securities indenture and the InterNotes®. For example, in this section entitled “Description of InterNotes®,” the accompanying prospectus and the applicable pricing supplement, we use terms that have been given special meanings in our senior debt securities indenture, but we describe the meanings of only the more important of those terms. Unless otherwise specified in connection with a particular offering, the InterNotes® will have the terms described below. Capitalized terms used but not defined below have the meanings given to them in the prospectus and in the indenture relating to the InterNotes®.

The InterNotes® being offered by this prospectus supplement, the prospectus and the applicable pricing supplement will be issued under an indenture, dated as of April 25, 2003, between us and The Bank of New York Mellon, as successor to JPMorgan Chase Bank N.A., as amended and supplemented. The indenture is more fully described in the prospectus. The indenture does not limit the aggregate amount of debt securities that may be issued under it and provides that the debt securities may be issued under it from time to time in one or more series. The following statements are summaries of the material provisions of the indenture and the InterNotes®. These summaries do not purport to be complete and are qualified in their entirety by reference to the indenture, including for the definitions of certain terms. The InterNotes® and the Retail Medium-Term Notes together constitute a single series of debt securities for purposes of the indenture.

InterNotes® issued in accordance with this prospectus supplement, the prospectus and the applicable pricing supplement will have the following general characteristics:

•	the notes will be our direct, unsecured, senior obligations and will rank equally with all of our other unsecured, senior indebtedness from time to time outstanding;

•	the notes will be effectively subordinated to any existing and future indebtedness of any of our subsidiaries unless the terms of that indebtedness provide otherwise;

•	the notes may be offered from time to time by us through the Purchasing Agent and each note will mature on a day that is at least one year from its date of original issuance;

•	each note will bear interest from its date of original issuance at a fixed or floating rate;

•	the notes will not be subject to any sinking fund; and

•	the minimum denomination of the notes will be $1,000, unless otherwise stated in the applicable pricing supplement.

In addition, the pricing supplement relating to each offering of InterNotes® will describe specific terms of the notes, including:

•	whether the note is a fixed rate note, a floating rate note or an indexed note;

•	whether the note is an amortizing note;

•	whether the note is an original issue discount note and the yield to maturity;

•	the price, which may be expressed as a percentage of the aggregate initial public offering price of the notes, at which the notes will be issued to the public;

•	the date on which the notes will be issued to the public;

•	the stated maturity date of the notes;

•	if the note is a fixed rate note, the rate per year at which the notes will bear interest;

•

if the note is a floating rate note, the interest rate basis, the initial interest rate, the interest determination date, the interest reset dates, the interest payment dates, the index maturity, the maximum interest rate and the minimum interest rate, if any, and the spread and/or spread multiplier, if any, and any other terms relating to the particular method of calculating the interest rate for the note; see “—Floating Rate InterNotes®“ for an explanation of the terms relating to floating rate notes;

•	if the note is an indexed note, the amount of interest, if any, we will pay the holder on an interest payment date or the formula used to calculate these amounts, if any;

•	the interest payment frequency;

•	the purchase price, Purchasing Agent’s discount and net proceeds to us;

•	whether the authorized representative of the holder of a beneficial interest in the note will have the right to seek repayment upon the death of the holder as described under “—Survivor’s Option;”

•	if the notes may be redeemed at our option or repaid at the option of the holder prior to its stated maturity date, the provisions relating to any such redemption or repayment;

•	any special U.S. federal income tax consequences of the purchase, ownership and disposition of the notes; and

•	any other significant terms of the notes not inconsistent with the provisions of the indenture.

We may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by us may, at our discretion, be held, resold or surrendered to the trustee for cancellation.

Payment of Principal and Interest

Unless otherwise specified in the applicable pricing supplement, payments of principal of and interest on beneficial interests in the InterNotes® will be made in accordance with the arrangements then in place between the paying agent and The Depository Trust Company, or the “DTC”, and its participants as described under “Registration and Settlement—The Depository Trust Company.” Payments in respect of any notes in certificated form will be made as described under “Registration and Settlement—Registration, Transfer and Payment of Certificated Notes.”

Interest on each note will be payable either monthly, quarterly, semi-annually or annually on each interest payment date and at the note’s stated maturity or on the date of redemption or repayment if a note is redeemed or repaid prior to maturity. Interest is payable to the person in whose name a note is registered at the close of business on the regular record date before each interest payment date. Interest due at a note’s stated maturity or on a date of redemption or repayment will be payable to the person to whom principal is payable.

We will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon any payments on a note, including, without limitation, any withholding tax, is the responsibility of the holders of beneficial interests in the note in respect of which such payments are made.

Interest and Interest Rates

The InterNotes® may bear interest at:

•	a fixed rate; or

•	a floating rate, which may be based on one of the following rates; see “Floating Rate InterNotes®“ for further description of each of these floating rates:

•	the CD rate,

•	the commercial paper rate,

•	the constant maturity swap rate,

•	the CMT rate,

•	LIBOR,

•	the prime rate,

•	the treasury rate,

•	the eleventh district cost of funds rate,

•	the federal funds rate or

•	any other domestic or foreign interest rate that we may describe in the note and applicable pricing supplement.

Each note will accrue interest from its date of original issuance until its stated maturity or earlier redemption or repayment. The applicable pricing supplement will specify a fixed interest rate or a floating rate index or formula. Interest will be payable monthly, quarterly, semi-annually or annually. Interest payments on each note will include the amount of interest accrued from and including the last interest payment date to which interest has been paid, or from and including the date of original issuance if no interest has been paid with respect to the note, to, but excluding, the applicable interest payment date, stated maturity date or date of earlier redemption or repayment, as the case may be.

The interest rate on the notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under current New York law, the maximum rate of interest that may be charged is 25% per annum on a simple interest basis, but that limit does not apply to floating rate notes in which U.S. $2,500,000 or more has been invested.

Interest on an InterNotes® will be payable beginning on the first interest payment date after its date of original issuance to holders of record on the corresponding regular record date.

Payment of Interest

Unless otherwise specified in the applicable pricing supplement, interest on the InterNotes® will be paid as follows:

Interest Payment Frequency	Interest Payment Dates
Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the note was issued.
Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the month the note was issued.
Semi-annually	Fifteenth day of every sixth month, beginning in the sixth calendar month following the month the note was issued.
Annually	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the note was issued.

The regular record date for any interest payment date will be the first day of the calendar month in which the interest payment date occurs, except that the regular record date for interest due on the note’s stated maturity date or date of earlier redemption or repayment will be that particular date. If any interest payment date other than the maturity date for any floating rate note falls on a day that is not a business day, such interest payment date will be postponed to the next succeeding business day, except that, in the case of a LIBOR note or a floating rate note for which LIBOR is an applicable base rate, if that business day falls in the next succeeding calendar month, the interest payment date will be the immediately preceding business day. If the maturity date of any floating rate note falls on a day that is not a business day, the related payment of principal, premium, if any, and interest will be made on the next succeeding business day as if it were made on the date that payment was due, and no interest will accrue for the period from that maturity date to the date of payment.

As used herein, “business day” means any day that is (a) neither a Saturday or Sunday, nor a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close and, (b) with respect to any floating rate note for which LIBOR is an applicable Base Rate, a London Business Day. “London Business Day” means a day on which commercial banks are open for business, including for dealings in U.S. dollars, in London.

Fixed Rate InterNotes®

Each fixed rate InterNote®, other than zero-coupon notes, will bear interest from its date of original issuance, or from the last interest payment date to which interest has been paid or duly provided for, at the annual fixed interest rate stated in the applicable pricing supplement.

Unless the applicable pricing supplement specifies otherwise, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months and, in the case of an incomplete month, the number of days elapsed calculated on the basis of a 30-day month.

If the stated maturity date, date of earlier redemption or repayment or interest payment date for any fixed rate note is not a business day, principal and interest for that note will be paid on the next succeeding business day, and no interest will accrue on the amount payable from, and after, the stated maturity date, date of earlier redemption or repayment or interest payment date.

Floating Rate InterNotes®

Interest on floating rate InterNotes® will be determined by reference to one or more base rates specified in the applicable note and related pricing supplement, which will include:

•	the CD rate,

•	the commercial paper rate,

•	the constant maturity swap rate,

•	the CMT rate,

•	LIBOR,

•	the prime rate,

•	the treasury rate,

•	the eleventh district cost of funds rate,

•	the federal funds rate or

•	any other domestic or foreign interest rate that we may describe in the note and applicable pricing supplement.

The related base rate will be based upon the index maturity, as defined below under “—General Features,” if applicable, and adjusted by a spread and/or spread multiplier, if any, as specified in the applicable pricing supplement. In addition, a floating rate note may bear interest that is calculated by reference to two or more base rates determined in the same manner as the base rates are determined for the types of floating rate notes described above. Each floating rate note will specify the base rate or rates applicable to it.

General Features

Base Rates, Spreads and Spread Multipliers. The interest rate on each floating rate InterNote® will be calculated by reference to one or more specified base rates, in either case plus or minus any applicable spread, and/or multiplied by any applicable spread multiplier. The “index maturity” is the period to maturity of the instrument or obligation from which the base rate or rates are calculated, if applicable, as specified in the applicable pricing supplement. The “spread” is the number of basis points to be added to or subtracted from the base rate or rates applicable to a floating rate note, and the “spread multiplier” is the percentage of the base rate or rates applicable to a floating rate note by which the base rate or rates are multiplied to determine the applicable interest rates on the floating rate note, as specified in the applicable pricing supplement. Each floating rate note will bear interest at the initial interest rate set forth, or otherwise described, in the applicable pricing supplement.

Reset of Rates. The interest rate on each floating rate InterNote® will be reset daily, weekly, monthly, quarterly, semi-annually, annually or otherwise. Each such “interest reset period” will be specified in the applicable pricing supplement. Unless otherwise specified in the applicable pricing supplement, the dates on which such an interest rate will be reset will be, in the case of floating rate notes which reset

•	daily, each business day;

•	weekly, the Wednesday of each week, except weekly reset treasury rate notes, which will be reset on the Tuesday of each week, except as provided below;

•	monthly, the third Wednesday of each month, with the exception of eleventh district cost of funds rate notes, which will be reset on the first calendar day of the month;

•	quarterly, the third Wednesday of March, June, September and December of each year;

•	semi-annually, the third Wednesday of the two months of each year as specified in the applicable pricing supplement; and

•	annually, the third Wednesday of the month of each year as specified in the applicable pricing supplement.

If any interest reset date for any floating rate note is not a business day, it will be postponed to the next succeeding business day, except that, in the case of a LIBOR note, or a floating rate note for which LIBOR is an applicable base rate, if that business day is in the next succeeding calendar month, that interest reset date will be the immediately preceding business day.

Maximum and Minimum Rates. A floating rate InterNote® may also have either or both of the following:

•	a maximum limit, or ceiling, called the “maximum interest rate,” on the rate at which interest may accrue during any interest period with respect to that floating rate note from time to time and

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a minimum limit, or floor, called the “minimum interest rate,” on the rate at which interest may accrue during any interest period with respect to that floating rate note from time to time. In addition to any maximum interest rate which may apply to any floating rate note, the interest rate on floating rate notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by federal law of general applicability. Under current New York law, the maximum rate of interest that may be charged is 25% per annum on a simple interest basis, but that limit does not apply to floating rate notes in which $2,500,000 or more has been invested.

Determination of Reset Interest Rates. The interest rate applicable to each interest reset period commencing on the respective interest reset date will be the rate determined as of the applicable interest determination date defined below, on or prior to the calculation date, as defined below under “—Calculation Agent.”

Unless otherwise specified in the applicable pricing supplement, the “interest determination date” with respect to an interest reset date for

•	CD rate notes, commercial paper rate notes, CMT rate notes, prime rate notes and federal funds rate notes will be the second business day before the interest reset date;

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constant maturity swap rate notes will be the second U.S. government securities business day (as defined under “Constant Maturity Swap Rate” in this prospectus supplement) preceding the related interest reset date; provided, however, that if, after attempting to determine the constant maturity swap rate (as described under “Constant Maturity Swap Rate” in this prospectus supplement), the rate is not determinable for a particular interest determination date (the “original interest determination date”), then the interest determination date shall be the first U.S. government securities business day preceding the original interest determination date for which the constant maturity swap rate can be determined as described under “Constant Maturity Swap Rate” in this prospectus supplement;

•	inflation-linked notes will be the fifth business day before the interest reset date;

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eleventh district cost of funds rate notes will be the last working day of the month before each interest reset date on which the Federal Home Loan Bank of San Francisco, or the “FHLB of San Francisco,” publishes the Index, as defined below under “—Eleventh District Cost of Funds Rate”;

•	LIBOR notes will be the second London banking day before the interest reset date; and

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treasury rate notes will be the day of the week in which that interest reset date falls on which treasury bills, as defined below under “—Treasury Rate”, are normally auctioned; treasury bills are normally sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, but is sometimes held on the preceding Friday.

If as a result of a legal holiday a treasury bill auction is held on the Friday of the week preceding an interest reset date, the related interest determination date will be the preceding Friday; and if an auction falls on any interest reset date, then the interest reset date instead will be the business day immediately succeeding the auction. The interest determination date pertaining to a floating rate note the interest rate of which is determined with reference to two or more base rates will be the first business day which is at least two business days prior to the interest reset date for that floating rate note on which each base rate is determined. Each base rate will be determined on that date and the applicable interest rate will take effect on the related interest reset date.

The interest rate in effect with respect to a floating rate note on each day that is not an interest reset date will be the interest rate determined as of the interest determination date for the immediately preceding interest reset date. The interest rate in effect on any day that is an interest reset date will be the interest rate determined as of the interest determination date for that interest reset date, subject in each case to any applicable law and maximum or minimum interest rate limitations. However, the interest rate in effect with respect to a floating rate note for the period from its original issue date to the first interest reset date, to which we refer as the “initial interest rate,” will be determined as specified in the applicable pricing supplement.

Accrued Interest. With respect to a floating rate note, accrued interest for any interest period will be calculated by multiplying the principal amount of such floating rate note by an accrued interest factor. That accrued interest factor will be computed by adding the interest factor calculated for each day in the applicable interest period. Unless otherwise specified, the interest factor for each day will be computed by dividing the interest rate applicable to that day by 360, or, in the case of CMT rate notes, treasury rate notes or inflation-linked notes or a floating rate note for which the CMT rate or the treasury rate or the CPI is an applicable base rate, by the actual number of days in the year or, for constant maturity swap rate notes, the interest factor for each day will be computed by dividing the number of days in the interest period by 360 (the number of days to be calculated on the basis of a year of 360 days with twelve 30-day months (unless (i) the last day of the interest period is the 31st day of a month but the first day of the interest period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (ii) the last day of the interest period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)).

Calculation Agent. Unless otherwise specified in the applicable pricing supplement, we will be the calculation agent and will calculate the interest rate applicable to a floating rate note on or before any calculation date. Upon the request of the holder of any floating rate note, the calculation agent will provide the interest rate then in effect and, if determined, the interest rate as determined for the then most recent interest reset date with respect to that floating rate note. Unless otherwise specified in the applicable pricing supplement, the “calculation date” pertaining to any interest determination date will be the earlier of

•	the tenth calendar day after that interest determination date or, if that day is not a business day, the next succeeding business day, or

•	the business day immediately preceding the applicable interest payment date or maturity date, as the case may be.

Unless otherwise specified, all percentages resulting from any calculation on floating rate notes will be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward, e.g., 9.876545%, or 0.09876545, will be rounded upward to 9.87655%, or 0.0987655, and all dollar amounts used in or resulting from that calculation on floating rate notes will be rounded to the nearest cent, with one-half cent being rounded upward.

As mentioned above, the initial interest rate in effect with respect to a floating rate note from and including the original issue date to but excluding the first interest reset date will be specified in the applicable note and related pricing supplement. The interest rate for each subsequent interest reset date will be determined by the calculation agent as set forth below, plus or minus any spread and/or multiplied by any spread multiplier, and subject to any maximum interest rate and/or minimum interest rate, as specified in the applicable note and related pricing supplement.

CD Rate

Unless otherwise specified in the applicable pricing supplement, CD rate means, with respect to any interest determination date relating to a CD rate note or any floating rate note for which the CD rate is an applicable base rate, which date we refer to as a “CD rate interest determination date,” the rate on that date for negotiable U.S. dollar certificates of deposit having the index maturity specified in the applicable pricing supplement as published in H.15(519), as defined below, under the heading “CDs (Secondary Market).” If the CD rate cannot be determined in this manner, the following procedures will apply.

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If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the CD rate will be the rate on that CD rate interest determination date for negotiable U.S. dollar certificates of deposit having the specified index maturity as published in H.15 Daily Update, as defined below, or other recognized electronic sources used for the purpose of displaying the applicable rate, under the caption “CDs (Secondary Market).”

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If by 3:00 p.m., New York City time, on the applicable calculation date, that rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source, the CD rate for that CD rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that CD rate interest determination date, of three leading non-bank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for negotiable U.S. dollar certificates of deposit of U.S. money center banks of the highest credit standing, in the market for negotiable certificates of deposit with a remaining maturity closest to the index maturity specified in the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time.

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If the dealers selected as described above by the calculation agent are not quoting rates as set forth above, the CD rate for that CD interest rate determination date will be the CD rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, then the rate of interest payable will be the initial interest rate.

“H.15(519)” means the weekly statistical publication designated “Statistical Release H.15(519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System.

“H.15 Daily Update” means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

Commercial Paper Rate

Unless otherwise specified in the applicable pricing supplement, “commercial paper rate” means, for any interest determination date relating to a commercial paper rate note or any floating rate note for which the commercial paper rate is an applicable base rate, to which we refer as a “commercial paper rate interest determination date,” the money market yield on that date of the rate for commercial paper having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “Commercial Paper—Nonfinancial.” If the commercial paper rate cannot be determined as described above, the following procedures will apply.

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If the rate described above is not published by 3:00 p.m., New York City time, on the relevant calculation date, then the commercial paper rate will be the money market yield of the rate on that commercial paper rate interest determination date for commercial paper of the specified index maturity as published in H.15 Daily Update, or in another recognized electronic source used for the purpose of displaying the applicable rate, under the caption “Commercial Paper—Nonfinancial.”

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If by 3:00 p.m., New York City time, on the calculation date, the rate described is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, the commercial paper rate for the applicable commercial paper rate interest determination date will be calculated by the calculation agent and will be the money market yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that commercial paper rate interest determination date of three leading dealers of United States dollar commercial paper in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for commercial paper of the index maturity specified in the applicable pricing supplement placed for a non-financial issuer whose bond rating is “Aa,” or the equivalent, from a nationally recognized statistical rating agency.

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If the dealers selected as described above by the calculation agent are not quoting as set forth above, the commercial paper rate with respect to that commercial paper rate interest determination date will be the commercial paper rate in effect for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Money market yield” means the yield, expressed as a percentage, calculated in accordance with the following formula:

Money market yield =	360 x D	x 100
360 - (D x M)

where “D” is the annual rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” is the actual number of days in the applicable interest period.

Constant Maturity Swap Rate

Unless otherwise specified in the applicable pricing supplement, constant maturity swap rate means, with respect to any interest determination date relating to a constant maturity swap rate note or a floating rate for which the constant maturity swap rate is an applicable base rate, which date we refer to as a “constant maturity swap rate determination date”:

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the rate for U.S. dollar swaps with the designated maturity specified in the applicable pricing supplement, expressed as a percentage, which appears on the Reuters Screen (or any successor service) ISDAFIX1 Page as of 11:00 A.M., New York City time, on the constant maturity swap rate determination date; or

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if the rate referred to in the preceding paragraph does not appear on the Reuters Screen (or any successor service) ISDAFIX1 Page by 2:00 P.M., New York City time, on such constant maturity swap rate determination date, a percentage determined on the basis of the mid-market semi-annual swap rate quotations provided by the reference banks (as defined below) as of approximately 11:00 A.M., New York City time, on such constant maturity swap rate determination date, and, for this purpose, the semi-annual swap rate means the mean of the bid and offered rates for the semi-annual fixed leg, calculated on a 30/360 day count basis, of a fixed-for-floating U.S. dollar interest rate swap transaction with a term equal to the designated maturity specified in the applicable pricing supplement commencing on the interest reset date and in a representative amount (as defined below) with an acknowledged dealer of good credit in the swap market, where the floating leg, calculated on an actual/360 day count basis, is equivalent to USD-LIBOR-BBA with a designated maturity specified in the applicable pricing supplement. The calculation agent will request the principal New York City office of each of the reference banks to provide a quotation of its rate. If at least three quotations are provided, the rate for that constant maturity swap rate determination date will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest); or

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if at least three quotations are not received by the calculation agent as mentioned in the preceding paragraph, the constant maturity swap rate in effect on the particular constant maturity swap rate determination date.

“U.S. government securities business day” means any day except for Saturday, Sunday, or a day on which The Bond Market Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“Representative amount” means an amount that is representative for a single transaction in the relevant market at the relevant time.

“Reference banks” mean five leading swap dealers in the New York City interbank market, selected by the calculation agent, after consultation with us.

CMT Rate

Unless otherwise specified in the applicable pricing supplement, “CMT rate” means for any interest determination date relating to a CMT rate note or any floating rate note for which the CMT rate is an applicable base rate, to which we refer as a “CMT rate interest determination date,” the following rate displayed on the designated CMT Reuters page, as defined below, under the caption “…Treasury Constant Maturities…Federal Reserve Board Release H.15…Mondays approximately 3:45 p.m.,” under the column for the designated CMT maturity index:

•	if the designated CMT Reuters page is FRBCMT, the rate for the relevant interest determination date; or

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if the designated CMT Reuters page is FEDCMT, the weekly or monthly average, as specified in the applicable pricing supplement, for the week or the month, as applicable, ended immediately preceding the week or month, as applicable, in which the related CMT rate interest determination date falls.

If the CMT rate cannot be determined in this manner, the following procedures will apply.

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If the applicable rate described above is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate for that CMT rate interest determination date will be the treasury constant maturity rate for the designated CMT maturity index as published in H.15(519).

•	If the rate described in the prior paragraph is no longer published, or if not published by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate for that CMT rate interest determination date will be the treasury constant maturity rate for the designated CMT maturity index, or other treasury rate for the designated CMT maturity index, for the CMT rate interest determination date with respect to that interest reset date that:

•	is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury; and

•	determined by the calculation agent to be comparable to the rate formerly displayed on the designated CMT Reuters page and published in H.15(519).

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If the rate described in the prior paragraph is not provided by 3:00 p.m., New York City time, on the related calculation date, then the CMT rate for the CMT rate interest determination date will be calculated by the calculation agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the CMT rate interest determination date reported, according to their written records, by three leading primary United States government securities dealers in The City of New York, which may include one or more of the agents or their affiliates, which we refer to as “reference dealers,” selected by the calculation agent, from five such reference dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation, or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States, to which we refer as “treasury notes,” with an original maturity of approximately the designated CMT maturity index and a remaining term to maturity of not less than such designated CMT maturity index minus one year.

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If the calculation agent is unable to obtain three treasury note quotations as described above, the CMT rate for that CMT rate interest determination date will be calculated by the calculation agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 p.m., New York City time, on the CMT rate interest determination date of three reference dealers in The City of New York, from five such reference dealers selected by the calculation agent and eliminating the highest quotation, or, in the event of equality, one of the highest, and the lowest quotation, or, in the event of equality, one of the lowest, for treasury notes with an original maturity of the number of years that is the next highest to the designated CMT maturity index and a remaining term to maturity closest to the designated CMT maturity index and in an amount of at least $100 million.

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If three or four, and not five, of such reference dealers are quoting as set forth above, then the CMT rate will be based on the arithmetic mean of the offered rates obtained and neither the highest nor lowest of such quotes will be eliminated. However, if fewer than three reference dealers selected by the calculation agent are quoting as set forth above, the CMT rate with respect to that CMT rate interest determination date will be the CMT rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate. If two treasury notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the designated CMT maturity index, then the quotes for the treasury note with the shorter remaining term to maturity will be used.

“Designated CMT maturity index” means the original period to maturity of the U.S. treasury securities (1, 2, 3, 5, 7, 10, 20 or 30 years) specified in the applicable pricing supplement with respect to which the CMT rate will be calculated or, if no such maturity is specified in the applicable pricing supplement, two years.

“Designated CMT Reuters page” means the display on Reuters, or any successor service, on the page specified in the applicable pricing supplement, or any successor page on that service, for the purpose of displaying treasury constant maturities as reported in H.15(519), or, if no such page is specified in the applicable pricing supplement, Page FEDCMT.

LIBOR

Unless otherwise specified in the applicable pricing supplement, “LIBOR” means the rate determined by the calculation agent in accordance with the following provisions:

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For an interest determination date relating to a LIBOR note or any floating rate note for which LIBOR is an applicable base rate, to which we refer as a “LIBOR interest determination date,” LIBOR will be the arithmetic mean of the offered rates in U.S. dollars, unless the Designated LIBOR page, as defined below, by its terms provides only for a single rate, in which case that single rate shall be used for deposits in U.S. dollars having the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, that appear, or, if only a single rate is required as aforesaid, appears, on the designated LIBOR page as of 11:00 a.m., London time, on that LIBOR interest determination date.

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For a LIBOR interest determination date on which fewer than two offered rates appear, or no rate appears, as the case may be, on the designated LIBOR page as specified in the previous bullet point, the calculation agent will request the principal London offices of each of four major reference banks, which may include one or more of the agents or their affiliates, in the London interbank market, as selected by the calculation agent, after consultation with us, to provide its offered quotation for deposits in U.S. dollars for the period of the index maturity specified in the applicable pricing supplement, commencing on the applicable interest reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that LIBOR interest determination date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time.

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If the reference banks provide at least two such quotations, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, then LIBOR for that LIBOR interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in The City of New York on that LIBOR interest determination date by three major banks, which may include one or more of the agents or their affiliates, in The City of New York, after consultation with us, for loans in U.S. dollars to leading European banks, having the index maturity specified in the applicable pricing supplement and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time.

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If the banks selected by the calculation agent are not quoting as set forth above, LIBOR with respect to that LIBOR interest determination date will be LIBOR for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Designated LIBOR page” means the display on Reuters, or any successor service, on the page specified in the applicable pricing supplement, or any successor page on that service, for the purpose of displaying the London interbank rates of major banks for U.S. dollars.

Prime Rate

Unless otherwise specified in the applicable pricing supplement, “prime rate” means, with respect to any interest determination date relating to a prime rate note or any floating rate note for which the prime rate is an applicable base rate, to which we refer as a “prime rate interest determination date,” the rate set forth on such date in H.15(519) under the caption “Bank Prime Loan.” If the prime rate cannot be determined as described above, the following procedures will apply.

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If the rate described above is not published by 3:00 p.m., New York City time, on the related calculation date, then the rate on such prime rate interest determination date as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “Bank Prime Loan” will be the prime rate.

•

If the rate described above is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source by 3:00 p.m., New York City time, on the related calculation date, then the prime rate will be determined by the calculation agent and will be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 page, as defined below, as that bank’s prime rate or base lending rate as of 11:00 a.m., New York City time, on that prime rate interest determination date.

•

If fewer than four of these rates appear on the Reuters Screen US PRIME 1 page for that prime rate interest determination date, then the prime rate will be determined by the calculation agent and will be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that prime rate interest determination date by three major banks in New York City, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with the Company.

•

If the banks selected by the calculation agent are not quoting as set forth above, the prime rate with respect to that prime rate interest determination date will remain the prime rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Reuters Screen US PRIME 1 page” means the display on Reuters, or any successor service, on the “US PRIME 1” page, or such other page as may replace the US PRIME 1 page on that service, for the purpose of displaying prime rates or base lending rates of major United States banks.

Treasury Rate

Unless otherwise specified in the applicable pricing supplement, “treasury rate” means, with respect to any interest determination date relating to a treasury rate note or any floating rate note for which the treasury rate is an applicable base rate, to which we refer as a “treasury rate interest determination date,” the rate from the auction held on such treasury rate interest determination date of direct obligations of the United States, or “treasury bills,” having the index maturity specified in the applicable pricing supplement under the caption “INVEST RATE” on the display on Reuters or any successor service, on page USAUCTION10, or any other page as may replace that page on that service, to which we refer as “Reuters Page USAUCTION10,” or page USAUCTION11, or any other page as may replace that page on that service, or “Reuters Page USAUCTION11.” If the treasury rate cannot be determined in this manner, the following procedures will apply.

•

If the rate described above is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the rate for those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High,” will be the treasury rate.

•

If the rate described in the prior paragraph is not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield, as defined below, of the auction rate of such treasury bills as announced by the United States Department of the Treasury.

•

If the auction rate described in the prior paragraph is not so announced by the United States Department of the Treasury, or if no such auction is held, then the treasury rate will be the bond equivalent yield of the rate on that treasury rate interest determination date of treasury bills having the index maturity specified in the applicable pricing supplement as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market” or, if not yet published by 3:00 p.m., New York City time, on the related calculation date, the rate on that treasury rate interest determination date of those treasury bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market.”

•

If the rate described in the prior paragraph is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source, then the treasury rate will be calculated by the calculation agent and will be the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that treasury rate interest determination date, of three leading primary United States government securities dealers, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, for the issue of treasury bills with a remaining maturity closest to the index maturity specified in the applicable pricing supplement.

•

If the dealers selected as described above by the calculation agent are not quoting as set forth above, the treasury rate with respect to that treasury rate interest determination date will be the treasury rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

“Bond equivalent yield” means a yield, expressed as a percentage, calculated in accordance with the following formula:

Bond equivalent yield =	D x N	x 100
360 - (D x M)

where “D” is the applicable per annum rate for treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” is the actual number of days in the applicable interest reset period.

Eleventh District Cost of Funds Rate

Unless otherwise specified in the applicable pricing supplement, “eleventh district cost of funds rate” means, with respect to any interest determination date relating to an eleventh district cost of funds rate note or any floating rate note for which the eleventh district cost of funds rate is an applicable base rate, to which we refer as an “eleventh district cost of funds rate interest determination date,” the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which that eleventh district cost of funds rate interest determination date falls as set forth under the caption “11th Dist COFI” on the display on Reuters, or any successor service, on page COFI/ARMS, or any other page as may replace that page on that service to which we refer as “Reuters Page COFI/ARMS”, as of 11:00 a.m., San Francisco time, on that eleventh district cost of funds rate interest determination date. If the eleventh district cost of funds rate cannot be determined in this manner, the following procedures will apply:

•

If that rate does not appear on Reuters Page COFI/ARMS on that eleventh district cost of funds rate interest determination date, then the eleventh district cost of funds rate for that eleventh district cost of funds rate interest determination date will be the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced, to which we refer as the “index,” by the FHLB of San Francisco as that cost of funds for the calendar month immediately preceding that eleventh district cost of funds rate interest determination date.

•

If the FHLB of San Francisco fails to announce the index on or prior to that eleventh district cost of funds rate interest determination date for the calendar month immediately preceding that eleventh district cost of funds rate interest determination date, the eleventh district cost of funds rate with respect to that eleventh district cost of funds rate interest determination date will be the eleventh district cost of funds rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Federal Funds Rate

Unless otherwise specified in the applicable pricing supplement, “federal funds rate” means, with respect to any interest determination date relating to a federal funds rate note or any floating rate note for which the federal funds rate is an applicable base rate, to which we refer as a “federal funds rate interest determination date,” the rate on that date for United States dollar federal funds as published in H.15(519) under the heading “Federal

Funds (Effective)” as that rate is displayed on Reuters, or any successor service, on page FEDFUNDS1, or any other page as may replace that page on that service, to which we refer as “Reuters Page FEDFUNDS1.” If the federal funds rate cannot be determined in this manner, the following procedures will apply:

•

If the rate described above does not appear on Reuters Page FEDFUNDS1 by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate will be the rate on that federal funds rate interest determination date for United States dollar federal funds as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying that rate, under the caption “Federal Funds (Effective).”

•

If the rate described above does not appear on Reuters Page FEDFUNDS1 or is not yet published in H.15(519), H.15 Daily Update or another electronic source by 3:00 p.m., New York City time, on the related calculation date, then the federal funds rate for that federal funds rate interest determination date will be calculated by the calculation agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include one or more of the agents or their affiliates, selected by the calculation agent, after consultation with us, prior to 9:00 a.m., New York City time, on that federal funds rate interest determination date.

•

If the brokers selected as described above by the calculation agent are not quoting as set forth above, the federal funds rate with respect to that federal funds rate interest determination date will be the federal funds rate for the immediately preceding interest reset period, or if there was no interest reset period, the rate of interest payable will be the initial interest rate.

Indexed InterNotes®

We may issue indexed InterNotes® that will provide that the amount of interest payable on an interest payment date and/or the amount of principal payable at maturity will be determined by reference to:

•	one or more securities;

•	one or more commodities;

•	any other financial, economic or other measures or instruments, including the occurrence or non-occurrence of any event or circumstances; and/or

•	indices or baskets of any of these items.

The applicable pricing supplement will include information about the relevant index or indices and how amounts that are to become payable will be determined by reference to that index or those indices. See also “Risk Factors—An investment in indexed notes entails significant risks not associated with a similar investment in fixed or conventional floating rate debt securities.”

Inflation-Linked Rate

Inflation Index Adjustment. Unless otherwise specified in the applicable pricing supplement, “inflation-linked rate” means, for any interest determination date relating to a inflation-linked note or any floating rate note for which the CPI (as defined below) is the applicable base rate, the inflation index adjustment plus a specified percentage (also referred to as the “spread”). The inflation index adjustment for each interest payment period will be based on the percentage change in the CPI. The inflation index adjustment may be a positive or negative rate in any interest payment period and will be calculated monthly and reset the interest rate on the notes monthly.

•	The “inflation index adjustment” (expressed as a percentage per year) for an interest payment period will be calculated as follows:

Inflation index adjustment =	(Ref CPIn – Ref CPIn-12)
Ref CPIn-12

The inflation index adjustment will be expressed as a percentage, rounded to the nearest one-hundredth of one percent. All percentages resulting from any intermediate calculation on the notes will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with .000005% rounded up to .00001%. All coupon amounts used in or resulting from such calculation on the notes will be rounded to the nearest one-hundredth of a percentage point, with .005% rounded up to .01%.

Ref CPIn = As to any Interest Reset Date, the level of CPI for the third calendar month (the “Reference Month”) preceding the month in which that Interest Reset Date occurs, as reported in the second calendar month prior to such Interest Reset Date.

Ref CPIn-12 = As to any Interest Reset Date, the level of CPI for the 12th calendar month preceding the relevant Reference Month

•

Example. For example, for the Interest Payment Period from and including December 1, 2011 to but excluding January 1, 2012, CPIn was 226.889, the CPI for September 2011 (the Reference Month), and Ref CPIn-12 was 218.439, the CPI for September 2010 (which is the CPI for the 12th calendar month preceding the Reference Month). Assuming a spread of 2.00%, the rate at which interest would have been paid for that period would have been calculated as follows:

Inflation Index Adjustment =
	=	(Ref CPIn – Ref CPIn-12)

		Ref CPIn-12
	=	(226.889 – 218.439)

		218.439
	=	.03868
Spread	=	2.00%
Interest Rate	=	.03868 + .0200 = .05868 = 5.87%

“CPI” means the non-seasonally adjusted U.S. City Average All Items Consumer Price Index for All Urban Consumers, which is published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor, as reported on Bloomberg page CPURNSA or any successor service.

The Consumer Price Index. The consumer price index is the non-seasonally adjusted U.S. City Average All Items Consumer Price Index published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor. The Bureau of Labor Statistics makes available almost all consumer price index data and press releases immediately at the time of release. This material may be accessed electronically by means of the Bureau of Labor Statistics’ home page on the Internet at http://www.bls.gov. We make no representation or warranty as to the accuracy or completeness of the information obtained from the Bureau of Labor Statistics’ home page. No information contained on the Bureau of Labor Statistics’ home page is incorporated by reference in this prospectus supplement or the accompanying prospectus.

According to the publicly available information provided by the Bureau of Labor Statistics, the consumer price index is a measure of the average change in consumer prices over time in a fixed market basket of goods and services, including food, clothing, shelter, fuels, transportation, drugs and charges for the services of doctors and dentists. User fees (such as water and sewer service) and sales and excise taxes paid by the consumer are also included. Income taxes and investment items such as stocks, bonds and life insurance are not included. The consumer price index includes expenditures by urban wage earners and clerical workers, professional, managerial and technical workers, the self-employed, short-term workers, the unemployed, retirees and others not in the labor force. In calculating the consumer price index, price changes for the various items are averaged together with weights that represent their significance in the spending of urban households in the United States. The contents of the market basket of goods and services and the weights assigned to the various items are updated periodically to take into account changes in consumer expenditure patterns. The consumer price index is expressed in relative terms based on a reference period for which the level is set at 100 (currently the base reference period used by the Bureau of Labor Statistics is 1982-1984). For example, because the CPI for the 1982-1984 reference period is 100, an increase of 16.5 percent from that period would be shown as 116.5.

The Bureau of Labor Statistics has made numerous technical and methodological changes to the consumer price index over the last 25 years, and it is likely to continue to do so. Examples of recent methodological changes include:

•	the use of regression models to adjust for the quality improvements in various goods (televisions, personal computers, etc.);

•	the introduction of geometric averages to account for consumer substitution within consumer price index categories; and

•	changing the housing/shelter formula to improve rental equivalence estimation.

These changes and any future changes could reduce the level of the consumer price index and therefore lower the interest payable on the notes.

The Bureau of Labor Statistics occasionally rebases the consumer price index. The current standard reference base period is 1982-1984 = 100. The consumer price index was last rebased in January 1988. Prior to the release of the consumer price index for January 1988, the standard reference base was 1967 = 100. If the Bureau of Labor Statistics rebases the consumer price index during the time the notes are outstanding, the calculation agent will continue to calculate inflation using the existing base year in effect for the consumer price index at the time of issuance of the notes as long as the old consumer price index is still published. The conversion to a new reference base does not affect the measurement of the percent changes in a given index series from one time period to another, except for rounding differences. Thus, rebasing might affect the published “headline” number often quoted in the financial press; however, the inflation calculation for the notes should not be adversely affected by any such rebasing because the old-based consumer price index can be calculated by using the percent changes of the new rebased consumer price index to calculate the levels of the old consumer price index (because the two series should have the same percentage changes).

The notes represent obligations of Prudential Financial, Inc. only. The U.S. government is not involved in any way in this offering and is under no obligation relating to the notes or to the holders of the notes.

CPI Contingencies. If the CPI for a particular month is revised, the previously reported CPI will continue to be used to calculate interest payments on the notes.

In no case will the interest rate for the notes for any monthly interest payment period be less than the minimum interest rate of 0.00% per annum or more than the maximum interest rate of 100% per annum. The amount of interest payable on the notes on each interest payment date will be calculated on an actual/actual day count basis. If the CPI for a particular month is revised, the previously reported CPI will continue to be used to calculate interest payments on the notes.

If by 3:00 p.m. on any interest determination date the CPI is not published on Bloomberg CPURNSA for any relevant month, but has otherwise been published by the Bureau of Labor Statistics, the calculation agent will determine the CPI as reported by the Bureau of Labor Statistics for such month using such other source as on its face appears to accurately set forth the CPI as reported by the Bureau of Labor Statistics.

In calculating CPIn and CPIn-12, the calculation agent will use the most recently available value of the CPI determined as described above on the applicable interest determination date, even if such value has been adjusted from a prior reported value for the relevant month. However, if a value of CPIn and CPI n-12 used by the calculation agent on any interest reset date to determine the interest rate on the notes (an initial CPI) is subsequently revised by the Bureau of Labor Statistics, the calculation agent will continue to use the initial CPI, and the interest rate determined on such interest determination date will not be revised.

If the CPI is rebased to a different year or period and the 1982-1984 CPI is no longer used, the base reference period for the notes will continue to be the 1982-1984 reference period as long as the 1982-1984 CPI continues to be published.

If, while the notes are outstanding, the CPI is discontinued or substantially altered, as determined by the calculation agent in its sole discretion, the calculation agent will determine the interest rate on the notes by reference to the applicable substitute index that is chosen by the Secretary of the Treasury for the Department of The Treasury’s Inflation-Linked Treasuries as described at 62 Federal Register 846-874 (January 6, 1997) or, if no such securities are outstanding, the substitute index will be determined by the calculation agent in accordance with general market practice at the time; provided that the procedure for determining the resulting interest rate is administratively acceptable to the calculation agent.

The following table sets forth the CPI from January 2006 to January 2012, as reported by the Bureau of Labor Statistics of the U.S. Department of Labor.

Month	2012	2011	2010	2009	2008	2007	2006
January	226.665	220.223	216.687	211.143	211.080	202.416	198.3
February	—	221.309	216.741	212.193	211.693	203.499	198.7
March	—	223.467	217.631	212.709	213.528	205.352	199.8
April	—	224.906	218.009	213.240	214.823	206.686	201.5
May	—	225.964	218.178	213.856	216.632	207.949	202.5
June	—	225.722	217.965	215.693	218.815	208.352	202.9
July	—	225.922	218.011	215.351	219.964	208.299	203.5
August	—	226.545	218.312	215.834	219.086	207.917	203.9
September	—	226.889	218.439	215.969	218.783	208.490	202.9
October	—	226.421	218.711	216.177	216.573	208.936	201.8
November	—	226.230	218.803	216.330	212.425	210.177	201.5
December	—	225.672	219.179	215.949	210.228	210.036	201.8

As previously stated, movements in the CPI that have occurred in the past are not necessarily indicative of changes that may occur in the future, which may be wider or more confined than those that have occurred historically.

Original Issue Discount InterNotes®

We may issue the InterNotes® as “original issue discount notes.” An original issue discount note is a note, including any note that does not provide for the payment of interest prior to its maturity date, which is issued at a price lower than its principal amount and that provides that upon redemption, repayment or acceleration of its stated maturity an amount less than its principal amount will be payable. If an original issue discount note is redeemed, repaid or accelerated prior to its stated maturity, the amount payable to the holder of such a note will be determined in accordance with the terms of the note, but will be an amount less than the amount payable at the stated maturity of such a note. Original issue discount notes and other notes may be treated as issued with original issue discount for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations” in this prospectus supplement.

Amortizing InterNotes®

We may from time to time offer InterNotes® on which we pay principal and interest in installments over the life of the notes. Interest on amortizing notes will be computed on the basis of a 360-day year of twelve 30-day months, and, in the case of an incomplete month, the number of days elapsed calculated on the basis of a 30-day month. Unless otherwise specified in the applicable pricing supplement, payments with respect to the amortizing notes will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide a table with repayment information with respect to each amortizing note to its original purchaser and we will make this information available, upon request, to subsequent noteholders.

Redemption and Repayment

Unless we otherwise provide in the applicable pricing supplement, an InterNote® will not be redeemable or repayable prior to its stated maturity date.

If the applicable pricing supplement states that the note will be redeemable at our option prior to its stated maturity date, then on such date or dates specified in the pricing supplement, we may redeem that note at our option either in whole or from time to time in part, upon not less than 30 days’ written notice to the holder of that note.

If the pricing supplement states that your note will be repayable at your option prior to its stated maturity date, we will require receipt of notice of the request for repayment at least 30 but not more than 60 days prior to the date or dates specified in the pricing supplement. We also must receive the completed form entitled “Option to Elect Repayment.” Exercise of the repayment option by the holder of a note is irrevocable.

Since the notes will be represented by a single master global note in fully registered form, DTC or its nominee will be treated as the holder of the notes; therefore, other than the trustee under the indenture, DTC or its nominee will be the only entity that receives notices of redemption of notes from us and will be the only entity that can exercise the right to have the notes repaid, in the case of optional repayment. See “Registration and Settlement.”

To ensure that DTC or its nominee will timely exercise a right to repayment with respect to a particular beneficial interest in a note, the beneficial owner of the interest in that note must instruct the broker or other direct or indirect participant through which it holds the beneficial interest to notify DTC or its nominee of its desire to exercise a right of repayment. Because different firms have different cut-off times for accepting instructions from their customers, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note to determine the cut-off time by which the instruction must be given for timely notice to be delivered to DTC or its nominee. Conveyance of notices and other communications by DTC or its nominee to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners of the notes will be governed by agreements among them and any applicable statutory or regulatory requirements.

The redemption or repayment of a note normally will occur on the interest payment date or dates following receipt of a valid notice. Unless otherwise specified in the pricing supplement, the redemption or repayment price will equal 100% of the principal amount of the note plus unpaid interest accrued to the date or dates of redemption or repayment.

We may at any time purchase notes at any price or prices in the open market or otherwise. We may also purchase notes otherwise tendered for repayment by a holder or tendered by a holder’s duly authorized representative through exercise of the Survivor’s Option described below. If we purchase the notes in this manner, we have the discretion to hold, resell or surrender the notes to the trustee for cancellation.

Survivor’s Option

The “Survivor’s Option” is a provision in an InterNote® pursuant to which we agree to repay that note, if requested by the authorized representative of the beneficial owner of that note, following the death of the beneficial owner of the note, so long as the note was owned by that beneficial owner or the estate of that beneficial owner at least six months prior to the request. The pricing supplement relating to each offering of notes will state whether the Survivor’s Option applies to those notes.

If a note is entitled to a Survivor’s Option, upon the valid exercise of the Survivor’s Option and the proper tender of that note for repayment, we will, at our option, repay that note, in whole or in part, at a price equal to 100% of the amortized principal amount of the deceased beneficial owner’s interest in that note plus unpaid interest accrued to the date of repayment.

To be valid, the Survivor’s Option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the note, including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner, under the laws of the applicable jurisdiction.

The death of a person holding a beneficial ownership interest in a note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, will be deemed the death of a beneficial owner of that note, and the entire principal amount of the note so held will be subject to repayment by us upon request. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than such deceased holder’s spouse will be deemed the death of a beneficial owner only with respect to such deceased person’s interest in the note.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a note will be deemed the death of the beneficial owner of that note for purposes of the Survivor’s Option, regardless of whether that beneficial owner was the registered holder of that note, if entitlement to those interests can be established to the satisfaction of us and the paying agent. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interests in the applicable note during his or her lifetime.

We have the discretionary right to limit the aggregate principal amount of notes as to which exercises of the Survivor’s Option shall be accepted by us from authorized representatives of all deceased beneficial owners in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the principal amount of all notes outstanding as of the end of the most recent calendar year. We also have the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of notes as to which exercises of the Survivor’s Option shall be accepted by us from the authorized representative of any individual deceased beneficial owner of notes in such calendar year. In addition, we will not permit the exercise of the Survivor’s Option except in principal amounts equal to the minimum denomination ($1,000, unless otherwise specified in the applicable pricing supplement) and integral multiples thereof.

An otherwise valid election to exercise the Survivor’s Option may not be withdrawn. Each election to exercise the Survivor’s Option will be accepted in the order that elections are received by the paying agent, except for any note the acceptance of which would contravene any of the limitations described in the preceding paragraph. Notes accepted for repayment through the exercise of the Survivor’s Option normally will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. For example, if the acceptance date of a note tendered through a valid exercise of the Survivor’s Option is April 1, 2012, and interest on that note is paid monthly, we would normally, at our option, repay that note on the interest payment date occurring on May 15, 2012, because the April 15, 2012 interest payment date would occur less than 20 days from the date of acceptance. Each tendered note that is not accepted in any calendar year due to the application of any of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered. If a note tendered through a valid exercise of the Survivor’s Option is not accepted, the paying agent will deliver a notice by first-class mail to the registered holder, at that holder’s last known address as indicated in the note register, that states the reason that note has not been accepted for repayment.

With respect to notes represented by a global note, DTC or its nominee is treated as the holder of the notes and will be the only entity that can exercise the Survivor’s Option for such notes. To obtain repayment pursuant to exercise of the Survivor’s Option for a note, the deceased beneficial owner’s authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the note is held by the deceased beneficial owner:

•	a written instruction to such broker or other entity to notify DTC of the authorized representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option;

•

appropriate evidence satisfactory to us and the paying agent (a) that the deceased was the beneficial owner of the note at the time of death and his or her interest in the note was owned by the deceased beneficial owner or his or her estate at least six months prior to the request for repayment, (b) that the death of the beneficial owner has occurred, (c) of the date of death of the beneficial owner, and (d) that the representative has authority to act on behalf of the beneficial owner;

•

if the interest in the note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to us and the paying agent from the nominee attesting to the deceased’s beneficial ownership of such note;

•

a written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of FINRA, or a commercial bank or trust company having an office or correspondent in the United States;

•	if applicable, a properly executed assignment or endorsement;

•

tax waivers and any other instruments or documents that we or the paying agent reasonably require in order to establish the validity of the beneficial ownership of the note and the claimant’s entitlement to payment; and

•

any additional information we or the paying agent reasonably require to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of the note.

In turn, the broker or other entity will deliver each of these items to the paying agent, together with evidence satisfactory to us and the paying agent from the broker or other entity stating that it represents the deceased beneficial owner.

All questions regarding the eligibility or validity of any exercise of the Survivor’s Option will be determined by us, in our sole discretion, which determination will be final and binding on all parties.

The broker or other entity will be responsible for disbursing payments received from the paying agent to the authorized representative. See “Registration and Settlement.”

Forms for the exercise of the Survivor’s Option may be obtained from the paying agent, Citibank, N.A., at 388 Greenwich Street, 14th Floor, New York, New York 10013, Attention: Agency & Trust Group.

If applicable, we will comply with the requirements of Section 14(e) of the Exchange Act, and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders or beneficial owners thereof.

Replacement of InterNotes®

If any mutilated InterNote® is surrendered to the trustee, we will execute and the trustee will authenticate and deliver in exchange for such mutilated note a new note of the same series and principal amount. If the trustee and we receive evidence to our satisfaction of the destruction, loss or theft of any note and such security or indemnity as may be required by them, then we shall execute and the trustee shall authenticate and deliver, in lieu of such destroyed, lost or stolen note, a new note of the same series and principal amount. All expenses, including counsel fees and expenses, associated with issuing the new note shall be borne by the owner of the mutilated, destroyed, lost or stolen note.

Reopening of Issue

We may, from time to time, without the consent of existing noteholders, reopen an issue of InterNotes® and issue additional InterNotes® with the same terms, including maturity and interest payment terms, as InterNotes® issued on an earlier date, except for the issue date, issue price and the first payment date of interest. After such additional notes are issued, they will be fungible with the previously issued notes to the extent specified in the applicable pricing supplement.

REGISTRATION AND SETTLEMENT

The Depository Trust Company

All of the notes we offer will be issued in book-entry only form, unless otherwise specified in the applicable pricing supplement. This means that we will not issue certificates for notes, except in the limited cases described below. Instead, we will issue fully registered master global notes. Each master global note will be held through DTC and will be registered in the name of Cede & Co., as nominee of DTC. Accordingly, Cede & Co. will be the holder of record of the notes. Each note represented by a global note evidences a beneficial interest in that global note.

Beneficial interests in a master global note will be shown on, and transfers are effected through, records maintained by DTC or its participants. In order to own a beneficial interest in a note, you must be an institution that has an account with DTC or have a direct or indirect account with such an institution. Transfers of ownership interests in the notes will be accomplished by making entries in DTC participants’ books acting on behalf of beneficial owners.

So long as DTC or its nominee is the registered holder of a global note, DTC or its nominee, as the case may be, will be the sole holder and owner of the notes represented thereby for all purposes, including payment of principal and interest, under the indenture. Except as otherwise provided below, you will not be entitled to receive physical delivery of certificated notes and will not be considered the holder of the notes for any purpose under the indenture. Accordingly, you must rely on the procedures of DTC and the procedures of the DTC participant through which you own your note in order to exercise any rights of a holder of a note under the indenture. The laws of some jurisdictions require that certain purchasers of notes take physical delivery of such notes in certificated form. Those limits and laws may impair the ability to transfer beneficial interests in the notes.

If any of the following happens:

•

DTC or any successor depositary notifies us that it is unwilling or unable to continue as depositary for global notes or ceases to be a “clearing agency” registered in good standing under the Exchange Act or other applicable statute or regulation and we do not appoint a successor depositary within 90 days after we receive notice of such inability, unwillingness or cessation,

•	an event of default, as described under “Description of Debt Securities We May Offer—Default and Related Matters” in the accompanying prospectus, under the notes has occurred and is continuing, or

•	we, in our sole discretion, determine that any or all of the book-entry notes will no longer be represented by global notes,

then we will issue, to participants that hold interests in those global notes through DTC, certificated notes in exchange for the related book-entry notes and such participants will then become the registered holders of those certificated notes. Those global notes will be cancelled and be of no further force or effect. The registered holder of a certificated note may transfer that note as described below under “—Registration, Transfer and Payment of Certificated Notes.”

The following is based on information furnished by DTC:

DTC will act as securities depositary for the notes. The notes will be issued as fully-registered notes registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC.

DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a

“clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes will be credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.

Neither DTC nor Cede & Co., nor any other DTC nominee, will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date, identified in a listing attached to the Omnibus Proxy.

We will pay principal and or interest payments on the notes in same-day funds directly to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records upon DTC’s receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participant.

We will send any redemption notices to DTC. If less than all of the notes are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

A beneficial owner, or its authorized representative, shall give notice to elect to have its notes repaid by us, through its direct or indirect participant, to the paying agent, and shall effect delivery of such notes by causing the direct participant to transfer that participant’s interest in the global note representing such notes, on DTC’s records, to the paying agent. The requirement for physical delivery of notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global note representing such notes are transferred by the direct participants on DTC’s records.

DTC may discontinue providing its services as securities depository for the notes at any time by giving us reasonable notice. Under such circumstances, if a successor securities depositary is not obtained, we will print and deliver certificated notes. We may decide to discontinue use of the system of book-entry transfers through DTC, or a successor securities depositary. In that event, we will print and deliver certificated notes.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but neither we, the Purchasing Agent nor any agent takes any responsibility for its accuracy.

Registration, Transfer and Payment of Certificated Notes

We do not intend to issue certificated notes, except in the limited circumstances described above. If we ever issue notes in certificated form, those notes may be presented for registration, transfer and payment at the office of the registrar or at the office of any transfer agent designated and maintained by us. We have originally designated Citibank, N.A. to act in those capacities for the notes. The registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the notes, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time, we may change transfer agents or approve a change in the location through which any transfer agent acts. We also may designate additional transfer agents for any notes at any time.

We will not be required to: (1) issue, exchange or register the transfer of any note to be redeemed for a period of 15 days after the selection of the notes to be redeemed; (2) exchange or register the transfer of any note that was selected, called or is being called for redemption, except the unredeemed portion of any note being redeemed in part; or (3) exchange or register the transfer of any note as to which an election for repayment by the holder has been made, except the unrepaid portion of any note being repaid in part.

We will pay principal of and interest on any notes in certificated form at the offices of the paying agents we may designate from time to time. Generally, we will pay interest on a note by check on any interest payment date other than at stated maturity or upon earlier redemption or repayment to the person in whose name the note is registered at the close of business on the regular record date for that payment. We will pay principal and interest at stated maturity or upon earlier redemption or repayment in same-day funds against presentation and surrender of the applicable notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in notes. This summary deals only with holders that hold notes as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, person that will hold notes as a hedge against currency risk or as a position in a “straddle” or conversion transaction, tax-exempt organization or a person whose “functional currency” is not the U.S. dollar.

This summary is based on laws, regulations, rulings and decisions now in effect, all of which may change. Any change could apply retroactively and could affect the continued validity of this summary.

You should consult your tax adviser about the tax consequences of holding notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

U.S. Holders

The following discussion summarizes certain U.S. federal income tax consequences that may be relevant to you if you invest in notes and are a U.S. holder. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the notes.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest,” as defined below, on a note will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts, in accordance with your regular method of tax accounting.

Original Issue Discount

Other than short-term notes, discussed below, if we issue notes at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the notes multiplied by the number of full years to their maturity, or in the case of amortizing notes, their weighted average maturity, or the “de minimis amount,” the notes will be “Original Issue Discount Notes.” The difference between the issue price and the stated redemption price at maturity of the notes will be the “original issue discount,” or “OID.” The “issue price” of the notes will be the first price at which a substantial amount of the notes are sold to the public, i.e., excluding sales of notes to underwriters, placement agents, wholesalers, or similar persons. The “stated redemption price at maturity” will include all payments under the notes other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property, other than debt instruments issued by the Company at least annually during the entire term of a note at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in a note that is issued at a discount that is less than the de minimis amount, or “de minimis OID”, you must include the de minimis OID in income as stated principal payments are made on the note, unless you make the election described below to treat all interest as original issue discount. The amount includible in income with respect to each such payment can be determined by multiplying the total amount of a note’s de minimis OID by a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the note.

If you invest in an Original Issue Discount Note, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Internal Revenue Code and certain U.S. Treasury regulations. You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Note, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Note with a maturity greater than one year, you will be required to include OID in income using a “constant-yield method.” As a result of this constant yield method of including OID income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Note denominated in U.S. dollars generally will be lesser in the early years and greater in the later years than amounts that would be includible on a straight-line basis. The amount of OID included in ordinary gross income is the sum of the “daily portions” of OID on that note for all days during the taxable year that you own the note. The daily portions of OID on an Original Issue Discount Note are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that period. A U.S. holder may select an accrual period of any length and may vary the length of the accrual period over the term of an Original Issue Discount Note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the note, the amount of OID on an Original Issue Discount Note allocable to each accrual period is determined by:

(i)	multiplying the “adjusted issue price”, as defined below, of the note at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity, as defined below, of the note and the denominator of which is the number of accrual periods in a year; and

(ii)	subtracting from that product the amount, if any, payable as qualified stated interest allocable to that accrual period.

The “adjusted issue price” of an Original Issue Discount Note at the beginning of any accrual period will generally be the sum of its issue price, including any accrued interest, and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the note in all prior accrual periods. All payments on an Original Issue Discount Note, other than qualified stated interest, will generally be viewed first as payments of previously accrued OID, to the extent of the previously accrued discount, with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “annual yield to maturity” of a note is the discount rate, appropriately adjusted to reflect the length of accrual periods, that causes the present value on the issue date of all payments on the note to equal the issue price. In the case of an Original Issue Discount Note that is a floating rate note, both the “annual yield to maturity” and the qualified stated interest will be determined for these purposes as though the note will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the note on its date of issue or, in the case of some floating rate notes, the rate that reflects the yield that is reasonably expected for the note. Additional rules may apply if interest on a floating rate note is based on more than one interest index.

You generally may make an irrevocable election to include in income your entire return on a note, i.e., the excess of all remaining payments to be received on the note, including payments of qualified stated interest, over the amount you paid for the note, under the constant yield method described above. If you purchase notes at a premium or market discount and if you make this election, you will also be deemed to have made the election, discussed below under “Premium” and “Market Discount,” respectively, to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

If you purchase an Original Issue Discount Note outside of the initial offering at a cost less than its remaining redemption amount, i.e., the total of all future payments to be made on the note other than payments of qualified stated interest, or if you purchase an Original Issue Discount Note in the initial offering at a price other than the note’s issue price, you generally will also be required to include in gross income the daily portions of

OID, calculated as described above. However, if you acquire an Original Issue Discount Note at a price greater than its adjusted issue price, you will be required to reduce your periodic inclusions of OID to reflect the premium paid over the adjusted issue price.

Floating rate notes generally will be treated as “variable rate debt instruments” under the OID Regulations. Accordingly, the stated interest on a Floating Rate Note generally will be treated as “qualified stated interest” and such a note will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a floating rate note does not qualify as a “variable rate debt instrument,” the note will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such notes in the pricing supplement.

Certain Original Issue Discount Notes may be redeemed prior to maturity, either at the option of the Company or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the pricing supplement. Original Issue Discount Notes containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Notes with these features, you should carefully examine the pricing supplement and consult your tax adviser about their treatment since the tax consequences of OID will depend, in part, on the particular terms and features of the notes.

Short-Term Notes

The rules described above will also generally apply to Original Issue Discount Notes with maturities of one year, or “short-term notes”, but with some modifications.

First, the OID rules treat none of the interest on a short-term note as qualified stated interest, but treat a short-term note as having OID. Thus, all short-term notes will be Original Issue Discount Notes. Except as noted below, if you are a cash-basis holder of a short-term note and you do not identify the short-term note as part of a hedging transaction you will generally not be required to accrue OID currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the note as ordinary income to the extent such gain does not exceed the OID accrued with respect to the note during the period you held the note. You may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term note until the maturity of the note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term note, you may elect to accrue OID on a current basis, in which case the limitation on the deductibility of interest described above will not apply. A U.S. holder using the accrual method of tax accounting and some cash method holders, including banks, securities dealers, certain types of pass-through entities, regulated investment companies and certain trust funds, generally will be required to include OID on a short-term note in gross income on a current basis. OID will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term note you may elect to accrue any “acquisition discount” with respect to the note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the OID rules will not apply.

Finally, the market discount rules described below will not apply to short-term notes.

Premium

If you purchase a note at a cost greater than the note’s remaining redemption amount, you will be considered to have purchased the note at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the note. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the note by the amount of the premium amortized during your holding period. Original Issue Discount Notes purchased at a premium will not be subject to the OID rules described above. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the note. Therefore, if you do not elect to amortize premium and you hold the note to maturity, you generally will be required to treat the premium as capital loss when the note matures.

Market Discount

If you purchase a note at a price that is lower than the note’s remaining redemption amount, or in the case of an Original Issue Discount Note, the note’s adjusted issue price, by 0.25% or more of the remaining redemption amount, or adjusted issue price, multiplied by the number of remaining whole years to maturity, the note will be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the note generally will be treated as ordinary interest income to the extent of the market discount that accrued on the note during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or continued to purchase or carry the note. In general, market discount will be treated as accruing ratably over the term of the note, or, at your election, under a constant yield method.

You may elect to include market discount in gross income currently as it accrues, on either a ratable or constant yield basis, in lieu of treating a portion of any gain realized on a sale of the note as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the Internal Revenue Service.

Purchase, Sale and Retirement of Notes

Initially, your tax basis in a note generally will equal the cost of the note to you. Your basis will increase by any amounts that you are required to include in income under the rules governing OID and market discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the note.

When you sell or exchange a note, or if a note that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction, less any accrued qualified stated interest, which will be subject to tax in the manner described above under “Payments or Accruals of Interest,” and your tax basis in the note.

Except as discussed above with respect to market discount and short term notes, as defined above, the gain or loss that you recognize on the sale, exchange or retirement of a note generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a note will be long-term capital gain or loss if you have held the note for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. The ability of U.S. holders to offset capital losses against ordinary income is limited.

Non-U.S. Holders

The following discussion summarizes certain U.S. federal income tax consequences that may be relevant to you if you invest in notes and are a non-U.S. holder. A non-U.S. holder is a beneficial owner of notes that is not a U.S. holder and is not treated as a partnership for U.S. federal income tax purposes.

U.S. federal withholding tax will not apply to any interest paid on notes, provided that: (i) you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock; (ii) you are not a controlled foreign corporation that is related to us through stock ownership; (iii)(a) you provide your name, address and certain other information on an Internal Revenue Service Form W-8BEN (or a suitable substitute form), and certify, under penalties of perjury, that you are not a U.S. person or (b) you hold your notes through certain foreign intermediaries or certain foreign partnerships and certain certification requirements are satisfied; and (iv) in the case of payments made after December 31, 2013 on notes issued on or after January 1, 2013, if the notes are held by a non-U.S. holder that is an entity, the non-U.S. holder has provided any required information with respect to its direct and indirect U.S. owners and, if the notes are held through a foreign financial institution, the institution has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its direct and indirect U.S. accountholders and investors, and you have provided any required information to the institution.

If you cannot satisfy the requirements described above, payments of interest generally will be subject to a 30% U.S. federal withholding tax unless a tax treaty applies. If a tax treaty applies to you, you may be eligible for a reduction of or exemption from U.S. federal withholding tax. To claim any such exemption or reduction, you should provide a properly executed Form W-8BEN (or suitable substitute form) claiming a reduction of or an exemption from withholding tax under an applicable tax treaty.

You will not be subject to U.S. federal income or withholding tax on any gain realized on the sale or exchange of a note (other than gain attributable to accrued but unpaid interest, which will be taxed as described above) unless you are an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition and certain other conditions are met. You will generally not be subject to U.S. federal withholding tax on the gross proceeds realized on the sale or exchange of a note, so long as, in the case of a sale or exchange of notes issued on or after January 1, 2013 that occurs after December 31, 2014, the conditions set forth in clause (iv) of the second preceding paragraph are met.

If you are subject to withholding at a rate in excess of a reduced rate for which you are eligible under a tax treaty or otherwise, you may be able to obtain a refund of or credit for any amounts withheld in excess of the applicable rate. Investors are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their investment in the notes.

Information Reporting and Backup Withholding

The paying agent must file information returns with the United States Internal Revenue Service in connection with note payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent on Internal Revenue Service Form W-9. Non-U.S. holders will not be subject to backup withholding if they provide a Form W-8BEN (or other applicable form) as described above under “Non-U.S. Holders.” You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

This summary is based on the fiduciary responsibility provisions of ERISA, relevant regulations issued by the United States Department of Labor, and on the pertinent provisions of the Code and regulations issued thereunder. No assurance can be given that future legislation, administrative regulations or rulings or court decisions will not significantly modify the requirements summarized herein. Any such changes may be retroactive and thereby apply to transactions entered into prior to the date of their enactment or release.

The following summary is not intended to be exhaustive. Prior to making an investment in the notes of a portion of the assets of any Plan, the fiduciaries of the Plan should consult with independent counsel regarding whether an investment in the notes is appropriate and as to the consequences under ERISA, the Code and other applicable laws of an investment in the notes.

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code related to standards of conduct and the management and disposition of Plan assets and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other “parties in interest” or “disqualified persons” (as those terms are defined in ERISA and the Code). Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary, taking into account the facts and circumstances of the Plan, should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

A fiduciary can be personally liable for losses incurred by a Plan resulting from a breach of fiduciary duties and can be subject to other adverse consequences.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest”, within the meaning of ERISA, or “disqualified persons”, within the meaning of Section 4975 of the Code (including, without limitation, loans or other extensions of credit between a Plan and any such person or entity), unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, a fiduciary of the Plan that engages in a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by a Plan with respect to which we (or any of our affiliates) are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor (the “DOL“) has issued prohibited transaction class exemptions, or “PTCEs”, that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied. In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide a limited exemption for the purchase and sale of securities and related lending transactions, provided that neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”).

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA or the Code or a similar violation of any applicable Similar Laws.

Representation

By acceptance of a note, each purchaser and subsequent transferee of a note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the purchase, holding and, to the extent relevant, disposition of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes. Purchasers of the notes have exclusive responsibility for ensuring that their purchase and holding of the notes do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes to a Plan is in no respect a representation by us or any of our affiliates or representatives that such investment meets all relevant legal requirements with respect to investments by any such Plan generally or any particular Plan, or that such investment is appropriate for such Plans generally or any particular Plan.

SUPPLEMENTAL PLAN OF DISTRIBUTION

Under the terms of the Selling Agent Agreements, we will offer the notes from time to time to the applicable Purchasing Agent for subsequent resale to the applicable agents and dealers, which are broker-dealers and securities firms. Each agent is a party to a Selling Agent Agreement. Dealers that are members of the respective selling groups have executed a master selected dealer agreement with their respective Purchasing Agents. We also may appoint from time to time in the future additional agents to sell the notes. Any sale of the notes through those additional agents, however, will be on the same terms and conditions to which the original agents have agreed. The Purchasing Agents will purchase the notes at a discount ranging from 0.2% to 3.15% of the non-discounted price for each note sold. However, we also may sell the notes to the Purchasing Agents at a discount greater than or less than the range specified above. The discount at which we sell the notes to the Purchasing Agents will be set forth in the applicable pricing supplement. The Purchasing Agents also may sell notes to dealers at a concession not in excess of the discount they received from us. In certain cases, the Purchasing Agents and other agents and dealers may agree that the applicable Purchasing Agent will retain the entire discount. We will disclose any particular arrangements in the applicable pricing supplement.

Following the solicitation of orders, each of the agents, severally and not jointly, may purchase notes as principal for its own account from the applicable Purchasing Agent. Unless otherwise set forth in the applicable pricing supplement, these notes will be purchased by the agents and resold by them to one or more investors at a fixed public offering price. After the initial public offering of notes, the public offering price, in the case of notes to be resold at a fixed public offering price, discount and concession may be changed.

We have the sole right to accept offers to purchase notes and may reject any proposed offer to purchase notes in whole or in part. Each agent also has the right, in its discretion reasonably exercised, to reject any proposed offer to purchase notes in whole or in part. We reserve the right to withdraw, cancel or modify any offer without notice. We also may change the terms, including the interest rate we will pay on the notes, at any time prior to our acceptance of an offer to purchase.

Each agent, including the Purchasing Agent, may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, which we refer to as the “Securities Act.” We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to any payments they may be required to make in respect of such liabilities. We also have agreed to reimburse the agents for certain expenses.

No note will have an established trading market when issued. Unless otherwise stated in the applicable pricing supplement, we do not intend to apply for the listing of the notes on any securities exchange. However, we have been advised by the agents that they may purchase and sell notes in the secondary market as permitted by applicable laws and regulations. The agents are not obligated to make a market in the notes, and they may discontinue making a market in the notes at any time without notice. Neither we nor the agents can provide any assurance regarding the development, liquidity or maintenance of any trading market for any notes. All secondary trading in the notes will settle in same-day funds. See “Registration and Settlement.”

In connection with certain offerings of notes, the rules of the SEC permit the Purchasing Agents to engage in transactions that may stabilize the price of the notes. The Purchasing Agents will conduct these activities for the agents. These transactions may consist of short sales, stabilizing transactions and purchases to cover positions created by short sales. A short sale is the sale by a Purchasing Agent of a greater amount of notes than the amount the Purchasing Agent has agreed to purchase in connection with a specific offering of notes. Stabilizing transactions consist of certain bids or purchases made by a Purchasing Agent to prevent or retard a decline in the price of the notes while an offering of notes is in process. In general, these purchases or bids for the notes for the purpose of stabilization or to reduce a syndicate short position could cause the price of the notes to be higher than it might otherwise be in the absence of those purchases or bids. Neither we nor the Purchasing Agents make any representation or prediction as to the direction or magnitude of any effect that these transactions may have on the price of any notes. In addition, neither we nor the Purchasing Agents make any representation that, once commenced, these transactions will not be discontinued without notice. The Purchasing Agents are not required to engage in these activities and may end any of these activities at any time.

The agents, including the Purchasing Agents, and dealers to or through which we may sell notes may engage in transactions with us and perform services for us in the ordinary course of business.

In addition, in the ordinary course of their business activities, the Purchasing Agents, and dealers to or through which we may sell notes may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the Purchasing Agents, and dealers to or through which we may sell notes that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such Purchasing Agents, and dealers to or through which we may sell notes would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The Purchasing Agents, and dealers to or through which we may sell notes may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We may use this prospectus supplement and the accompanying prospectus in the initial sale of any note. In addition, we or any of our affiliates may use this prospectus supplement and the accompanying prospectus in a remarketing or other resale transaction involving any note after its initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale or at other prices. Information about the trade and settlement dates, as well as the purchase price, for a remarketing or other resale transaction will be provided to the purchaser in a separate confirmation of sale. The aggregate initial offering price specified on the front cover page of this prospectus supplement relates to the initial offering of new notes we may issue on and after the date of this prospectus supplement. This amount does not include notes that may be resold in remarketing and other resale transactions. The latter include notes that we may issue in the future as well as notes we have previously issued.

We may offer notes to entities, including statutory or common law trusts, that are not affiliated with us and that offer pass-through or similar securities to investors, in public offerings that will occur at or around the same time as the offering of the notes. We will utilize the services of one or more broker-dealers as our agents in the offerings of notes to these entities. These broker-dealers will be considered statutory underwriters, within the meaning of the Securities Act, with respect to the notes offered to those entities.

VALIDITY OF THE NOTES

Unless otherwise specified in the applicable pricing supplement, the validity of the notes will be passed upon for Prudential Financial, Inc., by corporate counsel for Prudential Financial, Inc., who may be any one of Susan L. Blount, Esq., John M. Cafiero, Esq., or Brian J. Morris, Esq., and for the agents by Cleary Gottlieb Steen & Hamilton LLP. The opinion of such corporate counsel for Prudential Financial, Inc. will be based on assumptions about future actions required to be taken by Prudential Financial, Inc. and the trustee in connection with the issuance and sale of each note, about the specific terms of each note and about other matters that may affect the validity of the notes but which cannot be ascertained on the date of his or her opinion. As of the date of this prospectus supplement, each such corporate counsel for Prudential Financial, Inc. owned less than 1% of the common stock of Prudential Financial, Inc. Cleary Gottlieb Steen & Hamilton LLP regularly provides legal services to us and our subsidiaries.

OTHER GENERAL INFORMATION

The notes, the indenture and the Selling Agent Agreements are governed by, and are to be construed in accordance with, the laws of the State of New York and of the United States applicable to agreements made and to be performed wholly within those jurisdictions.

This prospectus supplement and the prospectus may be used only for the purposes for which they were published. This prospectus supplement and the prospectus together represent an offer to sell the notes but only under circumstances and in jurisdictions where it is lawful to do so.

We will identify in the applicable pricing supplement whether the notes have been accepted for clearance through DTC. The CUSIP or the identification number for any other relevant clearing system for each series of notes will be set out in the applicable pricing supplement.

PROSPECTUS

Prudential Financial, Inc.

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Depositary Shares

Common Stock

Warrants

Stock Purchase Contracts

Units

Prudential Financial Capital Trust II

Prudential Financial Capital Trust III

Preferred Securities

guaranteed by Prudential Financial, Inc.

to the extent set forth in this prospectus

We or either of the trusts named above may offer these securities, or any combination thereof, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We or either of the trusts named above may sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, selling securityholders may sell these securities, from time to time, on terms described in the applicable prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

Prudential Financial, Inc.’s common stock, other than the Class B Stock, is listed on the New York Stock Exchange under the symbol “PRU”. There is no established public trading market for Prudential Financial, Inc.’s Class B Stock.

Investing in the securities involves risks. See the section entitled “Risk Factors” beginning on page 2 and, if applicable, any risk factors described in any accompanying prospectus supplement or in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus and applicable prospectus supplement may be used in the initial sale of the securities or in resales by selling securityholders. In addition, Prudential Financial, Inc., either of the trusts named above or any of their respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices, as determined from time to time.

Prospectus dated March 9, 2012.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we or the trusts may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus describes some of the general terms that may apply to the securities that we or the trusts may offer and the general manner in which the securities may be offered. Each time we or the trusts sell securities, we or the trusts will provide a prospectus supplement containing specific information about the terms of the securities being offered and the manner in which they may be offered. We and any underwriter or agent that we may from time to time retain may also provide you with other information relating to an offering, which we refer to as “other offering material”. A prospectus supplement or any such other offering material provided to you may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA”. A prospectus supplement or such other offering material may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or other offering material, you must rely on the information in the prospectus supplement or other offering material. Throughout this prospectus, where we indicate that information may be supplemented in an applicable prospectus supplement or supplements, that information may also be supplemented in other offering material provided to you. You should read this prospectus and any prospectus supplement or other offering material together with additional information described under the heading “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information”.

We are responsible for the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference, and in other offering material, if any, provided by us or any underwriter or agent that we may from time to time retain. Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. Neither we nor the trusts, nor any underwriters or agents that we may from time to time retain, have authorized anyone to provide you with different information and we take no responsibility for any other information that others may give you. Neither we nor the trusts are offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, any document incorporated by reference, or any other offering material is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We or the trusts may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us or the trusts directly or through dealers or agents designated from time to time. If we or the trusts, directly or through agents, solicit offers to purchase the securities, we and the trusts reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. In addition, selling securityholders may sell securities on terms described in the applicable prospectus supplement.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to as the “Securities Act”.

References in this prospectus to the “Company”, “Prudential Financial, Inc.”, “Prudential Financial”, “we”, “us” or “our” refer to Prudential Financial, Inc. only and do not include its consolidated subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$”.

RISK FACTORS

Investing in the securities described herein involves risk. We urge you to carefully consider the risk factors described in our filings with the SEC that are incorporated by reference in this prospectus and, if applicable, in any prospectus supplement, pricing supplement or free writing prospectus used in connection with an offering of our securities, as well as the information relating to us identified herein in “Note Regarding Forward-Looking Statements and Certain Risks”, before making an investment decision. Although we discuss key risks in our risk factor descriptions, new risks may emerge in the future, which may prove to be important. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our Common Stock is traded on the New York Stock Exchange under the symbol “PRU”. You may inspect the reports, proxy statements and other information concerning us at the offices of the New York Stock Exchange, 11 Wall Street, New York, New York 10005.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Information furnished under the applicable items of our Current Reports on Form 8-K is not incorporated by reference in this registration statement and prospectus, unless specifically stated in a prospectus supplement. We incorporate by reference the documents listed below and filings that we will make after the date of filing the initial registration statement and prior to the effectiveness of the registration statement, and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”:

•	Annual Report on Form 10-K for the year ended December 31, 2011;

•	Definitive proxy statement filed on March 22, 2011, pursuant to Section 14 of the Exchange Act;

•	Definitive additional materials filed on April 29, 2011 pursuant to Section 14 of the Exchange Act; and

•	Current Reports on Form 8-K filed on May 11, 2011, October 12, 2011, January 13, 2012 and February 15, 2012.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary

Prudential Financial, Inc.

751 Broad Street

Newark, New Jersey 07102

(973) 802-6000

We have not included or incorporated by reference in this prospectus any separate financial statements of the trusts. We do not believe that these financial statements would provide holders of preferred securities with any important information for the following reasons:

•	we will own all of the voting securities of the trusts;

•	the trusts do not and will not have any independent operations other than to issue securities and to purchase and hold our debt securities; and

•	we are fully and unconditionally guaranteeing the obligations of the trusts as described in this prospectus.

We do not expect that the trusts will be required to file information with the SEC on an ongoing basis, for as long as we continue to file our information with the SEC.

NOTE REGARDING FORWARD-LOOKING STATEMENTS AND CERTAIN RISKS

Certain of the statements included in this prospectus may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial, Inc. and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial, Inc. and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others:

•	general economic, market and political conditions, including the performance and fluctuations of fixed income, equity, real estate and other financial markets;

•	the availability and cost of additional debt or equity capital or external financing for our operations;

•	interest rate fluctuations or prolonged periods of low interest rates;

•

the degree to which we choose not to hedge risks, or the potential ineffectiveness or insufficiency of hedging or risk management strategies we do implement, with regard to variable annuity or other product guarantees;

•	any inability to access our credit facilities;

•	reestimates of our reserves for future policy benefits and claims;

•

differences between actual experience regarding mortality, morbidity, persistency, surrender experience, interest rates or market returns and the assumptions we use in pricing our products, establishing liabilities and reserves or for other purposes;

•	changes in our assumptions related to deferred policy acquisition costs, value of business acquired or goodwill;

•	changes in assumptions for retirement expense;

•	changes in our financial strength or credit ratings;

•	statutory reserve requirements associated with term and universal life insurance policies under Regulation XXX and Guideline AXXX;

•	investment losses, defaults and counterparty non-performance;

•	competition in our product lines and for personnel;

•	difficulties in marketing and distributing products through current or future distribution channels;

•	changes in tax law;

•	economic, political, currency and other risks relating to our international operations;

•	fluctuations in foreign currency exchange rates and foreign securities markets;

•	regulatory or legislative changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	inability to protect our intellectual property rights or claims of infringement of the intellectual property rights of others;

•	adverse determinations in litigation or regulatory matters and our exposure to contingent liabilities, including in connection with our divestiture or winding down of businesses;

•	domestic or international military actions, natural or man-made disasters including terrorist activities or pandemic disease, or other events resulting in catastrophic loss of life;

•	ineffectiveness of risk management policies and procedures in identifying, monitoring and managing risks;

•

effects of acquisitions, divestitures and restructurings, including possible difficulties in integrating and realizing the projected results of acquisitions, including risks associated with the acquisition of certain insurance operations in Japan;

•	interruption in telecommunication, information technology or other operational systems or failure to maintain the security, confidentiality or privacy of sensitive data on such systems;

•	changes in statutory or U.S. GAAP accounting principles, practices or policies;

•

Prudential Financial, Inc.’s primary reliance, as a holding company, on dividends or distributions from its subsidiaries to meet debt payment obligations and the ability of the subsidiaries to pay such dividends or distributions in light of our ratings objectives and/or applicable regulatory restrictions; and

•	risks due to the lack of legal separation between our Financial Services Businesses and our Closed Block Business.

Prudential Financial, Inc. does not intend, and is under no obligation, to update any particular forward-looking statement included in this document.

PRUDENTIAL FINANCIAL, INC.

Business

Prudential Financial, Inc., a financial services leader with approximately $901 billion of assets under management as of December 31, 2011, has operations in the United States, Asia, Europe and Latin America. Through our subsidiaries and affiliates, we offer a wide array of financial products and services, including life insurance, annuities, retirement-related services, mutual funds and investment management. We offer these products and services to individual and institutional customers through proprietary and third party distribution networks.

We are a holding company, and our principal asset is investments in subsidiaries. As a holding company, the principal sources of funds available to meet our obligations are dividends, returns of capital, loans or advances, or other intercompany transfers of funds from our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due under our obligations or to make any funds available for such payment. Because we are principally a holding company, our right to participate in any distribution of assets of any of our subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of debt securities, should look only to our assets for payment thereunder.

Prudential Financial has two classes of common stock outstanding: our Class A Common Stock, which we refer to as our “Common Stock” in this prospectus and which began trading on December 13, 2001 on the New York Stock Exchange under the symbol “PRU”, reflects the performance of the Financial Services Businesses, while our Class B Stock, which was issued through a private placement and does not trade on any exchange, reflects the performance of the Closed Block Business. On December 18, 2001, our date of demutualization, The Prudential Insurance Company of America converted from a mutual life insurance company owned by its policyholders to a stock life insurance company and became an indirect, wholly owned subsidiary of Prudential Financial.

We are incorporated under the laws of the State of New Jersey.

Our Executive Offices

Our registered office and principal executive offices are located at 751 Broad Street, Newark, New Jersey 07102. Our telephone number is (973) 802-6000.

PRUDENTIAL FINANCIAL CAPITAL TRUSTS

Prudential Financial Capital Trust II and Prudential Financial Capital Trust III are statutory trusts created under Delaware law. Each trust exists only for the purposes of:

•	issuing the preferred securities, which represent preferred undivided beneficial ownership interests in each trust’s assets;

•	issuing the common securities, which represent common undivided beneficial ownership interests in each trust’s assets, to us;

•	using the proceeds from the issuances to purchase one or more series of securities issued by us, including senior debt securities, subordinated debt securities and warrants;

•	maintaining each trust’s status as a grantor trust for federal income tax purposes; and

•	engaging in only those other activities necessary, advisable or incidental to these purposes, such as registering the transfer of preferred securities.

Any senior or subordinated, convertible or non-convertible, debt securities or any warrants that we sell to each trust will be its sole assets, and, accordingly, payments under those securities will be its sole revenues and such trust’s ability to distribute shares of our Common Stock or other securities upon conversion of the preferred securities, if convertible, will depend solely on our performance under the warrants sold by us to such trust.

We will acquire and own all of the common securities of each trust. The common securities will rank equally with, and payments will be made on the common securities pro rata with, the preferred securities, except that upon an event of default under the amended and restated declaration of trust resulting from an event of default under the senior or subordinated debt securities, our rights as holder of the common securities to distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the preferred securities. We will guarantee distributions on the preferred and the common securities to the extent of available trust funds. See “Effect of Obligations Under the Debt Securities and the Trust Guarantees”.

Each trust will dissolve on a date certain, but may dissolve earlier, in either case, as provided in its respective amended and restated declaration of trust. Each trust’s business and affairs are conducted by the trustees. The trustees for the trusts are The Bank of New York Mellon, a New York banking corporation, as successor to JPMorgan Chase Bank, N.A., as property trustee, BNY Mellon Trust of Delaware, a Delaware corporation, as successor to Chase Bank USA, N.A., as the Delaware trustee, and three regular trustees or “administrative trustees” who are officers of us. The Bank of New York Mellon, as property trustee, acts as sole indenture trustee under each declaration of trust, and also acts as guarantee trustee under the guarantees and as indenture trustee under the senior and subordinated debt indentures. The duties and obligations of each trustee are governed by the amended and restated declaration of trust for each trust.

As issuer of the debt securities to be purchased by each trust and as sponsor of each trust, we will pay all fees, expenses, debts and obligations (other than the payment of distributions and other payments on the preferred securities) related to each trust and any offering of each trust’s preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each trust. The registered offices of the trusts in Delaware are c/o BNY Mellon Trust of Delaware, 100 White Clay Center, Suite 102, Newark, Delaware 19711, and their telephone number is (302) 283-8905.

The accounting treatment of the trusts will be specified in the applicable prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from the sale or resale of the securities referenced in this prospectus for (a) general corporate purposes, which may include, among other things, working capital, contributions of capital or loans to our insurance underwriting and other subsidiaries, capital expenditures, the repurchase of shares of Common Stock, the repayment of short-term borrowings or other debt or acquisitions, or (b) any other purpose disclosed in the applicable prospectus supplement or pricing supplement. Unless otherwise indicated in an accompanying prospectus supplement or pricing supplement, the trusts will use all proceeds received from the sale of their preferred securities to purchase our senior or subordinated debt securities.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

The following briefly summarizes some provisions of our senior debt indenture and our subordinated debt indenture that would be important to holders of debt securities. The following description may not be complete, may be supplemented in prospectus supplements, and is subject to, and qualified in its entirety by reference to, the terms and provisions of our senior debt indenture and our subordinated debt indenture that are exhibits to the registration statement that contains this prospectus.

Overview

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under a senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated obligations.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under a subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness”, as defined in the subordinated debt indenture. Neither indenture limits our ability to incur additional senior indebtedness.

In this prospectus, “debt securities” refers to both the senior debt securities and the subordinated debt securities.

We are a Holding Company

Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, including The Prudential Insurance Company of America, upon the subsidiary’s liquidation or reorganization or otherwise, is subject to the prior claims of its creditors, except to the extent we may be recognized as a creditor of that subsidiary. Accordingly, our obligations under the debt securities will be effectively subordinated to all existing and future indebtedness and liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries, and you, as holders of debt securities, should look only to our assets for payment thereunder.

Indentures and Trustees

Our senior debt securities and our subordinated debt securities each are governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. The senior debt indenture is a contract between us and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., which acts as trustee. The subordinated debt indenture is a contract between us and The Bank of New York Mellon (formerly known as The Bank of New York), which acts as trustee. The indentures are substantially identical, except for the covenant described below under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”, which is included only in the senior debt indenture, and the event of default described below relating to sinking fund obligations and the provisions relating to subordination, which are included only in the subordinated debt indenture.

Reference to the indenture or the trustee with respect to any debt securities means the indenture under which those debt securities are issued and the trustee under that indenture.

The trustee has two main roles:

•

First, the trustee can enforce your rights against us if we default on our obligations under the terms of the applicable indenture or the debt securities. There are some limitations on the extent to which the trustee acts on your behalf, described later under “—Default and Related Matters—Events of Default—Remedies if an Event of Default Occurs”; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new holder if you sell them and sending you notices.

The indentures and their associated documents contain the full legal text of the matters described in this section. A copy of the senior debt indenture, the second and third supplemental indentures to the senior debt indenture and the subordinated debt indenture appear as exhibits to our registration statement. See “Where You Can Find More Information” for information on how to obtain a copy.

Different Series of Debt Securities

We may issue as many distinct series of debt securities under either indenture as we wish. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. This section summarizes the material terms of the debt securities that are common to all series, although the prospectus supplement which describes the terms of each series of debt securities will also describe any differences with the material terms summarized here.

Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of some of the terms used in the indentures. We discuss only the more important terms in this prospectus. Whenever we refer to the defined terms of the indentures in this prospectus or in a prospectus supplement, those defined terms are incorporated by reference here or in the prospectus supplement. You must look to the indentures for the most complete description of what we describe in summary form in this prospectus.

This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. Those terms may vary from the terms described in this prospectus. The prospectus supplement relating to each series of debt securities will be attached to the front of this prospectus. There may also be a further prospectus supplement, known as a pricing supplement, which contains the precise terms of debt securities you are offered.

Tax Treatment of Original Issue Discount and Other Debt Securities

The prospectus supplement relating to specific debt securities will describe the U.S. federal income tax considerations applicable to such specific debt securities. We may issue debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount and which may provide that, upon redemption or acceleration of maturity, an amount less than their principal amounts will be payable. An original issue discount debt security may be a zero-coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. The prospectus supplement relating to original issue discount securities will describe U.S. federal income tax consequences and other special considerations applicable to them. We also may issue debt securities as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, which may trigger special U.S. federal income tax, accounting and other consequences, all as described in more detail in the prospectus supplement relating to any of the particular debt securities.

A Prospectus Supplement Will Describe the Specific Terms of a Series of Debt Securities

The specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and the pricing supplement relating to the series. The prospectus supplement relating to a series of debt securities will describe the following terms of the series:

•	the title of the series of debt securities;

•	whether it is a series of senior debt securities or a series of subordinated debt securities;

•	if the series of debt securities are subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply;

•	the aggregate principal amount of the series of debt securities and any limit thereon;

•	the person to whom interest on a debt security is payable, if that person is not a holder on the regular record date;

•	the date or dates on which the series of debt securities will mature;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•

the rate or rates, which may be fixed, variable or indexed, per annum at which the series of debt securities will bear interest, if any, and the date or dates from which that interest, if any, will accrue;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities is payable;

•	the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

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if the series of debt securities are subordinated debt securities, the right, if any, to defer payment of interest or extend the interest payment periods and the duration of any such deferral or extension period, including the maximum consecutive period during which interest payment periods may be extended;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at our option or the option of the holder;

•

the date, if any, on or after which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;

•

if the debt securities may be converted into or exercised or exchanged for our Common Stock or preferred stock or any other of our securities, or of securities of any third party, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of Common Stock or preferred stock or such other securities issuable upon conversion, exercise or exchange may be adjusted;

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whether the debt securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which a resale may occur, any conditions to the resale and any right of a holder to substitute securities for the securities subject to resale;

•	the denominations in which the series of debt securities will be issuable, including if other than in denominations of $1,000 and any integral multiple thereof;

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if other than the principal amount thereof, the portion of the principal amount of the series of debt securities which will be payable upon the declaration of acceleration of the maturity of that series of debt securities;

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the currency or currencies, including currency units or composite currencies, of payment of principal, premium, if any, and interest on the series of debt securities and any special considerations relating to that currency or those currencies;

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if the currency or currencies, including currency units or composite currencies, of payment for principal, premium, if any, and interest on the series of debt securities is subject to our or a holder’s election, the currency or currencies in which payment can be made and the period within which, and the terms and conditions upon which, the election can be made;

•	any index, formula or other method used to determine the amount of payment of principal or premium, if any, and interest, if any, on the series of debt securities;

•	the applicability of the provisions described below under “—Restrictive Covenants” and “—Defeasance”;

•	any event of default under the series of debt securities if different from those described below under “—Default and Related Matters—Events of Default—What Is an Event of Default?”;

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if the series of debt securities will be issuable only in the form of a global security, as described below under “—Legal Ownership—Global Securities”, the depositary or its nominee with respect to the series of debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

•	if applicable, a discussion of U.S. federal income tax considerations applicable to specific debt securities;

•	any proposed listing of the series of debt securities on any securities exchange; and

•	any other special feature of the series of debt securities.

Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the applicable prospectus supplement.

Legal Ownership

Street Name and Other Indirect Holders

We generally will not recognize investors who hold debt securities in accounts at banks or brokers in “street name” as legal holders of debt securities. Instead, we would recognize only the bank or broker, or the financial institution the bank or broker uses to hold its debt securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in street name, you are responsible for checking with your own institution to find out:

•	how it handles securities payments and notices;

•	how it would handle a request for the holders’ consent if ever required;

•	whether it imposes fees or charges;

•	how it would handle voting if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

•	how it would pursue rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to persons or entities who are the direct holders of debt securities, which means those who are registered as holders of debt securities. As noted above, we will not have obligations to you if you hold in street name or through other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we will have no further responsibility for that payment even if that registered holder is legally required to pass the payment along to you as a street name holder but does not do so.

Global Securities

What Is a Global Security? A global security is a special type of indirectly held security, as described above under “—Street Name and Other Indirect Holders”.

If we choose to issue debt securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. We do this by requiring that the global security be registered in the name of a financial institution we select and by requiring that the debt securities included in the global security not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global security is called the depositary.

Any person wishing to own a debt security included in the global security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary. The prospectus supplement will indicate whether your series of debt securities will be issued only in the form of global securities.

Special Investor Considerations for Global Securities. As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We will not recognize this type of investor as a registered holder of debt securities and instead deal only with the depositary that holds the global security.

If you are an investor in debt securities that are issued only in the form of global securities, you should be aware that:

•	you cannot get debt securities registered in your own name except in certain limited circumstances as described below under “—Special Situations When Global Security Will Be Terminated”;

•	you cannot receive physical certificates for your interest in the debt securities;

•

you will be a street name holder and must look to your own bank or broker for payments on the debt securities and protection of your legal rights relating to the debt securities. See “—Street Name and Other Indirect Holders”;

•	you may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates;

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the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way; and

•	the depositary will require that interests in a global security be purchased or sold within its system using same-day funds for settlement.

Special Situations When Global Security Will Be Terminated. In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing debt securities. After that exchange, the choice of whether to hold debt securities directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in debt securities transferred to your own name, so that you will be a direct holder.

The special situations for termination of a global security are:

•	when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary;

•	when we notify the trustee that we wish to terminate (subject to the procedures of the depositary) the global security; or

•	when an event of default on the debt securities has occurred and has not been cured.

Defaults are discussed later under “—Default and Related Matters”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. When a global security terminates, the depositary, not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

In the remainder of this description, “you” means direct holders and not street name or other indirect holders of debt securities. Indirect holders should read the previous subsection entitled “—Street Name and Other Indirect Holders”.

Overview of the Remainder of this Description

The remainder of this description summarizes:

•	additional mechanics relevant to our debt securities under normal circumstances, such as how you transfer ownership and where we make payments;

•	your rights under several special situations, such as if we merge with another company or if we want to change a term of the debt securities;

•	subordination provisions in the subordinated debt indenture that may prohibit us from making payments on those securities;

•

a restrictive covenant contained in the senior debt indenture that restricts our ability to incur liens and other encumbrances on the common stock of some of our subsidiaries. A particular series of debt securities may have additional, fewer or different restrictive covenants;

•	situations in which we may invoke the provisions relating to defeasance;

•	your rights if we default or experience other financial difficulties;

•	conversion or exchange rights;

•	redemption; and

•	our relationship with the trustee.

Additional Mechanics

Form, Exchanges and Transfer of our Debt Securities

Form. The debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless otherwise indicated in the applicable prospectus supplement, in denominations that are integral multiples of $1,000.

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Exchanges and Transfers. You may exchange or transfer debt securities at the office of the trustee. You may also replace lost, stolen, destroyed or mutilated debt securities at that office. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered direct holders is called the “security registrar”. It will also register transfers of the debt securities.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day, called the “regular record date”, in advance of each due date for interest, even if you no longer own the debt security on the interest due date. The regular record date is usually about two weeks in advance of the interest due date and is stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller. This prorated interest amount is called accrued interest.

We will pay interest, principal and any other money due on the debt securities at the corporate trust office of the trustee in The City of New York. That office is currently located at 101 Barclay Street, 8W, New York, New York 10286. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks.

If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how you will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify you of changes in the paying agents for any particular series of debt securities.

Notices

We and the trustee will send notices regarding the debt securities only to direct holders, using their addresses as listed in the trustee’s records.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of one year after the amount is due to direct holders will be repaid to us. After that one-year period, you may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Special Situations

Mergers and Similar Events

We are generally permitted to consolidate or merge with another company or firm. We are also permitted to sell or lease substantially all of our assets to another company or firm, or to buy or lease substantially all of the assets of another company or firm. However, we may not take any of these actions unless the following conditions, among others, are met:

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If we merge out of existence or sell or lease substantially all our assets, the other company or firm may not be organized under a foreign country’s laws; that is, it must be a corporation, partnership or trust organized under the laws of a State of the United States or the District of Columbia or under federal law, and it must agree to be legally responsible for the debt securities.

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The merger, sale of assets or other transaction must not cause a default on the debt securities, and we must not already be in default, unless the merger or other transaction would cure the default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving us notice of our default or our default having to exist for a specific period of time were disregarded.

•

It is possible that the merger, sale of assets or other transaction would cause some of our property to become subject to a mortgage or other legal mechanism giving lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. We have promised in our senior debt indenture to limit these preferential rights on voting stock of any designated subsidiary, called liens, as discussed under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”. If a merger or other transaction would create any liens on the voting stock of our designated subsidiary, we must comply with that restrictive covenant. We would do this either by deciding that the liens were permitted, or by following the requirements of the restrictive covenant to grant an equivalent or higher-ranking lien on the same voting stock to the direct holders of the senior debt securities.

Modification and Waiver

There are four types of changes we can make to either indenture and the applicable series of debt securities issued under that indenture.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•	change to the payment due date of the principal or interest on a debt security;

•	reduction of any amounts due on a debt security;

•	reduction of the amount of principal payable upon acceleration of the maturity of a debt security, including the amount payable on an original issue discount security, following a default;

•	change to the place or currency of payment on a debt security;

•	impairment of your right to sue for payment of any amount due on your debt security;

•	impairment of any right that you may have to exchange or convert the debt security for or into other securities or property;

•	reduction of the percentage of direct holders of debt securities whose consent is needed to modify or amend the applicable indenture;

•	reduction of the percentage of direct holders of debt securities whose consent is needed to waive our compliance with certain provisions of the applicable indenture or to waive certain defaults; and

•	modification of any other aspect of the provisions dealing with modification and waiver of the applicable indenture.

Changes Requiring a Majority Vote. The second type of change to a particular indenture and the debt securities is the kind that requires a vote in favor by direct holders of debt securities owning a majority of the principal amount of each series affected thereby. Most changes, including waivers, as described below, fall into this category, except for changes noted above as requiring the approval of the holders of each security affected thereby, and, as noted below, changes not requiring approval.

Each indenture provides that a supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of securities, or which modifies the rights of the holders of securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of securities of any other series.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes referenced in our indentures that would not adversely affect holders of the debt securities.

Changes by Waiver Requiring a Majority Vote. Fourth, we need the approval of direct holders of senior debt securities owning a majority of the principal amount of the particular series affected to obtain a waiver of certain of the restrictive covenants, including the one described below under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiaries”. We also need such majority approval to obtain a waiver of any past default, except a payment default listed in the first category described later under “—Default and Related Matters—Events of Default”.

Modification of Subordination Provisions. In addition, we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect without the consent of the direct holders of a majority in aggregate principal amount of each affected series.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

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for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;

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for debt securities whose principal amount is not known, for example, because it is based on an index, we will use a special rule for that debt security described in the applicable prospectus supplement; or

•	for debt securities denominated in one or more foreign currencies, currency units or composite currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described below under “—Defeasance—Full Defeasance”.

We will generally be entitled to set any day as a record date for the purpose of determining the direct holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In some circumstances, the trustee will be entitled to set a record date for action by direct holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are direct holders of outstanding securities of that series on the record date and must be taken on or before the expiration date designated by us or the trustee, as applicable. If no such expiration date is so designated, the expiration date will be the 180th day following the record date.

If you are a street name holder or other indirect holder, you should consult your bank or broker for information on how you may grant or deny approval if we seek to change an indenture or the debt securities or request a waiver.

Subordination Provisions

Direct holders of subordinated debt securities must recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

Senior Indebtedness

Under the subordinated debt indenture, “senior indebtedness” includes all of our obligations to pay principal, premium, if any, interest, penalties, fees and other charges:

•	for borrowed money;

•	in the form of or evidenced by other instruments, including obligations incurred in connection with our purchase of property, assets or businesses;

•	under capital leases;

•	under letters of credit, bankers’ acceptances or similar facilities;

•	issued or assumed in the form of a deferred purchase price of property or services, such as master leases;

•	under swaps and other hedging arrangements; and

•	pursuant to our guarantee of another entity’s obligations and all dividend obligations guaranteed by us.

The following types of our indebtedness will not rank senior to the subordinated debt securities:

•	indebtedness incurred in the form of trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	indebtedness which, by its terms, expressly provides that it does not rank senior to the subordinated debt securities;

•	indebtedness we owe to a subsidiary of ours; and

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indebtedness we owe to any trust, including Prudential Financial Capital Trust II and Prudential Financial Capital Trust III, or a trustee of such trust, partnership or other entity affiliated with us, that is our financing vehicle, and which has issued equity securities or other securities that are similar to the preferred securities, unless the terms of that indebtedness expressly provide otherwise.

Payment Restrictions on our Subordinated Debt

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

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in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets; or

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(a) in the event and during the continuation of any default in the payment of principal, premium, if any, or interest on any senior indebtedness beyond any applicable grace period, or (b) in the event that any event of default, or event which, with notice or lapse of time or both, would become an event of default with respect to any senior indebtedness has occurred and is continuing, permitting the direct holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of either (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded or, in the case of (b) only, a specified period of time has elapsed).

If the trustee under the subordinated debt indenture or any direct holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the direct holders will have to repay that money to the direct holders of the senior indebtedness.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the direct holders of that series can take action against us, but they will not receive any money until the claims of the direct holders of senior indebtedness have been fully satisfied.

Restrictive Covenants

General

We have made certain promises in each indenture called covenants where, among other things, we promise to maintain our corporate existence and all licenses and material permits necessary for our business. In addition, in the senior debt indenture, but not in the subordinated debt indenture, we have made the promise described in the next paragraph.

Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary

Some of our property may be subject to a mortgage or other legal mechanism that gives our lenders preferential rights in that property over other lenders, including the direct holders of the senior debt securities, or over our general creditors if we fail to pay them back. These preferential rights are called liens. In the senior debt indenture, we promise not to create, issue, assume, incur or guarantee any indebtedness for borrowed money that is secured by an encumbrance such as a mortgage, pledge, lien, security interest or other encumbrance on the common stock of our designated subsidiary, of any successor to substantially all of the business of the designated subsidiary which is also a subsidiary of Prudential Financial, or of any corporation, other than Prudential Financial, directly or indirectly controlling the designated subsidiary. We do not need to comply with this restriction if we also secure all the senior debt securities that are deemed outstanding under the senior debt indenture equally with, or prior to, the indebtedness being secured, together with, if we so choose, any of our designated subsidiary’s other indebtedness. This restriction, however, does not apply to the $1,750,000,000 aggregate principal amount of notes of Prudential Holdings, LLC (which we refer to as the IHC Debt), which are secured by an encumbrance on common stock of the designated subsidiary. This promise does not restrict our ability to sell or otherwise dispose of our interests in our designated subsidiary.

Our designated subsidiary means The Prudential Insurance Company of America.

Defeasance

The following discussion of full defeasance and covenant defeasance will apply to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the applicable prospectus supplement.

Full Defeasance

If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from any payment or other obligations on the debt securities, called full defeasance, if we put in place the following arrangements for you to be repaid:

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we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•

there must be a change in current U.S. federal income tax law or a U.S. Internal Revenue Service ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. (Under current federal tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.);

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and

•	in the case of the subordinated debt securities, the following requirements must also be met:

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no event or condition may exist that, under the provisions described above under “—Subordination Provisions”, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

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we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of direct holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the direct holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment on the debt securities. In addition, in the case of subordinated debt securities, the provisions described above under “—Subordination Provisions” would not apply. You could not look to us for repayment in the event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance

Under current U.S. federal income tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities without causing tax consequences to you. This type of release is called covenant defeasance. If we ever accomplished covenant defeasance, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following:

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we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates; and

•

we must deliver to the trustee a legal opinion of our counsel confirming that under current federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves.

If we accomplish covenant defeasance, the following provisions, among others, of the indentures and the debt securities would no longer apply:

•

our promises regarding conduct of our business previously described above under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary”, and any other covenants applicable to the series of debt securities and described in the prospectus supplement;

•	the condition regarding the treatment of liens when we merge or engage in similar transactions, as described above under “—Special Situations—Mergers and Similar Events”; and

•	the events of default relating to breach of covenants, described below under “—Default and Related Matters—Events of Default—What Is an Event of Default?”.

In addition, in the case of subordinated debt securities, the provisions described above under “—Subordination Provisions” will not apply if we accomplish covenant defeasance.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the remaining events of default occurs, such as our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall in the trust deposit. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default and Related Matters

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means that you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our debt obligations and therefore they rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities are subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture and as described above under “—Subordination Provisions”.

Events of Default

You will have special rights if an event of default occurs and is not cured or waived, as described later in this subsection.

What Is an Event of Default? The term “event of default” means any of the following:

•	we do not pay the principal or any premium on a debt security on its due date;

•	we do not pay interest on a debt security within 30 days of its due date;

•

with respect only to subordinated debt securities, we do not deposit money into a separate custodial account, known as a sinking fund, when such deposit is due if we agree to maintain any such sinking fund;

•

we remain in breach of the restrictive covenant described previously under “—Restrictive Covenants—Limitation on Liens and Other Encumbrances on Voting Stock of Designated Subsidiary” or default in the observance or performance of any other covenant, warranty or agreement contained in the applicable indenture that continues for a period of 90 days after we have received written notice specifying the default and demanding that such default be remedied from the trustee or the holders of at least 25% in principal amount of the outstanding securities of the affected series, except in the case of a default with respect to the “Consolidation, Merger and Sale of Assets” covenant, which will constitute an event of default with such notice requirement but without such passage of time requirement; provided that our failure to comply with the requirements of Section 314(a) of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or our filing obligation, as defined below, or to file a report with the SEC as contemplated in the indenture or otherwise will not constitute an event, which with the giving of notice and the passage of time pursuant to this bullet, would constitute an event of default;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; or

•	any other event of default described in the prospectus supplement occurs.

Remedies If an Event of Default Occurs. If you are the holder of a subordinated debt security, all remedies available to you upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions”. If an event of default has occurred and has not been cured or waived, the trustee or the direct holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount, or, in the case of original issue discount securities, the portion of the principal amount that is specified in the terms of the affected debt security, of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. However, a declaration of acceleration of maturity may be canceled by the direct holders of at least a majority in principal amount of the debt securities of the affected series.

You should refer to the prospectus supplement relating to any series of debt securities that are original issue discount securities for the particular provisions relating to acceleration of the maturity of a portion of the principal amount of original issue discount securities upon the occurrence of an event of default and its continuation.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indentures at the request of any holders unless the direct holders offer the trustee reasonable protection from expenses and liability, called an indemnity. If reasonable indemnity is provided, the direct holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority direct holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•	you must give the trustee written notice that an event of default has occurred and remains uncured;

•

the direct holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must have not received from direct holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with the written notice; and

•	the trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

If you are a street name holder or other indirect holder, you should consult your bank or your broker for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

We will furnish to the trustee every year a written statement of certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default.

Reports

The indentures provide that any documents or reports that we may be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after we have filed those documents or reports with the SEC (the “filing obligation”). Under the Trust Indenture Act, we may have a separate obligation to file with the trustee documents or reports that we are required to file with the SEC. Our failure to comply with either the filing obligation or any such filing obligation we may have under the Trust Indenture Act is not an event that will result in an event of default under the indentures. Accordingly, acceleration of our obligations under the debt securities will not be a remedy for our failure to file those documents or reports with the trustee, and you may have no remedy for the failure other than an action for damages.

Conversion or Exchange

The terms on which debt securities of any series are convertible into or exchangeable for our Common Stock or other securities or property of ours or of third parties will be set forth in the applicable prospectus supplement. These terms will include:

•	the conversion or exchange price, or manner for calculating such a price;

•	the exchange or conversion period; and

•	whether the conversion or exchange is mandatory, at the option of the holder, or at our option.

The terms may also include calculations pursuant to which the number of shares of our or a third party’s common stock or other securities or property to be received by the holders of debt securities would be determined according to the market price of our Common Stock or other securities or property of ours or of third parties as of a time stated in the prospectus supplement. The conversion or exchange price of any debt securities of any series that is convertible into our Common Stock may be adjusted for any stock dividends, stock splits, reclassification, combinations or similar transactions, in each case as we may describe in the applicable prospectus supplement.

Redemption

Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund.

If we issue redeemable debt securities, the dates and terms on which those securities are mandatorily or optionally redeemable will be set forth in the applicable prospectus supplement. We may, as applicable, redeem any series of those debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000.

If a series of debt securities is redeemable, the redemption price for any debt security that we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date, unless otherwise specified in the applicable prospectus supplement.

Governing Law

The indentures are, and the debt securities will be, governed by and construed in accordance with the laws of the State of New York.

Our Relationship With the Trustee

The trustee under our senior indenture is The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A. The trustee under our subordinated indenture is The Bank of New York Mellon (formerly known as The Bank of New York). We and our subsidiaries maintain banking and other service relationships with The Bank of New York Mellon.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

We may issue preferred stock in one or more series, as described below. The following briefly summarizes some provisions of our amended and restated certificate of incorporation that would be important to holders of our preferred stock. See “Description of Our Common Stock – Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws” for additional information about these documents. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation, which is an exhibit to the registration statement that contains this prospectus.

The description of most of the financial and other specific terms of your series will be in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your series of preferred stock as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your series of preferred stock.

Reference to a series of preferred stock means all of the shares of preferred stock issued as part of the same series under a certificate of designations filed as part of our amended and restated certificate of incorporation.

Our Board is Authorized to Issue Many Classes or Series of Preferred Stock

We have authorized 10,000,000 shares of preferred stock with a par value of $0.01 per share. Under our amended and restated certificate of incorporation, our board of directors is expressly authorized, without further action by our shareholders, to provide for the issuance of all or any of the authorized shares of preferred stock in one or more classes or series and to fix for each class or series the voting powers (which means, full, limited, or no voting powers), and the distinctive designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, and to issue such shares. These rights and preferences may be superior to Common Stock as to dividends, voting rights and distributions of assets, upon liquidation or otherwise.

Without limitation, the shares of preferred stock may be convertible into, or exchangeable for, shares of any other class or classes of stock or of any other series of the same or any other class or classes of stock, if our board of directors so determines. However, our board of directors does not have the authority to issue any shares of preferred stock that are convertible into or exchangeable for shares of Class B Stock or that have dividend, liquidation or other preferences with respect to the Class B Stock but not the Common Stock or disproportionately with respect to the Class B Stock as compared to the Common Stock unless holders of a majority of the outstanding shares of Class B Stock approve. Our board of directors has the authority to change the designation or number of shares of preferred stock, or the relative rights, preferences and limitations of any class or series of preferred stock previously established and issued. Our board of directors will fix the terms of the series of preferred stock it designates by resolution adopted as may be permitted by the New Jersey Business Corporation Act before we issue any shares of the series of preferred stock.

The prospectus supplement relating to the particular series of preferred stock will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	the offering price at which we will issue the preferred stock;

•	the title, designation of number of shares and stated value of the preferred stock;

•

the dividend rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accumulate;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our amended and restated certificate of incorporation.

When we issue and receive payment for shares of preferred stock, the shares will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and that we may not ask them to surrender additional funds. Holders of preferred stock will not have any preemptive or subscription rights to acquire more of our stock. Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank equally in all respects with each other series of preferred stock and prior to our Common Stock as to dividends and any distribution of our assets.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future. Our board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose and may include issuances to obtain additional financing in connection with acquisitions, and issuances to officers, directors and employees pursuant to benefit plans. Our board of directors’ ability to issue shares of preferred stock may discourage attempts by others to acquire control of us without negotiation with our board of directors, as it may make it difficult for a person to acquire us without negotiating with our board of directors.

Dividends

Holders of each series of preferred stock will be entitled to receive dividends only when, as and if declared by our board of directors from funds legally available for payment of dividends. The rates and dates of payment of dividends, if any, will be set forth in the applicable prospectus supplement relating to each series of preferred stock.

Dividends will be payable to holders of record of preferred stock as they appear on our books on the record dates fixed by the board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as set forth in the applicable prospectus supplement.

We may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to the series of preferred stock have been paid or sufficient funds have been set apart for payment for either of the following:

•	all prior dividend periods of the other series of preferred stock if it pays dividends on a cumulative basis; or

•	the immediately preceding dividend period of the other series of preferred stock if it pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for each series of preferred stock.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the certificate of designations establishing the series; or

•	as required by applicable law.

Liquidation Preferences

In the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of each series of our preferred stock will have the right, as described in the applicable prospectus supplement, to receive distributions upon liquidation in the amount specified, plus an amount equal to any accrued and unpaid dividends. These distributions will be made before any distribution is made on the Common Stock or on any securities ranking junior to the preferred stock upon liquidation, dissolution or winding-up.

If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking equally regarding liquidation rights are not paid in full, the holders of the preferred stock of that series and the other securities will have the right to a ratable portion of our available assets, up to the full liquidation preference of each security. Holders of these series of preferred stock or other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option or the holder’s, and may be mandatorily redeemed.

Any restriction on the repurchase or redemption by us of our preferred stock while we are in arrears in the payment of dividends will be described in the applicable prospectus supplement.

Any partial redemptions of preferred stock will be made in a way that our board of directors decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of these shares will terminate except for the right to receive the redemption price.

Conversion or Exchange Rights

The prospectus supplement relating to any series of preferred stock that is convertible, exercisable or exchangeable will state the terms on which shares of that series are convertible into or exercisable or exchangeable for shares of Common Stock, another series of our preferred stock or any other securities registered pursuant to the registration statement of which this prospectus forms a part, or for securities of any third party.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for the preferred stock will be stated in the applicable prospectus supplement. The registrar for shares of preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

The following briefly summarizes some provisions of the depositary shares and depositary receipts that we may issue from time to time and which would be important to holders of depositary receipts, other than pricing and related terms which will be disclosed in the applicable prospectus supplement. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered, and it will provide any additional provisions applicable to the depositary shares or depositary receipts being offered, including their tax treatment. The following description and any description in a prospectus supplement may not be complete and each is subject to, and qualified in its entirety by reference to the terms and provisions of the form of deposit agreement to be filed as an exhibit to the registration statement which contains this prospectus.

Description of Depositary Shares

We may offer depositary shares evidenced by depositary receipts. Each depositary share represents a fraction or a multiple of a share of the particular series of preferred stock issued and deposited with a depositary to be designated by us. The fraction or the multiple of a share of preferred stock which each depositary share represents will be set forth in the applicable prospectus supplement.

We will deposit the preferred shares of any series of preferred stock represented by depositary shares according to the provisions of a deposit agreement to be entered into between us and a bank or trust company which we will select as our preferred stock depositary. We will name the depositary in the applicable prospectus supplement. Each holder of a depositary share will be entitled to all the rights and preferences of the underlying preferred stock in proportion to the applicable fraction or multiple of a share of preferred stock represented by the depositary share. These rights may include dividend, voting, redemption, conversion and liquidation rights. The depositary will send the holders of depositary shares all reports and communications that we deliver to the depositary and which we are required to furnish to the holders of depositary shares.

Depositary Receipts

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to anyone who is buying the fractional shares of preferred stock in accordance with the terms of the applicable prospectus supplement.

While definitive engraved depositary receipts (certificates) are being prepared, we may instruct the depositary to issue temporary depositary receipts, which will entitle holders to all the rights of the definitive depositary receipts and be substantially in the same form. The depositary will prepare definitive depositary receipts without unreasonable delay, and we will pay for the exchange of your temporary depositary receipts for definitive depositary receipts.

Withdrawal of Preferred Stock

Unless the related depositary shares have previously been called for redemption, a holder of depositary shares may receive the number of whole shares of the related series of preferred stock and any money or other property represented by the holder’s depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary, paying any taxes, charges and fees provided for in the deposit agreement and complying with any other requirement of the deposit agreement. Partial shares of preferred stock will not be issued. If the surrendered depositary shares exceed the number of depositary shares that represent the number of whole shares of preferred stock the holder wishes to withdraw, then the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Once the holder has withdrawn the preferred stock, the holder will not be entitled to re-deposit that preferred stock under the deposit agreement or to receive depositary shares in exchange for such preferred stock. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.

Dividends and Other Distributions

The depositary will distribute to record holders of depositary shares any cash dividends or other cash distributions it receives on preferred stock, after deducting its fees and expenses. Each holder will receive these distributions in proportion to the number of depositary shares owned by the holder. The depositary will distribute only whole U.S. dollars and cents. The depositary will add any fractional cents not distributed to the next sum received for distribution to record holders of depositary shares.

In the event of a non-cash distribution, the depositary will distribute property to the record holders of depositary shares, unless the depositary determines that it is not feasible to make such a distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.

Redemption of Depositary Shares

If the series of preferred stock represented by depositary shares is subject to redemption, we will give the necessary proceeds to the depositary. The depositary will then redeem the depositary shares using the funds they received from us for the preferred stock. The redemption price per depositary share will be equal to the redemption price payable per share for the applicable series of the preferred stock and any other amounts per share payable with respect to the preferred stock multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem the depositary shares representing the shares of preferred stock on the same day, provided we have paid in full to the depositary the redemption price of the preferred stock to be redeemed and any accrued and unpaid dividends. If fewer than all the depositary shares of a series are to be redeemed, the depositary shares will be selected by lot or ratably or by any other equitable methods as the depositary will decide.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding. Therefore, all rights of holders of the depositary shares will then cease, except that the holders will still be entitled to receive any cash payable upon the redemption and any money or other property to which the holder was entitled at the time of redemption. To receive this amount or other property, the holders must surrender the depositary receipts evidencing their depositary shares to the depositary. Any funds that we deposit with the depositary for any depositary shares that the holders fail to redeem will be returned to us after a period of one year from the date we deposit the funds.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will notify holders of depositary shares of the upcoming vote and arrange to deliver our voting materials to the holders. The record date for determining holders of depositary shares that are entitled to vote will be the same as the record date for the preferred stock. The materials the holders will receive will describe the matters to be voted on and explain how the holders, on a certain date, may instruct the depositary to vote the shares of preferred stock underlying the depositary shares. For instructions to be valid, the depositary must receive them on or before the date specified. To the extent possible, the depositary will vote the shares as instructed by the holder. We agree to take all reasonable actions that the depositary determines are necessary to enable it to vote as a holder has instructed. If the depositary does not receive specific instructions from the holders of any depositary shares, it will vote all shares of that series held by it proportionately with instructions received.

Conversion or Exchange

The depositary, with our approval or at our instruction, will convert or exchange all depositary shares if the preferred stock underlying the depositary shares is converted or exchanged. In order for the depositary to do so, we will need to deposit the other preferred stock, Common Stock or other securities into which the preferred stock is to be converted or for which it will be exchanged.

The exchange or conversion rate per depositary share will be equal to:

•	the exchange or conversion rate per share of preferred stock, multiplied by the fraction or multiple of a share of preferred stock represented by one depositary share;

•	plus all money and any other property represented by one depositary share; and

•	including all amounts per depositary share paid by us for dividends that have accrued on the preferred stock on the exchange or conversion date and that have not been paid.

The depositary shares, as such, cannot be converted or exchanged into other preferred stock, Common Stock, securities of another issuer or any other of our securities or property. Nevertheless, if so specified in the applicable prospectus supplement, a holder of depositary shares may be able to surrender the depositary receipts to the depositary with written instructions asking the depositary to instruct us to convert or exchange the preferred stock represented by the depositary shares into other shares of our preferred stock or Common Stock or to exchange the preferred stock for any other securities registered pursuant to the registration statement of which this prospectus forms a part. If the depositary shares carry this right, we would agree that, upon the payment of any applicable fees, we will cause the conversion or exchange of the preferred stock using the same procedures as we use for the delivery of preferred stock. If a holder is only converting part of the depositary shares represented by a depositary receipt, new depositary receipts will be issued for any depositary shares that are not converted or exchanged.

Amendment and Termination of the Deposit Agreement

We may agree with the depositary to amend the deposit agreement and the form of depositary receipt without consent of the holder at any time. However, if the amendment adds or increases fees or charges, other than any change in the fees of any depositary, registrar or transfer agent, or prejudices an important right of holders, it will only become effective with the approval of holders of at least a majority of the affected depositary shares then outstanding. We will make no amendment that impairs the right of any holder of depositary shares, as described above under “—Withdrawal of Preferred Stock”, to receive shares of preferred stock and any money or other property represented by those depositary shares, except in order to comply with mandatory provisions of applicable law. If an amendment becomes effective, holders are deemed to agree to the amendment and to be bound by the amended deposit agreement if they continue to hold their depositary receipts.

The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed or converted or exchanged for any other securities into which they or the underlying preferred stock are convertible or exchangeable;

•	each share of preferred stock has been converted into or exchanged for Common Stock; or

•	a final distribution in respect of the preferred stock has been made to the holders of depositary receipts in connection with our liquidation, dissolution or winding-up.

We may also terminate the deposit agreement at any time we wish. If we do so, the depositary will give notice of termination to the record holders not less than 30 days before the termination date. Once depositary receipts are surrendered to the depositary, it will send to each holder the number of whole or fractional shares of the series of preferred stock underlying that holder’s depositary receipts.

Charges of Depositary and Expenses

We will pay the fees, charges and expenses of the depositary provided in the deposit agreement to be payable by us. Holders of depositary receipts will pay any taxes and governmental charges and any charges provided in the deposit agreement to be payable by them. If the depositary incurs fees, charges or expenses for which it is not otherwise liable at the election of a holder of a depositary receipt or other person, that holder or other person will be liable for those fees, charges and expenses.

Limitations on Our Obligations and Liability to Holders of Depositary Receipts

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary as follows:

•	we and the depositary are only liable to the holders of depositary receipts for negligence or willful misconduct;

•

we and the depositary have no obligation to become involved in any legal or other proceeding related to the depositary receipts or the deposit agreement on your behalf or on behalf of any other party, unless you provide us with satisfactory indemnity; and

•	we and the depositary may rely upon any written advice of counsel or accountants and on any documents we believe in good faith to be genuine and to have been signed or presented by the proper party.

Resignation and Removal of Depositary

The depositary may resign at any time by notifying us of its election to do so. In addition, we may remove the depositary at any time. Within 60 days after the delivery of a notice of resignation or removal of the depositary, we will appoint a successor depositary.

DESCRIPTION OF OUR COMMON STOCK

The following briefly summarizes some provisions of our amended and restated certificate of incorporation and amended and restated by-laws that would be important to holders of our Common Stock. The following description may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our amended and restated certificate of incorporation and amended and restated by-laws which are exhibits to the registration statement that contains this prospectus. See “Where You Can Find More Information” for information about where you can obtain a copy of these documents.

Our Common Stock

We have authorized 1,500,000,000 shares of Common Stock with a par value of $0.01 per share. Our authorized capital also consists of 10,000,000 shares of another class of common stock, the Class B Stock. The Common Stock and the Class B Stock are separate classes of common stock under New Jersey corporate law. We are not offering any Class B Stock by means of this prospectus. The Common Stock reflects the performance of the Financial Services Businesses and the Class B Stock reflects the performance of the Closed Block Business. As of February 29, 2012, approximately 470,000,000 shares of Common Stock were outstanding. The outstanding shares of Common Stock are, and the shares of Common Stock offered by this prospectus when issued will be, fully paid and non-assessable. As of the date of this prospectus, 2,000,000 shares of Class B Stock are outstanding, all of which are beneficially owned by American International Group, Inc. and Pacific Life Corp. References in this prospectus to our Common Stock do not include Class B Stock.

Our Common Stock is listed on the New York Stock Exchange under the symbol “PRU”.

Dividend Rights

Holders of Common Stock and of Class B Stock may receive cash dividends as declared by our board of directors out of funds legally available for that purpose, subject to the rights of any holders of any preferred stock. To the extent dividends are paid on the Class B Stock, shares of Class B Stock are repurchased or the Closed Block Business has net losses, the amount legally available for dividends on the Common Stock will be reduced.

In addition, payment of dividends is subject to the following additional conditions:

•

holders of Common Stock are entitled to receive dividends only out of the assets of the Financial Services Businesses that are legally available therefor under the New Jersey Business Corporation Act as if the Financial Services Businesses were a separate New Jersey corporation; and

•

holders of Class B Stock are entitled to receive dividends only out of the assets of the Closed Block Business that are legally available therefor under the New Jersey Business Corporation Act as if the Closed Block Business were a separate New Jersey corporation.

We have the right and expect to pay dividends on the Common Stock and Class B Stock in unequal amounts. We have the right to pay dividends on the Class B Stock without paying dividends on the Common Stock, as well as the right not to pay dividends on the Class B Stock even when funds legally available for dividends exist.

We will pay dividends on the Class B Stock in an aggregate amount per year that is at least equal to the lesser of (1) $19.25 million and (2) what we call the “CB Distributable Cash Flow” for the applicable year. We have, however, the flexibility to suspend dividends on the Class B Stock. If we do that despite the fact that CB Distributable Cash Flow exists for any period, then you, as a holder of Common Stock, will not receive dividends on your Common Stock for that period.

“CB Distributable Cash Flow” means, for any quarterly or annual period, the sum of

•

the excess of (a) the Surplus and Related Assets over (b) the “Required Surplus” applicable to the Closed Block Business within The Prudential Insurance Company of America, to the extent that The Prudential Insurance Company of America is able to distribute such excess as a dividend to Prudential Holdings, LLC (its immediate parent holding company, which is a wholly owned subsidiary of Prudential Financial) under New Jersey law without giving effect, directly or indirectly, to the “earned surplus” requirement of Section 17:27A-4c.(3) of the New Jersey Insurance Holding Company Systems Law (or any successor provision), plus

•

any amount held by Prudential Holdings, LLC allocated to the Closed Block Business in excess of remaining debt service payments on the IHC debt. For purposes of the foregoing, “Required Surplus” means the amount of surplus applicable to the Closed Block Business within The Prudential Insurance Company of America that would be required to maintain a quotient (expressed as a percentage) of (a) the “Total Adjusted Capital” applicable to the Closed Block Business within The Prudential Insurance Company of America (including any applicable dividend reserves) divided by (b) the “Company Action Level RBC” applicable to the Closed Block Business within The Prudential Insurance Company of America, equal to 100%, where “Total Adjusted Capital” and “Company Action Level RBC” are as defined in the regulations promulgated under the New Jersey Dynamic Capital and Surplus Act of 1993, as such were in effect on December 18, 2001 (the date of the closing of the Company’s initial public offering). These amounts will be determined according to statutory accounting principles.

Voting Rights

Each share of Common Stock and each share of Class B Stock gives the respective owner of record one vote on all matters submitted to a shareholder vote. The Common Stock and the Class B Stock vote together as a single class on all matters submitted to a shareholder vote, except as otherwise required by law and except that the holders of the Class B Stock have certain class voting or consent rights, including as noted below. Accordingly, the holders of a majority of the outstanding shares of Common Stock and Class B Stock voting for the election of directors can elect all of the directors if they choose to do so, subject to any voting rights granted to holders of preferred stock.

Actions requiring approval of shareholders will generally require approval by a majority vote at a meeting at which a quorum is present. Our amended and restated certificate of incorporation provides that, with respect to shares of Common Stock, Class B Stock and any shares of preferred stock voting together with the Common Stock as a class, the holders of at least 50% of the shares entitled to cast votes at a meeting of shareholders shall constitute a quorum at all meetings of shareholders for the transaction of business.

In addition to any class voting rights provided by law, holders of the Class B Stock are entitled to vote as a class with respect to:

•	any proposal by our board of directors to issue

(1) shares of Class B Stock in excess of an aggregate of two million outstanding shares, other than issuances pursuant to a stock split or stock dividend paid ratably to all holders of Class B Stock,

(2) any shares of preferred stock that are exchangeable for or convertible into Class B Stock, or

(3) any debt securities, rights, warrants or other securities that are convertible into, exchangeable for, or provide a right to acquire shares of, Class B Stock; or

•

the approval of the actuarial or other competent firm selected for purposes of determining the Fair Market Value of the Class B Stock in connection with any exchanges or conversions discussed below under “—Exchange and Conversion of Class B Stock”.

In addition, pursuant to the subscription agreement for the Class B Stock, the approval or consent of the holders of the Class B Stock is required for various matters affecting the Class B Stock or the Closed Block Business, including material changes in the investment policies for the Surplus and Related Assets. The approvals or consents of the Class B stockholders require the approval of the shares having a majority of the voting power of the Class B Stock; provided that the approval of at least 80% of the holders of the Class B Stock is required to amend the provision of our amended and restated certificate of incorporation that restricts the board of directors’ ability to alter the voting powers, designations and other special rights and qualifications of the Class B Stock in a way that adversely affects the rights of Class B stockholders.

Liquidation Rights

In the event of a liquidation, dissolution or winding-up of Prudential Financial, the holders of Common Stock and any Class B Stock will be entitled to receive a proportionate share in our net assets that remain after paying all liabilities and the liquidation preferences of any preferred stock.

This proportionate share will be determined as follows:

•

If no Class B Stock is outstanding at the time of a liquidation, dissolution or winding-up of Prudential Financial, each share of Common Stock will be entitled to an equal share of any net assets of Prudential Financial after paying all of our liabilities and the liquidation preference of any preferred stock.

•

If shares of Class B Stock are outstanding at the time of a liquidation, dissolution or winding-up of Prudential Financial, each share of Common Stock and of Class B Stock will be entitled to a share of net liquidation proceeds in proportion to the respective liquidation units of each class. In this case, each share of Common Stock has one liquidation unit, and each share of Class B Stock has 2.83215 liquidation units (as determined pursuant to the formula set forth in our amended and restated certificate of incorporation).

Neither a merger nor a consolidation of us with any other entity, nor a sale, transfer or lease of all or any part of our assets would alone be deemed a liquidation, dissolution or winding-up for these purposes.

Pre-emptive Rights

Holders of our Common Stock and of our Class B Stock have no pre-emptive rights with respect to any shares of capital stock that we may issue in the future.

Exchange and Conversion of Class B Stock

The Common Stock is not convertible.

Exchange. We may, at our option, at any time, exchange all outstanding shares of Class B Stock into that number of shares of Common Stock which have an aggregate average market value, discussed below, equal to 120% of the appraised “Fair Market Value”, discussed below, of the outstanding shares of Class B Stock.

Conversion by Holders of Class B Stock following Closed Block disposition or Change of Control. If (1) we sell or otherwise dispose of all or substantially all of the Closed Block Business or (2) a “change of control”, as defined below, of Prudential Financial occurs, we must exchange all outstanding shares of Class B Stock into that number of shares of Common Stock which have an aggregate average market value of 120% of the appraised Fair Market Value of such shares of Class B Stock.

Discretionary and Tax Event Conversion by Holders of Class B Stock. Holders of Class B Stock may convert their shares of Class B Stock into that number of shares of Common Stock which have an aggregate average market value equal to 100% of the appraised Fair Market Value of the outstanding shares of Class B Stock

(1) in the holder’s sole discretion, in the year 2016 or at any time thereafter, and

(2) at any time if (a) the Class B Stock will no longer be treated as equity of Prudential Financial for U.S. federal income tax purposes or (b) the New Jersey Department of Banking and Insurance amends, alters, changes or modifies the regulation of the Closed Block, the Closed Block Business, the Class B Stock or the IHC debt in a manner that materially adversely affects the CB Distributable Cash Flow.

In no event, however, may a holder of Class B Stock convert shares of Class B Stock to the extent such holder immediately upon such conversion, together with its affiliates, would be the “beneficial owner”, as defined under the Exchange Act, of in excess of 9.9% of the total outstanding voting power of our voting securities. In the event a holder of shares of Class B Stock requests to convert shares pursuant to clause (2)(a) above, we may elect, instead of effecting such conversion, to increase the Target Dividend Amount to $12.6875 per share per annum retroactively from the time of issuance of the Class B Stock.

Conversion upon Material Transactions Affecting Common Stock. In the event of any reclassification, recapitalization or exchange of, or any tender offer or exchange offer for, the outstanding shares of Common Stock, including by merger, consolidation or other business combination, as a result of which shares of Common Stock are exchanged for or converted into another security which is both registered under the Exchange Act and publicly traded, then the Class B Stock will remain outstanding, unless exchanged by virtue of a “change of control” occurring or otherwise, or otherwise converted, and, in the event 50% or more of the outstanding shares of Common Stock are so exchanged or converted, holders of outstanding Class B Stock will be entitled to receive, in the event of any subsequent exchange or conversion, the securities into which the Common Stock has been exchanged or converted by virtue of such reclassification, recapitalization, merger, consolidation, tender offer, exchange offer or other business combination. If, in the event of any reclassification, recapitalization or exchange, or any tender or exchange offer for, the outstanding shares of Common Stock, including by merger, consolidation or other business combination, as a result of which a majority of the outstanding shares of Common Stock are converted into or exchanged or purchased for either cash or securities which are not public securities, or a combination thereof, the holders of Class B Stock will be entitled to receive cash and/or securities of the type and in the proportion that such holders of Class B Stock would have received if an exchange or conversion of the Class B Stock had occurred immediately prior to the conversion, exchange or purchase of a majority of the outstanding shares of Common Stock and the holders of Class B Stock had participated as holders of Common Stock in such conversion, exchange or purchase. The amount of cash and/or securities payable upon such exchange or conversion will be calculated based upon the Fair Market Value of the Class B Stock as of the date on which the Common Stock was exchanged, converted or purchased and will be multiplied by 120%.

Definitions. For purposes of all exchanges and conversions,

•	“Average market value” of the Common Stock will be determined during a specified 20 trading day period preceding the time of the exchange or conversion.

•	“Change of control” means the occurrence of any of the following events, whether or not approved by our board of directors:

(a) (i) any person(s), excluding us and specified related entities, is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of our then outstanding equity securities; or (ii) we merge with, or consolidate with, another person or dispose of all or substantially all of our assets to any person, other than, in the case of either clause (i) or (ii), any transaction where immediately after such transaction the persons that beneficially owned immediately prior to the transaction our then outstanding voting equity securities beneficially own more than 50% of the total voting power of the then outstanding voting securities of the surviving person; or

(b) during any year or any period of two consecutive years, individuals who at the beginning of such period constituted our board of directors, together with any new directors whose election by such board of directors or whose nomination for election by our shareholders was approved by a vote of a majority of our directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason, other than pursuant to (x) a proposal or request that the board of directors be changed as to which the holder of the Class B Stock seeking the conversion has participated or assisted or is participating or assisting or (y) retirements in the ordinary course, to constitute a majority of the board of directors then in office.

•

“Fair Market Value” of the Class B Stock means the fair market value of all of the outstanding shares of Class B Stock as determined by appraisal by a nationally recognized actuarial or other competent firm independent of and selected by our board of directors and approved by the holders of a majority of the outstanding shares of Class B Stock. Fair Market Value will be the present value of expected future cash flows to holders of the Class B Stock, reduced by any payables to the Financial Services Businesses. Future cash flows will be projected consistent with the policy, as described in the plan of reorganization relating to the demutualization, for the board of directors of The Prudential Insurance Company of America to declare policyholder dividends based on actual experience in the Closed Block. Following the repayment in full of the IHC debt, these cash flows shall be the excess of statutory surplus applicable to the Closed Block Business over Required Surplus, as defined in the definition of “CB Distributable Cash Flow”, for each period that would be distributable as a dividend under New Jersey law if the Closed Block Business were a separate insurer. These cash flows will be discounted at an equity rate of return, to be estimated as a risk-free rate plus an equity risk premium. The risk-free rate will be an appropriate ten-year U.S. Treasury rate reported by the Federal Reserve Bank of New York. The equity risk premium will be 8 1/4% initially, declining evenly to 4% over the following 21 years and remaining constant thereafter. Fair Market Value will be determined by appraisal as of a specified date preceding the time of the exchange or conversion.

Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws

A number of provisions of our amended and restated certificate of incorporation and amended and restated by-laws concern corporate governance and the rights of shareholders. Some provisions, including those granting our board of directors the ability to issue shares of preferred stock and to set the voting rights, preferences and other terms of preferred stock without shareholder approval, may be viewed as having an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors, including takeovers that some shareholders may consider to be in their best interests. To the extent takeover attempts are discouraged, fluctuations in the market price of the Common Stock, which may result from actual or rumored takeover attempts, may be inhibited.

The amended and restated certificate of incorporation and the amended and restated by-laws have provisions that also could delay or frustrate the removal of directors from office or the taking of control by shareholders, even if that action would be beneficial to shareholders. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even if they were favorable to the interests of shareholders, and could potentially depress the market price of the Common Stock.

The following is a summary of the material terms of these provisions of our amended and restated certificate of incorporation and amended and restated by-laws. The statements below are only a summary, and we refer you to the amended and restated certificate of incorporation and amended and restated by-laws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part. Each statement is qualified in its entirety by such reference. See “Where You Can Find More Information” for information about where you can obtain a copy of these documents.

Board of Directors; Number of Directors; Removal; Vacancies

Our amended and restated by-laws provide that the board of directors consists of not less than 10 nor more than 24 members, with the exact number to be determined by the board of directors from time to time. All directors are elected for terms expiring at the next annual meeting of shareholders and until such directors’

successors have been elected and qualified. The amended and restated by-laws also provide that the directors may be removed “with or without cause” upon the affirmative vote of a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote for the election of directors.

Unless otherwise required by law, vacancies on the board of directors, including vacancies resulting from an increase in the number of directors or the removal of directors, may only be filled by an affirmative vote of a majority of the directors then in office or by a sole remaining director.

Limitations on Call of Special Meetings of Shareholders

The amended and restated by-laws provide that special meetings of shareholders may only be called by the chairman of the board of directors, the chief executive officer, the president, or the board of directors or shareholders representing at least 25% of the shares entitled to vote at a meeting.

Limitation on Written Consent of Shareholders

The amended and restated certificate of incorporation generally provides that action by holders of Common Stock cannot be taken by written consent without a meeting unless such written consents are signed by all shareholders entitled to vote on the action to be taken.

Advance Notice Requirements for Nomination of Directors and Presentation of New Business at Meetings

Our amended and restated by-laws establish advance notice procedures for shareholder proposals concerning nominations for election to the board of directors and new business to be brought before meetings of shareholders. These procedures require that notice of such shareholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, we must receive the notice at our principal executive offices not less than 120 nor more than 150 days prior to the anniversary date of the annual meeting of shareholders before the one in which the shareholder proposal is to be considered. The notice must contain information required by the amended and restated by-laws. These provisions make it procedurally more difficult for a shareholder to place a proposed nomination or new business proposal on the meeting agenda and therefore may reduce the likelihood that a shareholder will seek to take independent action to replace directors or with respect to other matters that are not supported by management.

Supermajority Voting Requirement for Certain Amendments to the By-laws and Charter

Our amended and restated certificate of incorporation and amended and restated by-laws require the approval of at least 80% of the votes cast at a meeting of shareholders to amend certain provisions of the amended and restated certificate of incorporation and amended and restated by-laws, including those described in this section, provided, that the number of votes cast at such meeting of shareholders is at least 50% of the total number of issued and outstanding shares entitled to vote thereon. This requirement exceeds the majority vote that would otherwise be required under the New Jersey Business Corporation Act. This supermajority requirement will make it more difficult for shareholders to reduce the anti-takeover effects of the amended and restated certificate of incorporation and amended and restated by-laws. However, at our annual shareholders’ meeting in 2011, shareholders approved a proposal that our board of directors take the steps necessary to change the supermajority voting requirements in our amended and restated certificate of incorporation and amended and restated by-laws to a simple majority vote standard. Accordingly, the Company expects to include a proposal in the proxy statement for its annual shareholders’ meeting in 2012 to approve the necessary amendments to the amended and restated certificate of incorporation to eliminate supermajority voting. The Company would also adopt the requisite amendments to the amended and restated by-laws at that time.

Limitation of Liability and Indemnification Matters

Amended and Restated Certificate of Incorporation. Our amended and restated certificate of incorporation states that a director will not be held personally liable to us or any of our shareholders for damages for a breach of duty as a director except for liability based upon an act or omission:

•	in breach of the director’s duty of loyalty to us or our shareholders,

•	not in good faith or involving a knowing violation of law, or

•	resulting in receipt by such director of an improper personal benefit.

This provision prevents a shareholder from pursuing an action for damages for breach of duty against one of our directors unless the shareholder can demonstrate one of these specified bases for liability. The inclusion of this provision in the amended and restated certificate of incorporation may discourage or deter shareholders or management from bringing a lawsuit against a director for a breach of his or her duties, even though an action, if successful, might otherwise benefit us and our shareholders. This provision does not affect the availability of non-monetary remedies like an injunction or rescission based upon a director’s breach of his or her duty of care.

Amended and Restated By-Laws. Our amended and restated by-laws provide that we must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding because such person is or was a director or officer of us, or is or was serving at our request as a director or officer, employee or agent of another entity. This indemnification covers expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the indemnified person in connection with such action, suit or proceeding. To receive indemnification, a person must have acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interests. In the case of any criminal action or proceeding, the indemnified person also must have had no reasonable cause to believe his or her conduct was unlawful. The amended and restated by-laws limit indemnification in cases when a person has been held liable to us.

Anti-Takeover Effect of New Jersey Business Corporation Act

New Jersey Shareholders Protection Act

We are subject to the provisions of Section 14A-10A of the New Jersey Business Corporation Act, which is known as the “Shareholders Protection Act”.

Generally, the Shareholders Protection Act prohibits a publicly held New Jersey corporation with its principal executive offices or significant business operations in New Jersey, like us, from engaging in any “business combination” with any “interested stockholder” of that corporation for a period of five years following the time at which that stockholder became an “interested stockholder”. An exception applies if the business combination is approved by the board of directors before the stockholder becomes an “interested stockholder”. Covered business combinations include certain mergers, dispositions of assets or shares and recapitalizations. An “interested stockholder” is (1) any person that directly or indirectly beneficially owns 10% or more of the voting power of the outstanding voting stock of Prudential Financial; or (2) any “affiliate” or “associate” of ours that directly or indirectly beneficially owned 10% or more of the voting power of the then-outstanding stock of Prudential Financial at any time within a five-year period immediately prior to the date in question.

In addition, under the Shareholders Protection Act, we may not engage in a business combination with an interested stockholder at any time unless:

•	our board of directors approved the business combination prior to the time the stockholder became an interested stockholder;

•

the holders of two-thirds of our voting stock (which includes Common Stock and Class B Stock) not beneficially owned by the interested stockholder affirmatively vote to approve the business combination at a meeting called for that purpose; or

•

the consideration received by the non-interested stockholders in the business combination meets the standards of the statute, which is designed to ensure that all other shareholders receive at least the highest price per share paid by the interested stockholder.

A New Jersey corporation that has publicly traded voting stock may not opt out of these restrictions.

Board Consideration of Certain Factors

Under the New Jersey Business Corporation Act, in discharging their duties, our directors may consider the effects that an action taken by us may have on interests and people in addition to our shareholders, such as employees, customers and the community. The directors may also consider the long-term as well as the short-term interests of us and our shareholders, including the possibility that these interests may best be served by our continued independence.

Transfer Agent

The transfer agent and registrar for our Common Stock is Computershare Limited.

DESCRIPTION OF WARRANTS WE MAY OFFER

General

We may issue warrants to purchase our senior debt securities, subordinated debt securities, preferred stock, depositary shares, Common Stock, any of these securities of a third party or any combination of these securities, and these warrants may be issued independently or together with any underlying securities and may be attached or separate from those underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the warrant agreement, a form of which will be filed as an exhibit to the registration statement that contains this prospectus.

A Prospectus Supplement Will Describe the Specific Terms of Warrants

The applicable prospectus supplement will describe the terms of any warrants that we may offer, including the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including currency units or composite currencies, investors may use to pay for the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•

the price at which and the currency or currencies, including currency units or composite currencies, in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	whether the warrants will be issued in registered form or bearer form;

•	information with respect to book-entry procedures, if any;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

•	if applicable, a discussion of certain U.S. federal income tax considerations;

•	the identity of the warrant agent;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or nonoccurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to this type of warrant as a universal warrant. We refer to each property described above as a warrant property.

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal, or premium, if any, or interest, if any, on the debt securities purchasable upon such exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock or Common Stock will not have any rights of holders of the preferred stock or Common Stock purchasable upon such exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or Common Stock purchasable upon such exercise.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights; Governing Law

The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit, enforce, and may institute and maintain any suit, action or proceeding against us to enforce their rights to exercise and receive the securities purchasable upon exercise of their warrants. Unless otherwise stated in the prospectus supplement, each issue of warrants and the applicable warrant agreement will be governed by the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER

The applicable prospectus supplement will describe the terms of any stock purchase contracts. The following description and any description of stock purchase contracts in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase contracts that we will file with the SEC as an exhibit to the registration statement that contains this prospectus in connection with a public offering of stock purchase contracts.

We may issue stock purchase contracts, representing contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified or variable number of shares of our Common Stock, preferred stock or depositary shares, as applicable, at a future date or dates. The price per share of Common Stock, preferred stock or depositary shares, as applicable, may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.

The stock purchase contracts may be issued separately or as part of units, which we refer to in this prospectus as units. Units may consist of a stock purchase contract and beneficial interests in other securities described in this prospectus or of third parties, securing the holders’ obligations to purchase from or sell shares to us under the stock purchase contracts. These other securities may consist of our debt securities, preferred stock, Common Stock or depositary shares, or trust preferred securities or debt obligations of third parties, including U.S. treasury securities. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase contracts or vice versa, and these payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•

whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our Common Stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our Common Stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

DESCRIPTION OF UNITS WE MAY OFFER

The applicable prospectus supplement will describe the terms of any units. The following description and any description of units in the applicable prospectus supplement may not be complete and is subject to, and is qualified in its entirety by reference to, the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC as an exhibit to the registration statement that contains this prospectus in connection with a public offering of units.

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

DESCRIPTION OF PREFERRED SECURITIES THAT THE TRUSTS MAY OFFER

The following briefly summarizes some provisions of the preferred securities that each trust may offer that would be important to holders of preferred securities. The applicable prospectus supplement will state whether any of the generalized provisions summarized below do not apply to the preferred securities being offered, and it will provide any additional provisions applicable to the preferred securities being offered, including their tax treatment.

Each trust will issue the preferred securities under an amended and restated declaration of trust, which we will enter into at the time of any offering of preferred securities by each trust. The amended and restated declaration of trust for each trust is subject to and governed by the Trust Indenture Act. BNY Mellon Trust of Delaware, as successor to Chase Bank USA, N.A., will act as Delaware trustee and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., will act as property trustee under the declarations of trust for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of the preferred securities will be those contained in the applicable amended and restated declarations of trust and those made part of the amended and restated declarations of trust by the Trust Indenture Act and the Delaware Statutory Trust Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the forms of amended and restated declarations of trust, which are filed as exhibits to the registration statement which contains this prospectus, the Trust Indenture Act and the Delaware Statutory Trust Act.

Terms

The amended and restated declarations of trust will provide that each trust may issue, from time to time, only one series of preferred securities and one series of common securities. The preferred securities will be offered to investors and the common securities will be held by us. The terms of the preferred securities, as a general matter, will mirror the terms of the senior or the subordinated debt securities that we will issue to each trust in exchange for the proceeds of the sales of the preferred and common securities, and any conversion feature applicable to the preferred securities will mirror the terms of the convertible debt securities or warrants, if any, that we will have issued to each trust. If we fail to make a payment on the senior or the subordinated debt securities, the trusts holding those debt securities will not have sufficient funds to make related payments, including cash distributions, on their preferred securities. If the preferred securities are convertible into or exchangeable for shares of our Common Stock or other securities, in the event that we fail to perform under any convertible debt securities or warrants we issue to the trusts, the trusts will be unable to distribute to the holders any of our shares of Common Stock or other securities to be distributed to the holders of the preferred securities upon their conversion.

You should refer to the applicable prospectus supplement relating to the preferred securities for specific terms of the preferred securities, including, but not limited to:

•	the distinctive designation of the preferred securities and common securities;

•	the total and per-security-liquidation amount of the preferred securities;

•

the annual distribution rate, or method of determining the rate at which each trust issuing the securities will pay distributions, on the preferred securities and the date or dates from which distributions will accrue;

•	the date or dates on which the distributions will be payable and any corresponding record dates;

•

whether distributions on preferred securities will be cumulative, and, in the case of preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities will accumulate;

•	the right, if any, to defer distributions on the preferred securities upon extension of the interest payment period of the related subordinated debt securities;

•

whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depositary for the global certificates and the specific terms of the depositary arrangement;

•

the amount or amounts which will be paid out of the assets of each trust issuing the securities to the holders of preferred securities upon voluntary or involuntary dissolution, winding-up or termination of each trust;

•	any obligation of each trust to purchase or redeem preferred securities issued by it and the terms and conditions relating to any redemption obligation;

•	any voting rights of the preferred securities;

•	certain U.S. federal income tax considerations;

•	any terms and conditions upon which the debt securities held by each trust issuing the preferred securities may be distributed to holders of preferred securities;

•

if the preferred securities may be converted into or exercised or exchanged for our Common Stock or preferred stock or any other of our securities, the terms on which conversion, exercise or exchange is mandatory, at the option of the holder or at the option of each trust, the date on or the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of Common Stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•

whether the preferred securities are subject to mandatory or optional remarketing or other mandatory or optional resale provisions, and, if applicable, the date or period during which such resale may occur, any conditions to such resale and any right of a holder to substitute securities for the securities subject to resale;

•	any securities exchange on which the preferred securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities not inconsistent with the declarations of trust or with applicable law.

We will guarantee the preferred securities to the extent described below under “Description of Trust Guarantees”. Our guarantees, when taken together with our obligations under the related debt securities and the related indenture and any warrants and related warrant agreement, and our obligations under the amended and restated declarations of trust, would provide a full, irrevocable and unconditional guarantee of amounts due on any preferred securities and the distribution of any securities to which the holders would be entitled upon conversion of the preferred securities, if the preferred securities are convertible into or exchangeable for shares of our Common Stock or other securities.

Liquidation Distribution Upon Dissolution

Unless otherwise specified in the applicable prospectus supplement, the amended and restated declarations of trust state that each trust will be dissolved:

•	on the expiration of the term of the trust;

•	upon bankruptcy, dissolution or liquidation of us or the holder of the common securities of the trust;

•	upon our written direction to the property trustee to dissolve the trust and distribute the related debt securities directly to the holders of the preferred securities and common securities;

•	upon the redemption by the trust of all of the preferred and common securities in accordance with their terms; or

•	upon entry of a court order for the dissolution of the trust.

Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described above other than in connection with redemption, after each trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the preferred or common securities issued by each trust will be entitled to receive:

•	the related debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder; or

•	cash equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment.

If a trust cannot pay the full amount due on its preferred and common securities because it has insufficient assets available for payment, then the amounts payable by such trust on its preferred and common securities will be paid on a pro rata basis. However, if an event of default under the indenture has occurred and is continuing with respect to any series of related debt securities, the total amounts due on the preferred securities will be paid before any distribution on the common securities.

Events of Default

The following will be events of default under each amended and restated declaration of trust:

•	an event of default under the subordinated debt indenture occurs with respect to any related series of subordinated debt securities; or

•	any other event of default specified in the applicable prospectus supplement occurs.

At any time after a declaration of acceleration has been made with respect to a related series of debt securities and before a judgment or decree for payment of the money due has been obtained, the holders of a majority in liquidation amount of the affected preferred securities may rescind any declaration of acceleration with respect to the related debt securities and its consequences

•

if we deposit with the trustee funds sufficient to pay all overdue principal of and premium and interest on the related debt securities and other amounts due to the indenture trustee and the property trustee; and

•

if all existing events of default with respect to the related subordinated debt securities have been cured or waived except non-payment of principal on the related subordinated debt securities that has become due solely because of the acceleration.

The holders of a majority in liquidation amount of the affected preferred securities may waive any past default under the indenture with respect to related debt securities, other than a default in the payment of principal of, or any premium or interest on, any related debt security or a default with respect to a covenant or provision that cannot be amended or modified without the consent of the holder of each affected outstanding related debt security. In addition, the holders of at least a majority in liquidation amount of the affected preferred securities may waive any past default under the amended and restated declarations of trust.

The holders of a majority in liquidation amount of the affected preferred securities shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the property trustee or to direct the exercise of any trust or power conferred on the property trustee under the amended and restated declarations of trust.

A holder of preferred securities may institute a legal proceeding directly against us, without first instituting a legal proceeding against the property trustee or anyone else, for enforcement of payment to the holder of principal and any premium or interest on the related series of debt securities having a principal amount equal to the aggregate liquidation amount of the preferred securities of the holder, if we fail to pay principal and any premium or interest on the related series of debt securities when payable.

We are required to furnish annually, to the property trustee for each trust, officers’ certificates to the effect that, to the best knowledge of the individuals providing the certificates, we and the trusts are not in default under the applicable amended and restated declarations of trust or, if there has been a default, specifying the default and its status.

Consolidation, Merger or Amalgamation of the Trust

A trust may not consolidate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as described above in “—Liquidation Distribution Upon Dissolution”. A trust may, with the consent of the administrative trustees but without the consent of the holders of the outstanding preferred securities or the other trustees of the trust, consolidate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized under the laws of any state if:

•	the successor entity either:

•	expressly assumes all of the obligations of the trust relating to its preferred and common securities; or

•

substitutes for the trust’s preferred securities other securities having substantially the same terms as the preferred securities, so long as the substituted successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;

•	we expressly acknowledge a trustee of the successor entity who has substantially the same powers and duties as the property trustee of the trust;

•

the successor securities are listed or traded, or any substituted successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

•	the merger event does not cause the preferred securities or any substituted successor securities to be downgraded by any national rating agency;

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the preferred or common securities or any substituted successor securities in any material respect;

•	the successor entity has a purpose substantially identical to that of the trust; and

•	prior to the merger event, we shall provide to the trust an opinion of counsel from a nationally recognized law firm stating that:

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust’s preferred or common securities in any material respect;

•	following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

•	following the merger event, the trust or the successor entity will continue to be classified as a grantor trust for United States federal tax purposes;

•

we own, or our permitted transferee owns, all of the common securities of the successor entity and we guarantee or our permitted transferee guarantees the obligations of the successor entity under the substituted successor securities at least to the extent provided under the applicable preferred securities guarantee; and

•

prior to the merger event, the property trustee receives an officer’s certificate and an opinion of counsel stating that all conditions precedent under the amended and restated declaration of trust to such transaction have been satisfied.

In addition, unless all of the holders of the preferred securities approve otherwise, a trust may not consolidate, amalgamate or merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity, or permit any other entity to consolidate, amalgamate, merge with or into or replace it, if the transaction would cause such trust or the successor entity to be taxable as a corporation or classified other than as a grantor trust for United States federal income tax purposes.

Voting Rights

Unless otherwise specified in the applicable prospectus supplement, the holders of the preferred securities will have no voting rights, except as discussed below and under “—Amendment to the Declarations of Trust” and “Description of Trust Guarantees—Modification of the Trust Guarantees”, and as otherwise required by law.

If any proposed amendment to the amended and restated declarations of trust provides for, or the trustee of a trust otherwise proposes to effect:

•

any action that would adversely affect the powers, preferences or special rights of the preferred securities in any material respect, whether by way of amendment to the declaration of trust or otherwise; or

•	the dissolution, winding-up or termination of the trust other than pursuant to the terms of the declaration of trust,

then the holders of the affected preferred securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the affected preferred securities.

The holders of a majority in aggregate liquidation amount of the preferred securities issued by each trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or direct the exercise of any trust or power conferred upon the property trustee under the applicable declaration of trust, including the right to direct the property trustee, as holder of the debt securities and, if applicable, the warrants, to:

•

direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee for any related subordinated debt securities or exercise any trust or power conferred on the indenture trustee with respect to the related debt securities;

•	waive certain past defaults under the indenture with respect to any related debt securities;

•	cancel an acceleration of the maturity of the principal of any related debt securities; or

•	consent to any amendment, modification or termination of the indenture or any related debt securities.

In addition, before taking any of the foregoing actions, we will provide to the property trustee an opinion of counsel experienced in such matters to the effect that, as a result of such actions, the trust will not be taxable as a corporation or classified as other than a grantor trust for U.S. federal income tax purposes.

The property trustee will notify all preferred securities holders of each trust of any notice of default received from the indenture trustee with respect to the debt securities held by the trust.

Any required approval of the holders of preferred securities may be given at a meeting of the holders of the preferred securities convened for that purpose or pursuant to written consent. The administrative trustees will cause a notice of any meeting at which holders of securities are entitled to vote to be given to each holder of record of the preferred securities at the holder’s registered address in accordance with the declarations of trust.

No vote or consent of the holders of the preferred securities will be required for a trust to redeem and cancel its preferred securities in accordance with its declaration of trust.

Notwithstanding that holders of the preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, or any affiliate of ours will, for purposes of any vote or consent, be treated as if they were not outstanding.

Amendment to the Declarations of Trust

Each amended and restated declaration of trust may be amended from time to time by us and the property trustee and the administrative trustees of each trust, without the consent of the holders of the preferred securities, to:

•	cure any ambiguity or correct or supplement any provision which may be defective or inconsistent with any other provision;

•	add to the covenants, restrictions or obligations of the sponsor; or

•

modify, eliminate or add to any provisions to the extent necessary to ensure that the trust will not be classified as other than a grantor trust for U.S. federal income tax purposes or to ensure that the trust will not be required to register as an investment company under the Investment Company Act of 1940, as amended;

provided, however, that, in each case, the amendment would not adversely affect in any material respect the interests of the holders of the preferred securities.

Other amendments to the amended and restated declarations of trust may be made by us and the trustees of each trust upon approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities of each trust and receipt by the trustees of an opinion of counsel to the effect that the amendment will not cause the trust to be classified as other than a grantor trust for U.S. federal income tax purposes, reduce or otherwise adversely affect the powers of the property trustee in contravention of the Trust Indenture Act or affect the trust’s exemption from the Investment Company Act of 1940, as amended.

Removal and Replacement of Trustees

Unless an event of default exists under the debt securities or, if the preferred securities are convertible and there is a separate warrant agreement, under the warrant agreement, we may remove the property trustee and the Delaware trustee at any time. If an event of default exists, the property trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, because these voting rights are vested exclusively in us as the holder of all the trusts’ common securities. No resignation or removal of the property trustee or the Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the amended and restated declarations of trust.

Merger or Consolidation of Trustees

Any entity into which the property trustee or the Delaware trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under the applicable declarations of trust; provided, however, that the entity shall be otherwise qualified and eligible.

Global Preferred Securities

Unless otherwise set forth in the applicable prospectus supplement, any preferred securities will be represented by fully registered global certificates issued as global preferred securities that will be deposited with, or on behalf of, a depositary with respect to that series instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on preferred securities and other payments will be payable are discussed in more detail in the applicable prospectus supplement.

Payment and Paying Agent

Payments in respect of preferred securities that are represented by global certificates will be made in accordance with the applicable policies of The Depository Trust Company, as described in the applicable prospectus supplement. If any preferred securities are not represented by global certificates, payments will be made by check mailed to the holder entitled to them at his or her address shown on the property trustee’s records as of the close of business on the regular record date. Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee.

Information Concerning the Property Trustee

For matters relating to compliance with the Trust Indenture Act, the property trustee for each trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. Except if an event of default exists under the amended and restated declarations of trust, the property trustee will undertake to perform only the duties specifically set forth in the declarations of trust. While such an event of default exists, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is not obligated to exercise any of the powers vested in it by the amended and restated declarations of trust at the request of any holder of preferred securities, unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur. But the holders of preferred securities will not be required to offer indemnity if the holders, by exercising their voting rights, direct the property trustee to take any action following an event of default under the declarations.

The Bank of New York Mellon, which is the property trustee for the trusts, also serves as the senior debt indenture trustee, the subordinated debt indenture trustee and the guarantee trustee under the trust guarantee described below. We and certain of our affiliates maintain banking and other service relationships with The Bank of New York Mellon, which are described under “Description of Debt Securities We May Offer—Our Relationship With the Trustee”.

Miscellaneous

The administrative trustees of each trust are authorized and directed to conduct the affairs of and to operate each trust in such a way that:

•	the trust will not be classified as other than a grantor trust for U.S. federal income tax purposes;

•	the debt securities held by the trust will be treated as indebtedness of ours for U.S. federal income tax purposes; and

•	the trust will not be deemed to be an investment company required to be registered under the Investment Company Act of 1940, as amended.

We and the trustees are authorized to take any action, so long as it is consistent with applicable law, the certificates of trust or the amended and restated declarations of trust, that we and the trustees determine to be necessary or desirable for the above purposes, as long as it does not materially and adversely affect the holders of the preferred securities.

Registered holders of the preferred securities have no preemptive or similar rights.

A trust may not, among other things, incur indebtedness or place a lien on any of its assets.

Governing Law

The amended and restated declarations of trust and the preferred securities will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions thereof.

DESCRIPTION OF TRUST GUARANTEES

The following briefly summarizes some general terms and provisions of the trust guarantees that we will execute and deliver for the benefit of the holders from time to time of preferred securities. Each trust guarantee will be separately qualified as an indenture under the Trust Indenture Act, and The Bank of New York Mellon will act as indenture trustee under the trust guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of each trust guarantee will be those contained in such trust guarantee and those made part of the trust guarantee by the Trust Indenture Act. The following summary may not be complete and is subject to and qualified in its entirety by reference to the form of trust guarantee, which is filed as an exhibit to the registration statement that contains this prospectus, and the Trust Indenture Act. Each trust guarantee will be held by the guarantee trustee of each trust for the benefit of the holders of the preferred securities.

General

We will irrevocably and unconditionally agree to pay or make the following payments or distributions with respect to preferred securities, in full, to the holders of the preferred securities, as and when they become due regardless of any defense, right of set-off or counterclaim that each trust may have except for the defense of payment:

•

any accrued and unpaid distributions that are required to be paid on the preferred securities, to the extent the trust does not make such payments or distributions but has sufficient funds available to do so; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of related subordinated debt securities to the holders of preferred securities or the redemption of all of the preferred securities, the lesser of:

•

the total liquidation amount and all accrued and unpaid distributions on the preferred securities to the date of payment, to the extent the trust does not make such payments or distributions but has sufficient funds available to do so; and

•	the amount of assets of the trust remaining available for distribution to holders of such preferred securities in liquidation of the trust.

Our obligation to make a payment under each trust guarantee may be satisfied by our direct payment of the required amounts to the holders of preferred securities to which each trust guarantee relates or by causing the applicable trust to pay the amounts to the holders.

Modification of the Trust Guarantees; Assignment

Except with respect to any changes that do not adversely affect the rights of holders of preferred securities in any material respect, in which case no vote will be required, a trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding preferred securities to which the trust guarantee relates. The manner of obtaining the approval of holders of the preferred securities will be described in an accompanying prospectus supplement. All guarantees and agreements contained in a trust guarantee will bind our successors, assigns, receivers, trustees and representatives and will be for the benefit of the holders of the outstanding preferred securities to which the trust guarantee relates.

Termination

Each trust guarantee will terminate when any of the following has occurred:

•	the debt securities held by the related trust have been distributed to the holders of the preferred securities; or

•	the amounts payable in accordance with the declarations of trust upon liquidation of the related trust have been paid in full.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of preferred securities to which the trust guarantee relates must restore payment of any amounts paid on the preferred securities or under the related trust guarantee.

Events of Default

There will be an event of default under each trust guarantee if we fail to perform any of our payment or other obligations under that trust guarantee. However, other than with respect to a default in payment of any guarantee payment, we must have received notice of default and not have cured the default within 90 days after receipt of the notice. We, as guarantor, will be required to file annually with the guarantee trustee a certificate regarding our compliance with the applicable conditions and covenants under our trust guarantees.

Each trust guarantee will constitute a guarantee of payment and not of collection. The holders of a majority in liquidation amount of the preferred securities to which the trust guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the trust guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust guarantee. If the guarantee trustee fails to enforce the trust guarantee, any holder of preferred securities to which the trust guarantee relates may institute a legal proceeding directly against us to enforce the holder’s rights under the trust guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any one else. If we do not make a guarantee payment, a holder of preferred securities may directly institute a proceeding against us for enforcement of the trust guarantee for such payment.

Status of the Trust Guarantees

The applicable prospectus supplement relating to the preferred securities will indicate whether each trust guarantee is our senior or subordinated obligation. If a trust guarantee is our senior obligation, it will be our general unsecured obligation and will rank equal to our other senior and unsecured obligations.

If a trust guarantee is our subordinated obligation, it will be our general unsecured obligation and will rank as follows:

•	subordinate and junior in right of payment to all of our senior indebtedness, as defined in the subordinated debt indenture;

•

equally with our most senior preferred or preference stock currently outstanding or issued in the future, with any subordinated guarantees of other preferred securities we or our affiliates may issue and with other issues of subordinated debt securities; and

•	senior to our Common Stock.

The terms of the preferred securities provide that each holder of preferred securities by acceptance of the preferred securities agrees to any subordination provisions and other terms of the trust guarantees relating to applicable subordination.

Information Concerning the Guarantee Trustee

The guarantee trustee, except if we default under the trust guarantees, will undertake to perform only such duties as are specifically set forth in each trust guarantee and, in case a default with respect to a trust guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will not be obligated to exercise any of the powers vested in it by any trust guarantee at the request of any holder of the preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it may incur.

Governing Law

Each trust guarantee will be governed by and construed in accordance with the laws of the State of New York.

Effect of Obligations Under the Debt Securities and the Trust Guarantees

As long as we may make payments of interest and any other payments when they are due on the debt securities held by a trust, those payments will be sufficient to cover distributions and any other payments due on the preferred securities issued by such trust because of the following factors:

•	the total principal amount of the debt securities held by the trust will be equal to the total stated liquidation amount of the preferred securities and common securities issued by the trust;

•

the interest rate and the interest payment dates and other payment dates on the debt securities held by the trust will match the distribution rate and distribution payment dates and other payment dates for the preferred securities and common securities issued by the trust;

•	we will pay, and the trust will not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trust, other than obligations under the trust securities; and

•	the declaration of trust will further provide that the trust is not authorized to engage in any activity that is not consistent with its limited purposes.

We will irrevocably guarantee payments of distributions and other amounts due on the preferred securities to the extent a trust has funds available to pay such amounts as and to the extent set forth under this section. Taken together, our obligations under the debt securities, the related indenture, the declaration of trust and the trust guarantee will provide a full, irrevocable and unconditional guarantee of a trust’s payments of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a trust guarantee. Only the combined operation of these documents effectively provides a full, irrevocable and unconditional guarantee of a trust’s obligations under the preferred securities.

If and to the extent that we do not make the required payments on the debt securities, the trusts will not have sufficient funds to make its related payments, including distributions on the preferred securities. A trust guarantee will not cover any payments when a trust does not have sufficient funds available to make those payments. Your remedy, as a holder of preferred securities, is to institute a direct action against us.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We and the trusts may offer and sell the securities from time to time as follows:

•	to or through underwriters or dealers for resale;

•	directly to other purchasers;

•	through designated agents; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities or preferred securities of the trusts through any of these methods or other methods described in the applicable prospectus supplement.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc. (FINRA), the maximum amount of underwriting compensation, including underwriting commissions or discounts, to be received by all FINRA members or independent broker-dealers may not exceed 8% of the aggregate principal amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

In some cases, we and any trust may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus and the applicable prospectus supplement may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement. In addition, we, either of the trusts named above or any of their or our respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after the initial sale. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices.

The securities, including securities issued or to be issued by us or the trusts or securities borrowed from third parties in connection with arrangements under which we or the trusts agree to issue securities to underwriters or their affiliates on a delayed or contingent basis, that we and any trust distribute by any of these methods may be sold to the public, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

This prospectus may be delivered by underwriters and dealers in connection with short sales undertaken to hedge exposures under commitments to acquire securities of us or the trusts to be issued on a delayed or contingent basis.

We and the trusts may solicit, or may authorize underwriters, dealers or agents to solicit, offers to purchase securities directly from the public from time to time, including pursuant to contracts that provide for payment and delivery on future dates. We and the trusts may also designate agents from time to time to solicit offers to purchase securities from the public on our or the trusts’ behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we or the trusts may pay the agents and will describe the material terms of any such delayed delivery arrangements, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

In connection with the sale of securities, underwriters may receive compensation from us or the trusts or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us or the trusts, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement.

We or the trusts may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the trusts or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or the trusts in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

Unless otherwise specified in the applicable prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the Common Stock. Any Common Stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We and the trusts may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

If dealers are utilized in the sale of the securities, we and the trusts will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.

We and the trusts may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities which may entitle these persons to indemnification by us and any trust against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make. Any agreement in which we or the trusts agree to indemnify underwriters, dealers and agents against civil liabilities will be described in the applicable prospectus supplement.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price stated in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. These contracts will be subject to only those conditions stated in the prospectus supplement, and the prospectus supplement will state the commission payable to the solicitor of such offers.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or solicit an offer to buy any securities in any jurisdiction where the offer or sale is not permitted.

Underwriters, dealers and agents, and their respective affiliates and associates, may engage in transactions with or perform services for us or the trusts, or be customers of ours or the trusts, in the ordinary course of business.

Remarketing Transactions and Other Resales

We, the trusts or any of their or our respective affiliates may use this prospectus in connection with offers and sales of the securities in remarketing transactions and other resales. In a remarketing transaction, we or the trusts may resell a security acquired from other holders, after the original offering and sale of the security. Resales may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, our affiliates or affiliates of either of the trusts may act as principal or agent, including as agent for the counterparty in a transaction in which the affiliate acts as principal, or as agent for both counterparties in a transaction in which the affiliate does not act as principal. Our affiliates and affiliates of any of the trusts may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

In connection with a remarketing transaction, one or more firms, referred to as “remarketing firms”, may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us or the trusts. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. The applicable prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us or the trusts and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled to indemnification by us or the trusts under agreements that may be entered into with us or the trusts against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us and the trusts in the ordinary course of business.

Sales by Selling Securityholders

Selling securityholders may use this prospectus in connection with resales of the securities. The applicable prospectus supplement will identify the selling securityholders and the terms of the securities. Selling securityholders may be deemed to be underwriters in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. The selling securityholders will receive all the proceeds from the sale of the securities. We will not receive any proceeds from sales by selling securityholders.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for Prudential Financial by corporate counsel for Prudential Financial, who may be any of Susan L. Blount, Esq., John M. Cafiero, Esq. or Brian J. Morris, Esq., and for the underwriters, dealers or agents by Cleary Gottlieb Steen & Hamilton LLP. Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the trusts and its preferred securities will be passed upon for the trusts and us by Richards, Layton & Finger, P.A. Richards, Layton & Finger, P.A. may rely as to matters of New York and New Jersey law upon the opinion of our corporate counsel. Our corporate counsel may rely as to matters of Delaware law upon the opinion of Richards, Layton & Finger, P.A. As of the date of this prospectus, each such corporate counsel for Prudential Financial owned less than 1% of the Common Stock of Prudential Financial. Cleary Gottlieb Steen & Hamilton LLP regularly provides legal services to us and our subsidiaries.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal controls over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.